UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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AXIS CAPITAL HOLDINGS LIMITED
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AXIS

Specialty Solutions, Elevated

2024 Proxy Statement

and Notice of Annual General Meeting of Shareholders

Letter from Board Chair
April 4, 2024
Dear Fellow Shareholders:
Thank you for your continued investment and support during what was a milestone year for AXIS.
In 2023, we made great strides in advancing our strategy designed to elevate the Company as a specialty underwriting leader.
An important achievement in 2023 was record production within our Insurance segment, driven by the growth of both existing and new business in attractive specialty markets. This was coupled with the effective repositioning of our Reinsurance segment to focus on targeted specialist lines, while prioritizing consistent profitability and reduced volatility.
Our efforts also included “How We Work,” a program that we launched in 2023 to elevate all aspects of how we operate. How We Work is engaging teammates across every functional area and at all levels of the Company with an aim of becoming a more agile, integrated, and efficient organization. At the same time, we continued to reinforce and emphasize the rigorous underwriting culture and collaborative workplace environment that is at the heart of our business.
Our strong underlying profitability and capital position enabled AXIS to return $153 million to shareholders during the past year via dividends on our common stock. Also, in December 2023 the Board authorized a $100 million share buyback, signifying our confidence in the Company’s value proposition and long-term prospects. While investing in the business to drive profitable growth remains our top priority for capital deployment, we have repurchased shares and intend to continue doing so when we see opportunities to create value for our shareholders.
Leadership, Board Engagement and Board Refreshment
A successful organization requires strong leadership. The Board would like to thank Vince Tizzio, who assumed the CEO role in May 2023, and the talented team under his direction, for driving our progress, delivering positive financial and operating performance, and positioning AXIS for even greater accomplishments in the future.
As we’ve shared previously, in recent years AXIS has made a concerted effort to refresh its Board to balance the perspectives of longer-tenured and new directors. Reflective of this, in January of 2024, we were very pleased to welcome our newest member, Stan Galanski. A veteran of the insurance industry, Stan has held CEO and C-Suite roles at major and mid-size insurance carriers, and brings vast underwriting, operational, and global market experience. Over the past six years, AXIS has added nine new directors, including Stan, to the Board, which now consists of twelve members, of whom eleven are independent.
Culture and Citizenship
Even as AXIS has undergone a sweeping changes in our business, one thing that has remained constant is the priority we place on fostering a positive workplace environment that is both performance and values-driven.

This includes encouraging a culture that promotes diversity, inclusion, and equity where all of our colleagues are comfortable bringing their whole selves to work. These efforts are reflected in our Employee Resource Groups (ERGs) and other educational and awareness programs aimed at supporting a “One AXIS” culture, as well as the physical and mental well-being of our people.
In parallel, we continue to leverage our corporate platform to address climate risk and environmental sustainability. This is not simply altruism, as we strongly believe that a focus on sound responsible business practices is consistent with our mission of helping customers manage risks – including through our leading Renewable Energy business, as well as by mitigating the risks to our own Company.
We are honored that our corporate citizenship efforts continue to receive independent recognition. Last year, AXIS was included in the Bloomberg 2023 Gender-Equality Index and Forbes 2023 America’s Best Midsize Employers, among numerous industry honors.
Finally, as we announced in February, I have made the decision to transition from Chair to a Director seat on the Board and will be succeeded by W. Marston (Marty) Becker. There is no better individual to succeed me than Marty. He has held numerous Chair and CEO roles for publicly traded and private insurance, reinsurance, and insurance brokerage organizations in Bermuda, the United Kingdom, the United States, and Australia. Moreover, Marty brings first-hand experience leading insurance and reinsurance carriers to transform their businesses while driving shareholder value creation. AXIS will benefit enormously from his leadership, perspective, and wisdom.
On a personal note, it has been my privilege to serve as Chair of AXIS these past four years and I express my deep appreciation to Vince, my fellow Directors, and the AXIS team. I also extend my gratitude to our immediate past President and CEO Albert Benchimol – we are deeply appreciative for his years of leadership and all of his contributions to AXIS.
In summary, our ambition to be a rising specialty underwriting leader have required a Company-wide effort to reorient our strategy, enhance our portfolio, and invest in the talent and culture of our organization. With these actions generating traction, we are well positioned to further elevate all aspects of our business — taking our specialty products and capabilities, customer service, operational execution, and our overall performance to a higher level. We look forward to reporting to you on our progress.

Letter from CEO
April 4, 2024
Dear Fellow Shareholders:
On behalf of our management team, thank you for your investment in AXIS — and for your support during my first year as Chief Executive Officer.
The past year was transformative for our Company, as we made tremendous progress toward our ambition of elevating AXIS as a specialty underwriting leader.
Indeed, we emerged from 2023 with strong forward momentum, propelled by record production and confidence that we are firmly on a path to delivering increased value to our shareholders, customers, teammates, and the markets and communities we serve. We believe the Company is on a clear trajectory to becoming a specialty underwriter that consistently generates double-digit , combined ratios in the low 90’s, consistent profitable growth, and book value per share growth.
Among our accomplishments in 2023, we advanced our targeted underwriting strategy, further developed a diversified and resilient portfolio, and strengthened our operating model to meet our financial objectives. Moreover, we sharpened our focus on attractive specialty markets, exhibited strong cycle management, and identified new revenue opportunities that lean into our strengths.
In parallel, we launched our “How We Work” program and took important steps forward in enhancing our operational backbone while improving efficiency and connectivity – and we have continued to make investments in people, products, platforms, and processes to support our aspirations.
The 2023 results included a net reserve strengthening of $425 million pre-tax in the fourth quarter, predominantly related to 2019 and older accident years. We believe this action, which enables us to continue on our strong positive trajectory, was prudent in light of the current economic and social inflation trends impacting the overall U.S. Casualty market. It also underscores the commitment to strength and stability that have earned AXIS a position of trust with our policyholders and shareholders. The Company’s operating subsidiaries have maintained a financial strength rating of "A+" ("Strong") from Standard & Poor’s and "A" ("Excellent") from A.M. Best.
Focus on Profitable Growth, Well-Positioned Insurance and Reinsurance Portfolios
Our progress has already yielded tangible results in the Company’s performance.
By the numbers, in 2023, we generated net income of $346 million, operating income of $486 million, return on average common equity of 7.9%, and operating return on average common equity of 11%. Excluding the reserve strengthening, our operating return on average common equity was18.5%.1
We achieved record performance in several areas including our premium production, which was the highest in our company’s history at $8.4 billion — and our net investment income was also a record $612 million.
Further, we delivered a current accident year combined ratio of 91.8%, a 4.5 point year-over-year improvement.

1.Operating income (loss), operating return on average common equity ("OROACE") and adjusted operating return on average common equity ("Adjusted OROACE") are non-GAAP financial measures as defined in Item 10(e) of SEC Regulation S-K. The reconciliations to the most comparable GAAP financial measures, net income (loss) and ROACE, respectively, and a discussion of the rationale for the presentation of these items are provided in Appendix 1.

Looking at our segment results, our Insurance business had an excellent year, generating record production every quarter and ending 2023 with gross premiums written of $6.1 billion. We grew across nearly all lines, with particular strength in our U.S. Wholesale business — where we are a leading player, and our Lloyd’s specialty business, where we are recognized as a top ten leader and outperforming syndicate. The Insurance segment's combined ratio for 2023 was 92.5%, including 5.1% of net adverse prior year reserve development and 3.2% of catastrophe and weather-related losses.
In parallel, we have reshaped AXIS Re to be a targeted, specialist reinsurer focused on delivering more consistent profitability and reduced volatility. On a gross basis, our Reinsurance segment is now a $2.2 billion portfolio, comprised predominantly of attractive specialist business, and we are securing premium adequate pricing across virtually all lines. The Reinsurance combined ratio for the year was 107.6%, which included 14.6% of net reserve strengthening.
Delivering on Strategic Priorities
To deliver on our goals and achieve our financial ambitions, we are relentlessly executing against our strategy. I’ll highlight select core elements:
We continue to operate in attractive markets and are making decisive choices on where to compete and allocate our capital, while tapping new sources of revenue.
We are building on our strength as a specialty underwriter that brings tailored solutions to our targeted markets and distribution channels. At the center of this strategy is our Insurance book, which represented nearly 75% of our gross premiums written as of 2023 year-end.
Our Insurance business is well positioned to capitalize on favorable conditions in growing markets where AXIS maintains leadership positions, differentiated services, and strong distribution relationships.
By example, we have leaned into our U.S. Wholesale business to drive five consecutive years of double-digit growth. This progress was propelled in part by the launch of a designated Wholesale division in 2022, with dedicated teams and resources focused on driving profitable growth within the channel.
Within our London specialty business, a prime example is Renewable Energy where we are capitalizing on our leadership position in this burgeoning market to drive further profitable growth as the world transitions to cleaner energy forms. We recently intensified our commitment to this market with the creation of AXIS Energy Resilience Syndicate 2050, the first-ever Lloyd’s syndicate to exclusively underwrite energy transition risks.
Moreover, we’re moving decisively to capitalize on emerging growth opportunities — including adjacent markets where we have not yet had a presence. In 2023, this included the launch of our North America Inland Marine unit; the extension of our London Specialty products to North America – including, to-date, U.S. Marine Cargo and Construction lines; and the growth of a dedicated Wholesale Lower Middle Market unit, which produced 48% year-over-year growth.
We are also leaning into our ILS business. In September 2023, we partnered with Stone Point Credit to launch Monarch Point Re, a collateralized reinsurer that operates in Bermuda and underwrites a diversified portfolio of casualty reinsurance business retroceded by AXIS subsidiaries. This venture further demonstrates our desire and ability to meet the needs of our customers and distribution partners by expanding our specialty reinsurance capacity.
In the cyber-security insurance area, where AXIS has been an industry leader, we closed the first 144A cyber catastrophe bond – Long Walk Re, providing several of the Company’s subsidiaries with fully collateralized indemnity reinsurance protection for systemic cyber events on a per occurrence basis. Long Walk Re speaks to our ability to develop innovative specialty solutions to address the challenges in a dynamic marketplace.
We are investing in building best-in-class capabilities in underwriting, claims, and operations.
In 2023 we made strong progress across a number of fronts. As respects talent, throughout numerous areas of the business and at nearly every level of the organization — particularly within our underwriting ranks — we attracted strong personnel to complement our existing team, while also identifying opportunities to grow from within.

A great representation of this is our Executive Committee where we welcomed a number of new leaders who made an immediate positive impact including Head of North America Mike McKenna, Chief Claims Officer Megan Watt, Chief Operating Officer Celeste Cooke, and, in 2024 we welcomed Global Chief Information Officer Stephen Lord. In parallel, we grew from within as we elevated AXIS Re CEO Ann Haugh and Head of Global Markets Mark Gregory to our Executive Committee, and promoted General Counsel Conrad Brooks to Chief Administrative and Legal Officer.
Within our Claims and Operations functions, we deepened the leadership bench for both units and repositioned their operating models to align more closely with our underwriting and business priorities, while improving efficiencies.
Investments in technology are also contributing to our enhanced capabilities. In 2023, we hired a new Chief Data & Analytics Officer Rebecca O’Kill, with a mandate to drive global data strategy, help support the underwriting process, and partner with our teams to deliver business intelligence and insights. Artificial intelligence (AI) is another area we are exploring, with a focus on harnessing AI’s power to augment our overall effectiveness.
We are improving how we operate to become a more integrated, efficient company.
Our “How We Work” program, launched in 2023, is at the core of these efforts. The key objectives are straightforward: implementing operating model improvements focused on enhancing organizational efficiency, making investments that empower our colleagues and optimize their effectiveness while improving service quality, accelerating profitable growth, and ensuring more consistent profitable results are delivered.
Our progress will be evidenced by our sustained underwriting results and an improving expense ratio, complemented with engaged AXIS colleagues that are collectively focused on achieving our financial objectives.
Corporate Citizenship
As a business motivated by a strong purpose — to give people and organizations the confidence they need to pursue their goals and ambitions — AXIS believes we have a responsibility to improve the lives of our customers, teammates, and communities.
Our Citizenship program is focused on key areas where we believe we can make the greatest impact: protecting our planet, fostering inclusion, and investing in our communities.
In 2023, we announced our commitment to a 50% absolute reduction of Scope 1 and 2 greenhouse gas (GHG) emissions by 2030 across our global operations, using a 2019 baseline. These science-based aligned GHG reduction targets are consistent with the Paris Agreement and are designed to advance the goal of mitigating climate risk and supporting the transition to a low-carbon economy.
With respect to Diversity, Equity and Inclusion, we have set goals to achieve overall global gender parity in all levels of our workforce and to increase diversity within our senior leadership by 2025. In 2023, we progressed this goal through programs in areas like internal education and awareness, recruitment and mobility, and career development.
At the community level, through our philanthropic efforts, AXIS and our people are empowered to give back at global, local, and individual levels. Indeed in 2023, we supported more than 200 causes while hosting volunteer events throughout the world.
As we progress further into 2024, we will also leverage our voice and global platform to help address the mental health crisis and to improve awareness and education both within AXIS and throughout our industry.
Elevating Our Brand
To signify our ambition to achieve leadership in specialty insurance and reinsurance, we refreshed the Company’s brand in 2023. Our brand’s promise is embodied in a new tagline — Specialty Solutions, Elevated — that expresses our determination to go above and beyond in developing tailored products and services that directly meet the evolving needs of our customers. We also are sending a message to our teammates about the role that each of us can play — by elevating our personal and team performance – to advance the business results of AXIS as a whole.

Strong Path Forward
In 2023, AXIS elevated virtually all aspects of our business and how we go to market. With strong financial results and building momentum in our performance — we believe AXIS is on a clear trajectory to becoming a specialty underwriting leader.
Moreover, our team has worked diligently to enhance our portfolio mix, making AXIS well-positioned to further take advantage of generally favorable market conditions. We have a number of investments underway in our people, our operating capabilities, and our range of specialty products. And we have demonstrated our ability to enhance our leadership position in attractive specialty Insurance and Reinsurance markets, while providing exceptional service to customers.
Finally, in 2023, AXIS celebrated several longtime leaders who transitioned out of the Company. I express my deep appreciation to our former President and CEO Albert Benchimol for his years of leadership, as well as his support and counsel as I stepped into the role of CEO this past May. I also congratulate Chief People Officer Noreen McMullan and AXIS Wholesale CEO Carlton Maner on their retirements and extend my gratitude for the partnership that we shared, and for all that they’ve done for AXIS.
At every level of the organization, AXIS is supported by a team that is fully committed to bringing value to our policyholders and our stakeholders — and across our global platform, we are united in the pursuit of our strategic objectives. Thank you to our AXIS family of colleagues, customers, distribution partners and shareholders who inspire us to pursue ambitious goals. To the members of the Board, I am deeply grateful for your commitment and support for AXIS. We are excited for what the future holds and believe that we are only just beginning to tap into this Company’s significant potential.

Notice of Annual General Meeting of Shareholders

We will hold the 2024 Annual General Meeting of Shareholders (the “Annual General Meeting”) of AXIS Capital Holdings Limited, a Bermuda company, (the “Company” or “AXIS”) on Thursday, May 16, 2024 at 8:30 a.m. ADT, Eastern Time, for the following purposes:
DATE AND TIME Thursday, May 16, 2024 at 8:30 a.m. ADT

1	To elect the four Class I Directors listed herein to hold office until 2027;

2	To approve, by non-binding vote, the compensation paid to our named executive officers;

3
To appoint Deloitte Ltd., Hamilton, Bermuda, to act as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm; and

LOCATION AXIS House 92 Pitts Bay Road Pembroke HM 08 Bermuda

4	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

G. Christina Gray-Trefry
General Counsel and Corporate Secretary
April 4, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 16, 2024. This Notice of Annual General Meeting of Shareholders and the attached proxy statement are being distributed or made available, as the case may be, on or about April 4, 2024. The proxy statement and the Form 10-K for fiscal year 2023 are available at https://materials.proxyvote.com/G0692U.
Your vote is very important. Whether or not you plan to attend the Annual General Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to “Voting and Meeting Information” for additional information.

RECORD DATE March 15, 2024

AXIS 2024 Proxy Statement	i

ii	AXIS 2024 Proxy Statement

When used in this proxy statement, the terms "we," "us," "our," "the Company," "AXIS," and "AXIS Capital" refer to AXIS Capital Holdings Limited.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts included in this report, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States ("U.S.") federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. Results may differ materially from those expressed or implied by forward-looking statements. Factors that can cause results to differ materially include those described under “Forward Looking Statements” in AXIS Capital’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and other reports filed with the SEC and available on our website. The inclusion of forward-looking and other statements in this proxy statement or on our website that may address our corporate citizenship initiatives, progress, plans and goals is not an indication that they are necessarily material to investors or required to be disclosed in our filings with the SEC. Such statements may contain estimates, make assumptions based on developing standards that may change and provide aspirational goals and commitments that are not intended to be promises or guarantees. Readers are cautioned not to place undue reliance on forward-looking statements and such other statements, which speak only as of the date they are made. AXIS Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS 2024 Proxy Statement	iii

Proxy Summary

A brief look at some of our highlights from the past year.

Axis 2024 Proxy Statement

Proxy Statement Summary

This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote.				DATE AND TIME Thursday, May 16, 2024 at 8:30 A.M. ADT

Ways to Vote

	BY PHONE 1-800-652-8683 (US or Canada)	BY MAIL Sign, date and return your completed voting infor- mation form or proxy card

	BY INTERNET www.investorvote.com/AXS	IN PERSON You may also vote in person during the 2024 Annual Meeting		LOCATION AXIS House 92 Pitts Bay Road Pembroke HM 08 Bermuda

Agenda and Vote Recommendations

Proposal		Vote Recommendation	For More Information

1	Election of the four Class I directors to the Board	FOR each nominee	Page 7

2	Company's executive compensation ("Say on Pay")	FOR	Page 43	RECORD DATE March 15, 2024

3	Appointment of Deloitte Ltd. ("Deloitte") as the Company's independent registered public accounting firm for the 2024 fiscal year	FOR	Page 101

We may also transact any other business that may properly come before the meeting. As of the date of this proxy statement, we are not aware of any business to be presented for consideration other than the matters described in this proxy statement.
Please refer to "Voting and Meeting Information” for additional information.

2	AXIS 2024 Proxy Statement

Proxy Statement Summary

2023 Company Financial Performance
In 2023, Mr. Tizzio and his leadership team initiated a new strategic transformation to make AXIS more profitable, agile and efficient. Financially, results were outstanding. Book value grew 15.1% to finish the year at $54.06 per share. We made underwriting income(1) despite strengthening reserves and a tough weather year for the industry. We also improved gross premium by 2% and achieved record levels of investment income.

Operating return on average common equity (“OROACE”)(2) is the financial metric under our Annual Incentive Plan. In order to fairly access the Company's underlying performance for the year, the Human Capital and Compensation Committee evaluated OROACE results on an adjusted basis excluding the impact of the reserve strengthening ("Adjusted OROACE").(3) Relative total shareholder return as compared to our performance peers (“rTSR”) was the Company’s sole financial metric for its performance-vesting restricted stock unit awards (“PSUs”) issued in 2021 - 2023. Commencing in 2024, the PSU awards will include an additional metric of absolute growth in diluted book value per share, adjusted for dividends, movement in accumulated other comprehensive income, share buybacks, and material accounting changes ("Adjusted DBVPS Growth").(4) Absolute TSR Compound Annual Growth Rate ("CAGR") is the performance metric under the PSUs granted to our Chief Executive Officer in connection with his promotion.
AXIS' 2023 financial results for these key metrics on an absolute basis are set forth below:

OROACE(2)	Adjusted OROACE(3)	ROACE(5)	Book Value Per Diluted Common Share(6)	Total Shareholder Return(7)

11.0%	18.5%	7.9%	$54.06	5.5%

-.1% pts from 2022		+3.6 pts from 2022	+15.1% from 2022	+2.9% from 2022

(1)Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to the most comparable GAAP financial measure, net income (loss), is provided in Appendix 1.
(2)"OROACE" is operating return on average common equity and is calculated by dividing operating income (loss) for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period. OROACE is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to the most comparable GAAP financial measure, ROACE, along with a discussion of the rationale for the presentation, is provided in Appendix 1.
(3)"Adjusted OROACE" is operating return on average common equity excluding the impact of the reserve strengthening in 2023. Adjusted OROACE is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to the most comparable GAAP financial measure, ROACE, along with a discussion of the rationale for the presentation, is provided in Appendix 1.
(4)"Adjusted DBVPS Growth" is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. Adjusted DBVPS Growth measures absolute growth in diluted book value per share, adjusted for dividends, movement in accumulated other comprehensive income, share buybacks, and material accounting changes. This is a new metric effective for 2024 and results under this new metric are not presented in this proxy statement.
(5)"ROACE" is return on average common equity and is calculated by dividing income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
(6)"Book Value per Diluted Common Share" or "DBVPS" represents common shareholders’ equity divided by the number of diluted common shares outstanding, determined using the treasury stock method. Cash-settled restricted stock units are excluded.
(7)One-year absolute Total Shareholder Return with dividends reinvested, sourced from S&P Capital IQ.

AXIS 2024 Proxy Statement	3

Proxy Statement Summary

Corporate Citizenship
At AXIS, our purpose is clear: by helping people and organizations around the world manage risk, we give them the confidence to pursue their goals and ambitions. Our Corporate Citizenship program, designed to address environmental, social and governance (ESG) factors and focusing on issues like the impact of climate change and diversity, equity and inclusion (DEI), is one of many ways we help advance this purpose.
For more information on the Company’s corporate citizenship initiatives, see "Corporate Governance – Corporate Citizenship & Sustainability."
Human Capital Management
We believe our teammates distinguish us from our competitors and are critical to our success as a focused specialty underwriter that leads with purpose. As a result, one of our core strategies is to invest in and support our teammates including with respect to talent development, health, safety and wellness, DEI, employee engagement and compensation and benefits.
For additional information on our human capital management, please refer to "Corporate Governance – Human Capital Management."
Leadership Transition
Effective May 4, 2023, Vincent Tizzio succeeded Albert Benchimol as our President and Chief Executive Officer and as a director. Since assuming the position, Mr. Tizzio has made progress in executing the Company's strategic imperatives, improving key operating and underlying financial metrics in 2023. We believe Mr. Tizzio has taken our strategy to the next level, and leading by example, he has set clear expectations for the fast execution of that strategy.
As planned, upon Mr. Tizzio's succession to President and Chief Executive Officer, Albert Benchimol assumed a new role as a strategic advisor through December 31, 2023 and then departed the Company.
For more information regarding compensation matters related to AXIS' leadership transition, see "Compensation Discussion and Analysis."
Executive Compensation
Key compensation actions for 2023 included aligning pay and performance by:
•Rewarding outstanding underlying financial results and progress on our strategic business goals by paying the CEO and Named Executive Officers' annual incentive at a range of 90 to 120% of target.
•Paying no amount for the 2021 performance based restricted stock units, due to our relative total shareholder return for the past three-year period lagging behind our peers.
•For more information on executive compensation, see "Compensation Discussion and Analysis" and "Executive Compensation."
Corporate Governance Highlights
Corporate governance continues to be an area of significant focus for our Board. Our current governance practices include the following, many of which are discussed in further detail throughout this proxy statement:
•Regular shareholder engagement
•Annual Board and committee self-evaluations
•Majority independent Board and fully independent Audit, Human Capital and Compensation, and Corporate Governance, Nominating and Social Responsibility Committees

4	AXIS 2024 Proxy Statement

Proxy Statement Summary

•None of our directors serve on the board of directors of more than three other publicly-held corporations
•Majority vote standard for election of directors
•No stockholder rights plan (“poison pill”)
•Shareholders holding 10% or more of our outstanding stock have the right to call a special meeting
Shareholder Engagement and Responsiveness to 2023 Say on Pay Vote
In addition to our regular investor relations efforts, we have a robust shareholder outreach program. Shareholder feedback is shared with the Board and helps to inform enhancements to our executive compensation, governance and corporate citizenship practices.
In 2023 we reached out to shareholders representing over 60% of our outstanding common shares. In the spring, we held meetings with holders representing approximately 29% of our outstanding shares and in the fall, we held meetings with holders representing approximately 21% of our outstanding shares. Michael Millegan, our Human Capital and Compensation Committee Chair, and our Board Chair, Henry Smith, led engagement efforts and actively participated in all of the meetings.
Our 2023 Say on Pay vote received support from 78% of the votes cast. During our comprehensive outreach campaign, we sought to better understand our shareholders’ perspectives on our executive pay programs and learned that much of the feedback related to the legacy contract with our former CEO. We believe we have substantially resolved their concerns in the new employment contract with Mr. Tizzio, which is aligned with current market practices and substantially reduces the total severance payable upon the Company's termination of the agreement.
For more information on shareholder engagement and our response to the 2023 Say on Pay vote, see "Compensation Discussion and Analysis – Executive Summary – Shareholder Engagement and Responsiveness to 2023 Say on Pay Vote."
Prompt return of your proxy will help reduce the costs of re-solicitation.

AXIS 2024 Proxy Statement	5

Proposal One

Election of Directors

Axis 2024 Proxy Statement

Proposal 1: Election of Directors
Board Structure
Our Board is divided into three classes, designated as Class I, Class II and Class III. The term for each Class I director expires at this year’s Annual General Meeting to be held on May 16, 2024; the term for each Class III director will expire at the Annual General Meeting in 2025; and the term for each Class II director will expire at the Annual General Meeting in 2026. At each annual general meeting of the Company, the successors of the class of directors whose term expires at that meeting will be elected for a term expiring at the annual general meeting to be held in the third year following the year of their election.
Four Class I directors are to be elected at this year's Annual General Meeting, to serve until the Company’s Annual General Meeting in 2027. All of the nominees are currently directors. Our Corporate Governance, Nominating and Social Responsibility Committee recommended all of the nominees to our Board for election at the meeting and all nominees have consented to serve on our Board. We do not expect that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the Annual General Meeting, proxy cards authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by our Board.
Our Board has reviewed its classified board structure and continues to believe that this structure provides greater stability and continuity in the Board’s membership and in the direction and guidance that it provides to the Company’s management. As compared to an annual election process, this approach promotes a long-term perspective of our strategic objectives and has proved beneficial to our CEO and executive management in establishing the Company’s short- and long-term priorities. The classified board structure also ensures that at any given time, a majority of the directors serving on the Board will have substantial knowledge of the Company and its business, values, competitive environment, risks and strategic goals. We believe directors who have experience with the Company are better positioned to make decisions that are best for the Company and its shareholders, particularly given the complexity of the specialty insurance industry. In addition, three-year terms assist in recruiting highly qualified directors who are willing to commit the time and resources to develop a deep understanding of the Company and its business, and encourage a long-term view. After carefully considering the arguments for and against continuation of the classified board structure, we believe that a classified election process remains in the best interests of the Company and our shareholders.
Our classified structure has not impeded refreshment of our Board. Since 2018, we have added nine new directors, with a variety of backgrounds and skill sets. 75% of our current directors joined the board since 2018. Our Corporate Governance, Nominating and Social Responsibility Committee believes that the most effective boards have directors with a balanced range of tenures, combining Company history with fresh perspectives. To that end, the Corporate Governance, Nominating and Social Responsibility Committee regularly tracks the span of director tenures, together with its review of skills, backgrounds and personal attributes.
Skills, Qualifications and Experience of Directors
For the Board to satisfy its oversight responsibilities effectively, the Board seeks members who combine the highest standards of integrity with significant accomplishments in their chosen fields. The Corporate Governance, Nominating and Social Responsibility Committee is responsible for recommending qualified candidates for directorships to be filled by the Board or by our shareholders. Directors are expected to bring a diversity of experiences, skills and perspectives to our Board.

AXIS 2024 Proxy Statement	7

Proposal One

The Committee considers the qualities of intelligence, honesty, perceptiveness, good judgment, high ethics and standards, integrity and fairness to be of paramount importance. It also examines experience, diversity, knowledge and skills in business judgment, leadership, strategic planning, general management practices and crisis response. In addition, the Committee looks for candidates with financial expertise and a willingness and ability to commit the time required to fully discharge their responsibilities to the Board. The Committee evaluates candidates based on their qualifications and not based on the manner in which they were submitted for consideration.
The Committee views diversity as an essential element of our Board’s composition and effectiveness. Attributes that will be additive to our overall Board's diversity, such as race, gender identity, age, sexual orientation, ethnicity and national origin, are considered in the identification and evaluation of our director candidates.
As reflected in the chart below, we believe our Board offers a diverse range of skills and experience to provide effective oversight of the Company and create long-term growth through successful execution of the Company's strategic initiatives.

Directors	Becker	Davis	Dowling	Galanski	Hardwick	Millegan	Ramey	Smith	Theis	Tizzio	Yastine	Zlatkus

Experiential Criteria(1)
Public Company Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Digital Experience					✓	✓					✓
Insurance Experience	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓
Reinsurance Experience	✓	✓	✓	✓				✓	✓	✓
Finance Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓
International Experience	✓	✓		✓	✓	✓	✓	✓	✓	✓		✓
Banking Experience	✓	✓			✓			✓			✓	✓
Legal/Regulatory Experience	✓		✓	✓					✓
Composition
Other Current U.S.-Listed Public Boards	1	1	0	0	0	2	0	0	0	0	3	1
Average Age = 66.5 years	71	75	65	65	51	65	80	75	66	57	64	65
Average Tenure = 7.3 years	3.8	22.4	4.2	0.2	5.4	3.0	14.7	19.9	3.0	0.9	5.7	5.0
Racially/Ethnically Diverse						✓
Gender Diverse			✓		✓						✓	✓
1.Competencies with a “✓” indicate substantial professional experience.

8	AXIS 2024 Proxy Statement

Proposal One

Board Refreshment Process
Our Board is committed to orderly director succession planning and having a diversity of perspectives, skills and experiences on our Board aligned with our long-term strategy. While our Board benefits immensely from the industry expertise of our longer-tenured directors, we recognize the importance of regular, thoughtful refreshment and have launched a director succession planning process starting in 2018. The Committee identified the skills and experience that are needed to lead the Company into the future, in line with our evolving strategy, and therefore, we evaluated director candidates based upon these desired qualities, attributes and skills. Our Corporate Governance, Nominating and Social Responsibility Committee has engaged a third-party search firm to identify and evaluate potential candidates for service on our Board. This succession planning has been conducted over time, as part of a multi-stage process, to ensure that the Company continues to benefit from the Company-specific expertise of our longer-tenured directors, balanced with the fresh perspectives brought by our newer directors.
Our director succession planning and refreshment process emphasizes the importance of diversity, including diversity of race, gender identity, age, sexual orientation, ethnicity and national origin, geographic location and cultural background. Our process is also focused on expanding the collective skills and experience of our Board with our new directors bringing deep industry and financial expertise, regulatory experience, innovative thinking and strategic perspective. The Committee considers a broad spectrum of backgrounds, skills and personal and professional experiences to ensure a strong and effective Board that is responsive to the Company's evolving needs.
Due to the Company's proactive approach to director succession planning, the Company added four independent directors with diverse and valuable skill sets in the last four years. Additionally, nine of the Board's twelve directors joined the Board in July 2018 or later, including four women and one racially/ethnically diverse director. We believe that these actions bring fresh perspectives and deliberations to our Board and reflect our commitment to Board refreshment.

AXIS 2024 Proxy Statement	9

Proposal One

Board Diversity
While we have not adopted a formal Board diversity policy, the Corporate Governance, Nominating and Social Responsibility Committee views diversity as a key element of our Board’s composition and effectiveness. The Committee also believes that it is desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.
Highlights of our directors include the following:

11 out of 12 Directors are independent

7.3 years Average Director Tenure

42% 5 out of 12 Directors are gender or racially/ethnically diverse

10	AXIS 2024 Proxy Statement

Proposal One

Director Nominees
The table below sets forth the names, ages, classes and positions of the nominees who are standing for election at this year's Annual General Meeting. The biographies that follow provide business experience and public company directorships held during the last five years.

Name	Age	Class	Position	Since
Charles Davis	75	I	Independent Director	November 2001
Elanor Hardwick	51	I	Independent Director	November 2018
Axel Theis	66	I	Independent Director	April 2021
Barbara Yastine	64	I	Independent Director	July 2018

Recommendation of the Board The Board recommends that you vote “FOR” the election of these nominees.

Charles Davis

Experience
•Current Chief Executive Officer of Stone Point Capital LLC, serving since June 2005.
•Held various executive positions at MMC Capital, Inc., a subsidiary of Marsh & McLennan Companies, Inc., from 1998 until May 2005, serving as the Chief Executive Officer from 1999 to 2005 and as Chairman from 2002 to 2005. Also served as a Vice Chairman of Marsh & McLennan Companies, Inc. from 1999 to November 2004.
•Spent 23 years at Goldman Sachs & Co. LLC, where, among other positions, Mr. Davis served as head of Investment Banking Services worldwide; head of the Financial Services Industry Group; General Partner; Senior Director; and Limited Partner.
U.S.-listed Company Boards
The Progressive Corporation. Former director of The Hershey Company from 2007 to 2021.
The Board believes that Mr. Davis is qualified to serve as a director based on his distinguished career in investment banking, his extensive knowledge of corporate finance and his experience in the insurance industry.

Age: 75

Education: B.A. from the University of Vermont and M.B.A. from Columbia Business School

Committees: Member of Finance Committee, Risk Committee and Executive Committee

AXIS 2024 Proxy Statement	11

Proposal One

Elanor Hardwick

Experience
•Former Chief Digital Officer of UBS, leading the bank’s innovation and digitization activities across all business lines and functions globally, serving from 2018 to June 2020.
•Served as Head of Innovation of Deutsche Bank from 2016 to 2018, leading innovation across business lines and functions globally and supporting the company’s digital strategy development.
•Served as Chief Executive Officer from 2011 to 2016, of Credit Benchmark Ltd., a FinTech start-up and provider of credit risk data, leading the company from its foundation.
•Held a succession of senior leadership positions at Thomson Reuters from 2005 to 2011 including Global Head of Strategy, Investment and Advisory; Global Head of Professional Publishing; and Head of Strategy for Europe and Asia.
•Held positions at Morgan Stanley International from 2002 to 2005; Booz-Allen & Hamilton from 1997 to 2000; and the United Kingdom’s Department of Trade and Industry from 1995 to 1997.
•Currently serves on the boards of Alpha Bank S.A. and Alpha Services and Holdings S.A., an Athens Stock Exchange-listed banking group.
U.S.-listed Company Boards
None
The Board believes that Ms. Hardwick is qualified to serve as a director based on her leadership positions in the financial services and FinTech industries, including her experience leading global innovation and digital strategy initiatives at UBS and Deutsche Bank.

Age: 51

Education: M.A. from the University of Cambridge and M.B.A. from Harvard Business School

Committees: Member of Human Capital and Compensation Committee and Corporate Governance, Nominating and Social Responsibility Committee

12	AXIS 2024 Proxy Statement

Proposal One

Axel Theis

Experience
•Served in various management roles during his distinguished 33-year career with Allianz SE, including as a member of the Allianz Board of Management from 2015 to 2020; Chief Executive Officer of Allianz Global Corporate & Specialty SE from 2006 to 2014; and Chief Executive Officer of Allianz Global Risks Ruckversicherungs from 2004 to 2006.
•Also served on Allianz’s U.K. subsidiary board as Chairman from 2015 to 2018, as a member of the U.S. and Irish subsidiaries of Allianz from 2015 to 2018 and as Chairman of Allianz’ French credit insurance company, Euler Hermes from 2015 to 2019.
U.S.-listed Company Boards
None
The Board believes Dr. Theis is qualified to serve as a director based on his 33 years of multinational experience at Allianz and his experience leading (re)insurance and asset management businesses of significant scale across the European and global markets.

Age: 66

Education: Ph.D. from the Eberhard Karls Universität Tübingen

Committees: Member of Audit Committee and Risk Committee

Barbara Yastine

Experience
•Former Chair and Chief Executive Officer of Ally Bank, a digital banking leader. Served as Chair from 2010 to 2015 and became interim Chief Executive Officer and President in 2011 before serving as Chief Executive Officer and President beginning in 2012. Also served as Chief Administrative Officer of Ally Financial from 2010 to 2012.
•Previously served as a director and co-Chief Executive Officer of privately held Lebenthal Holdings, LLC from September 2015 to June 2016. In November 2017, Lebenthal and certain of its subsidiaries filed voluntary petitions for bankruptcy under Chapter 7 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.
•Held various executive roles at Citigroup and Credit Suisse First Boston spanning over 17 years.
U.S.-listed Company Boards
Primerica, Inc., Zions Bancorporation and Alkami Technology, Inc. Former director of First Data Corporation from September 2016 to July 2019.
The Board believes that Ms. Yastine is qualified to serve as a director based on her more than 30 years of management experience in the financial services and risk management sectors, including her prior role as Chair, Chief Executive Officer and President of Ally Bank.

Age: 64

Education: B.A. in Journalism from New York University and M.B.A. from New York University

Committees: Chair of Corporate Governance, Nominating and Social Responsibility Committee and Member of Audit Committee

AXIS 2024 Proxy Statement	13

Proposal One

Directors Continuing in Office
The table below sets forth the names, ages, classes and positions of the directors who are not standing for election at the Annual General Meeting but whose term of office will continue after the meeting. The biographies that follow provide business experience and U.S.-listed public company directorships held during the last five years.

Name	Age	Class	Position	Since
Vincent Tizzio(1)	57	III	President and Chief Executive Officer	May 2023
W. Marston Becker	71	II	Independent Director	June 2020
Anne Melissa Dowling	65	III	Independent Director	January 2020
Stanley Galanski	65	III	Independent Director	January 2024
Michael Millegan	65	II	Independent Director	April 2021
Thomas Ramey	80	II	Independent Director	July 2009
Henry Smith	75	III	Independent Director	May 2004
Lizabeth Zlatkus	65	II	Independent Director	March 2019

Vincent Tizzio

Experience
•Serves as our President and Chief Executive Officer. Mr. Tizzio previously served as CEO, Specialty Insurance and Reinsurance from June 2022 to May 2023 and as a Senior Advisor - Insurance Market Strategy from January 2022 to June 2022.
•Served as Executive Vice President and Head of Global Specialty at The Hartford from May 2019 through August 2021.
•Prior to joining The Hartford, Mr. Tizzio spent seven years as President and CEO of Navigators Management Company.
U.S.-listed Company Boards
None
The Board believes that Mr. Tizzio is qualified to serve as a director based on his deep knowledge of the specialty insurance industry and his proven track record of managing an insurance business, with a comprehensive understanding of underwriting and go to market strategies.

Age: 57

Education: Education: B.S. from Adelphi University

Committees: Member of Executive Committee

14	AXIS 2024 Proxy Statement

Proposal One

W. Marston Becker

Experience
•Served as Chairman of the Board of QBE Insurance Group from 2014 until April 2020.
•Served as Chairman and Chief Executive Officer of Alterra Capital Holdings Limited from 2006 to 2013, Trenwick Group, Ltd. from 2002 to 2005, the run-off for LaSalle Re Holdings from 2002 to 2008 and Orion Capital Corporation from 1996 to 2000.
•Served as President and Chief Executive Officer of McDonough Caperton Insurance Group, Inc. from 1987 to 1994.
•Holds the Chartered Financial Analyst designation and is an admitted attorney in West Virginia.
U.S.-listed Company Boards
MVB Financial Corp.
The Board believes that Mr. Becker is qualified to serve as a director based on his 37 years of experience, including Chief Executive Officer and Chairman leadership positions in the insurance and financial industries.

Age: 71

Education: B.A. from West Virginia University and J.D. from West Virginia University

Committees: Chair of Risk Committee and Member of Human Capital and Compensation Committee and Executive Committee

Anne Melissa Dowling

Experience
•Served as Director of Insurance for the State of Illinois from 2015 to 2017 and as Deputy (and Acting) Commissioner of Insurance for the State of Connecticut from 2011 to 2015.
•Held executive management roles in the areas of investments, treasury, strategic planning and marketing and governance at Massachusetts Mutual Financial Group; Connecticut Mutual Life Insurance Company; Travelers Insurance Company; and at Aetna Life & Casualty, where she began her career in 1982.
•Holds the Chartered Financial Analyst designation.
U.S.-listed Company Boards
None
The Board believes that Ms. Dowling is qualified to serve as a director based on her insurance industry expertise including 25 years of executive management in the private sector and, most recently in the public sector, as Director of the Illinois Department of Insurance.

Age: 65

Education: B.A. from Amherst College and M.B.A. from Columbia Business School

Committees: Chair of Finance Committee and Member of Risk Committee

AXIS 2024 Proxy Statement	15

Proposal One

Stanley Galanski

Experience
•Currently serves as Chief Executive Officer of G68 Capital, an advisory and consulting firm for the insurance industry.
•Served as President and Chief Executive Officer of The Navigators Group from 2003 until its 2019 acquisition by The Hartford.
•Previously served as CEO of Intercargo Corporation, President of New Hampshire Insurance Company and in various management and underwriting roles at Chubb over a 15-year tenure.
U.S.-listed Company Boards
None.
The Board believes that Mr. Galanski is qualified to serve as a director based on his robust experience in the property and casualty insurance industry, including his deep underwriting knowledge and executive management experience.

Age: 65

Education: B.A. from the University of Pittsburgh

Committees: Member of Risk Committee

Michael Millegan

Experience
•Has served as Founder and Chief Executive Officer of Millegan Advisory Group-3 LLC, a strategic advisory firm for early-stage companies since February 2014.
•Held executive leadership and management roles at Verizon over the course of his 33-year tenure in the areas of digital technology and platforms, cybersecurity, supply chain management, sales, marketing and operations, including President of Verizon Global Wholesale Group, President of Verizon Digital Media Service, Area President of Verizon Midwest Region and Senior Vice President of Verizon Enterprise Operations.
U.S.-listed Company Boards
Portland General Electric Company. Former director of CoreSite Realty Corporation from February to December 2021 prior to its acquisition and Wireless Telecom Group, Inc. from November 2016 to August 2023.
The Board believes that Mr. Millegan is qualified to serve as a director based on his 33 years of leadership experience, including his experience running a business to business network and working with global companies, along with his knowledge in the areas of digital technology and platforms, cybersecurity, supply chain management, sales, marketing and operations.

Age: 65

Education: B.A. from Angelo State University and M.B.A. from Angelo State University

Committees: Chair of Human Capital and Compensation Committee and Member of Finance Committee

16	AXIS 2024 Proxy Statement

Proposal One

Thomas Ramey

Experience
•Former Chairman and President of Liberty International, a wholly owned subsidiary of Liberty Mutual Group, from 1997 to 2009. Also served as Executive Vice President of Liberty Mutual Group from 1995 to 2009.
•Served as President and Chief Executive Officer of American International Healthcare, a subsidiary of AIG, from 1986 to 1992.
•Founder and President of an international healthcare trading company, including health maintenance organization (HMO) consulting and management.
U.S.-listed Company Boards
Former director of UroCor, Inc. from 1996 to 2001 prior to its acquisition by Dianon Systems Inc.
The Board believes that Mr. Ramey is qualified to serve as a director based on his extensive insurance industry knowledge and significant background in international insurance operations, acquisitions and management.

Age: 80

Education: B.A. from Texas Tech University and M.A. from Tulane University

Committees: Member of Audit Committee and Corporate Governance, Nominating and Social Responsibility Committee

Henry Smith

Experience
•Served as the Chief Executive Officer and President of W.P. Stewart & Co., Ltd. from May 2005 to March 2006.
•Former Chief Executive Officer of the Bank of Bermuda Limited from March 1997 to March 2004.
•Joined the Bank of Bermuda in 1973 serving in various senior positions including Executive Vice President and Chief Operations Officer; Executive Vice President Europe; and Senior Vice President and General Manager, Retail Banking.
U.S.-listed Company Boards
None
The Board believes that Mr. Smith is qualified to serve as a director based on his background and extensive international banking experience, including his 31-year career with the Bank of Bermuda.

Age: 75

Education: B.A. from Trinity College-Hartford

Committees: Chair of Executive Committee

AXIS 2024 Proxy Statement	17

Proposal One

Lizabeth Zlatkus

Experience
•Served in various senior leadership positions during her tenure with The Hartford Financial Services Group from 1983 to 2011, including Chief Financial Officer and Chief Risk Officer of the firm and Co-President of Hartford Life Insurance Companies and as Executive Vice President of The Hartford's international operations and the group life and disability divisions.
U.S.-listed Company Boards
Pathward Financial, Inc. (formerly known as Meta Financial Group). Former director of Computer Sciences Corporation from 2016 to 2017 and Boston Private Financial Holdings, Inc. from 2015 to 2021.
The Board believes that Ms. Zlatkus is qualified to serve as a director based upon her leadership experience with insurance organizations, including her prior roles as Chief Financial Officer and Co-President as well as her executive management background in risk and operations during her 28-year career with The Hartford Financial Services Group.

Age: 65

Education: B.S. from Pennsylvania State University

Committees: Chair of Audit Committee and Member of Finance Committee and Executive Committee

18	AXIS 2024 Proxy Statement

Corporate Governance
Corporate Governance Highlights
Corporate governance is an area of significant focus for our Board and is a critical component of our success in driving sustained shareholder value. Highlights of our corporate governance standards are provided below:

☑	Majority vote standard for election of directors. Each director must be elected by a majority of votes cast, not a plurality.	☑	Shareholders holding 10% or more of our outstanding stock have the right to call a special meeting

☑	No “over-boarding.” None of our directors serve on the board of directors of more than three other publicly held corporations.	☑	Majority independent Board. All of our directors are independent, except for our CEO.

☑	Regular shareholder engagement. We regularly engage with our shareholders to better understand their perspectives.	☑	Independent Audit, Human Capital and Compensation and Corporate Governance, Nominating and Social Responsibility Committees

☑	No hedging the economic risk of owning AXIS stock or pledging of AXIS stock for loans or other obligations	☑
Robust Code of Business Conduct. AXIS is committed to operating its business with the highest level of ethical conduct and has adopted a Code of Business Conduct that applies to all employees and officers as well as the Board of Directors. Our Code of Business Conduct is available at www.axiscapital.com.

☑	Regular Board and Committee self-evaluation process

☑	Active Board refreshment process

☑	Board Attendance. No director attended less than 75% of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served	☑	Stock Ownership Guidelines. All of our directors, NEOs and other senior executives are required to maintain compliance with their required minimum stock ownership amounts.

AXIS 2024 Proxy Statement	19

Corporate Governance

Director Independence
Under the Company's Corporate Governance Guidelines, our Board must be composed of a majority of directors who are independent of the Company's management. For a director to be deemed independent, the Board must affirmatively determine that he or she does not have a direct or indirect material relationship with the Company. In addition, the director must meet the independence requirements of the New York Stock Exchange ("NYSE").
Our Board currently consists of twelve directors, eleven of whom are independent. The Board has affirmatively determined that each of Messrs. Becker, Davis, Galanski, Millegan, Ramey, Smith and Theis and Mses. Dowling, Hardwick, Yastine and Zlatkus are independent in accordance with the Company’s Corporate Governance Guidelines and the listing standards of the NYSE, including with respect to committee service. Mr. Tizzio is not independent as Mr. Tizzio serves as our President and Chief Executive Officer. The Board has made these determinations based primarily on a review of each director's responses to questions regarding employment and compensation history, family relationships and affiliations and discussions with the directors. The Board also considers the recommendations of the Corporate Governance, Nominating and Social Responsibility Committee which thoughtfully assesses independence on an annual basis, regularly tracks and considers fees paid to Stone Point Capital LLC and its affiliates ("Stone Point") and other factors as well as the advice of outside counsel experienced in these matters.
As part of its analysis to determine director independence during fiscal year 2023, the Board considered whether Mr. Galanski's son's employment by the Company would have any impact on his independence. Following consideration of all relevant facts and circumstances, including the fact that he is not an executive officer and the terms of his employment are consistent with the Company’s human resources policies, the Board determined that his son's employment did not impair Mr. Galanski's independence. With respect to Charles Davis, the Board reviewed his current relationship with Stone Point and assets that we currently have under management with affiliates of Stone Point, along with his indirect share ownership of the Company through Stone Point (refer to "Principal Shareholders" later in this proxy statement). The Board has determined that none of these relationships constitutes a material relationship with us as defined in the listing standards of the NYSE and in accordance with the Company's Corporate Governance Guidelines. For more details about these relationships and the related transactions, see “Certain Relationships and Related Transactions” below.
Board and Committee Evaluations
We believe that a robust Board and committee evaluation process is an essential component of good governance. At AXIS, our Board and committee members conduct annual self-evaluations covering a range of topics. The self-evaluation process is facilitated and overseen by our Corporate Governance, Nominating and Social Responsibility Committee to ensure a rigorous assessment of Board and committee effectiveness, priorities, and composition and to inform our refreshment and succession planning efforts. The Corporate Governance, Nominating and Social Responsibility Committee reported and implemented actionable feedback to further improve the process.
Certain Relationships and Related Transactions
Policies and Procedures for Transactions with Related Persons. We have established procedures for reviewing transactions between us and any director, executive officer or holder of five percent or more of our voting securities, or an immediate family member of any such person. These procedures help us evaluate whether any such related person transaction could impair the independence of a director or present a conflict of interest on the part of a director or executive officer. With the assistance of the Company’s General Counsel, our Corporate Governance, Nominating and Social Responsibility Committee, a committee comprised of independent directors, is required to consider and approve all transactions in which AXIS participates, a related person may have a direct or indirect material interest in the transaction and the aggregate amount involved may exceed $120,000. When reviewing transactions, the Corporate Governance, Nominating and Social Responsibility Committee considers any factors it deems relevant, including (i) whether the transaction is in the ordinary course of business of the Company, (ii) whether the transaction is on terms no less favorable than terms available to an unaffiliated third party, (iii) the related party’s interest in the transaction, (iv) the approximate dollar value of the transaction, (v) the purpose of the transaction, (vi) the disclosure obligations of the Company, (vii) the conflict of interest provisions of our Code of Business Conduct, and (viii) any other information that may be considered material.

20	AXIS 2024 Proxy Statement

Corporate Governance

Related persons include any of our directors, director nominees or executive officers, certain of our shareholders and their respective immediate family members. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests.
Our Code of Business Conduct requires all directors, officers and teammates who may have either a potential or apparent conflict of interest to promptly disclose such conflict to our General Counsel. We seek affirmative confirmation of compliance with our Code of Business Conduct from our directors, officers and teammates annually. Additionally, each year, our directors and executive officers complete questionnaires that require the identification of any arrangements or transactions in which they or their family members have an interest. Further, directors are requested to disclose any new conflicts of interest at each quarterly board meeting, and they are expected to recuse themselves from any matters involving a potential conflict.
Stanley Galanski joined our Board in January 2024. Mr. Galanski's son is employed by a Company affiliate in a non-executive officer position and received total annual compensation of approximately $737,014 in 2023.
The following is a summary of related party transactions between the Company and affiliates of Stone Point, a private equity firm that specializes in the insurance and financial services industry, including owning several specialized investment managers. Charles Davis is the Chief Executive Officer of Stone Point. From a process perspective, while the Finance Committee approves the Company's strategic asset allocation ranges, each individual investment was approved by management’s Investment and Finance Management Committee and as previously noted, by our Corporate Governance, Nominating and Social Responsibility Committee (i.e., Mr. Davis was not involved in management’s decision to invest in Stone Point-affiliated entities).
•In the ordinary course of business, the Company engages SKY Harbor Capital Management, LLC, a portfolio company of investment funds managed by Stone Point, to manage certain of our high yield debt portfolios representing approximately 9% of our total investments. In 2023, we paid $3 million to SKY Harbor Capital Management, LLC in fees relating to these portfolios.
•We have an investment of $17 million in the Freedom Consumer Credit Fund, LLC Series B, the manager of which is Freedom Financial Asset Management, LLC, an indirect subsidiary of Pantheon Partners, LLC (“Pantheon”). Investment funds managed by Stone Point own approximately 14.5% of Pantheon. During 2023, fees paid to Freedom Financial Asset Management, LLC totaled $1 million.
•We have a $87 million investment in Stone Point’s private equity fund, Trident VIII L.P. ("Trident VIII") and co-investments of $26 million. In 2023, we paid and accrued $2 million in fees to Stone Point in connection with our investment in Trident VIII. We pay no fees to Stone Point in connection with our co-investments.
•We have a $24 million investment in Stone Point's private equity fund, Trident IX L.P. ("Trident IX"). In 2023, fees paid to Stone Point in relation to Trident IX were $700,000.
•We have $9 million of co-investments with Gordon Brothers, a majority-owned portfolio company of Stone Point's Trident VII L.P. fund that participates in distressed corporate restructurings. In 2023, we paid $100,000 in aggregate fees to Gordon Brothers with respect to these co-investments.
•We have a $43 million investment in Rialto Real Estate IV-Property ("Rialto") and co-investments of $19 million with Rialto Real Estate Fund IV-Property, a fund managed by a portfolio company of Stone Point’s private equity fund, Trident VII L.P. In 2023, we paid Rialto Capital Management $2 million in fees in connection with these investments.
•We have a $18 million investment in Stone Point Credit Corporation. In 2023, $500,000 in fees were paid relating to this investment. In connection with our seed investment in Stone Point Credit Corporation, the Company received an investment in Stone Point Credit LLC currently valued at $100,000. We pay no fees to Stone Point in connection with this investment. In addition, we have a $18 million investment in Stone Point Credit Corporation bonds. In 2023, AXIS earned $1 million in interest in connection with this transaction. The coupon rate on the bonds is 5.83%.
•We have a $5 million investment in a syndicated accounts receivable loan for which Sound Point Capital Management L.P., an affiliate of certain principals of Stone Point, is the lead originator. We pay no fees to Sound Point Capital in connection with our investment.
•We have a $7 million investment in a loan to Eagle Point Credit Management LLC, which is majority-owned by Trident IX.

AXIS 2024 Proxy Statement	21

Corporate Governance

•We have a $6 million investment in cumulative preferred shares of Aspida Holdings Ltd. This investment was syndicated to the Company by Stone Point.
•We have a $22 million investment in Monarch Point Re, a newly created collateralized reinsurer which is jointly sponsored by the Company and Stone Point. In 2023, we paid Stone Point $60,000 in fees in connection with this investment.
The Corporate Governance, Nominating and Social Responsibility Committee reviewed each of the Stone Point affiliate transactions before approval to confirm each transaction was no less favorable than those provided to other investors. In addition, the Committee reviews all relationships with Stone Point affiliates annually and whenever a new transaction is proposed to the Committee.
Board Committees
Our Board maintains Audit, Human Capital and Compensation, Corporate Governance, Nominating and Social Responsibility, Finance, Risk and Executive Committees. Current copies of the charter for each of these committees, as well as our Corporate Governance Guidelines, are available on our website at https://investor.axiscapital.com/corporate-governance/committee-composition/default.aspx. The table below sets forth the Company's committee membership as of January 1, 2024 and 2023 meeting information for each committee. In addition, the table identifies the independent directors, as determined by our Board based on the NYSE listing standards and our Corporate Governance Guidelines.

Name	Audit	Human Capital and Compensation	Corporate Governance, Nominating and Social Responsibility	Finance	Risk	Executive	Independent Director

W. Marston Becker		●			▲	●	✓
Charles Davis				●	●	●	✓
Anne Melissa Dowling				▲	●		✓
Stanley Galanski					●		✓
Elanor Hardwick		●	●				✓
Michael Millegan		▲		●			✓
Thomas Ramey	●		●				✓
Henry Smith						▲	✓
Axel Theis	●				●		✓
Vincent Tizzio						●
Barbara Yastine	●		▲				✓
Lizabeth Zlatkus	▲			●		●	✓
2023 Meetings	10	7	5	4	4	0
▲ Chair ● Member

22	AXIS 2024 Proxy Statement

Corporate Governance

The Audit Committee has general responsibility for the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit function and independent auditors.
The Committee appoints, retains and determines the compensation for our independent auditors, pre-approves the fees and services of the independent auditors and reviews the scope and results of their audit. The Audit Committee has been established in accordance with Rule 10A-3 of the Exchange Act. Each member of the Audit Committee is a non-management director and is independent based on the listing standards of the NYSE and our Corporate Governance Guidelines. Our Board has determined that each of Mr. Ramey and Theis and Ms. Yastine and Zlatkus qualify as an audit committee financial expert pursuant to the rules and regulations of the SEC.

Audit Committee

Members: Lizabeth Zlatkus (Chair), Thomas Ramey, Axel Theis, Barbara Yastine

Number of Meetings in 2023: 10

The Human Capital and Compensation Committee recommends compensation for our Chief Executive Officer to the Board, and it approves compensation to certain other executives in light of our established corporate performance goals and reviews and approves overall officer, management and employee compensation policies, incentive compensation plans, equity-based plans and director compensation.
In addition, the Human Capital and Compensation Committee has primary oversight of the Company's human capital management efforts, including talent development, DEI, human rights, and employee engagement (as delegated by the Corporate Governance, Nominating and Social Responsibility Committee). Each member of this Committee is independent as defined in the listing standards of the NYSE and in accordance with our Corporate Governance Guidelines, including the heightened standards applicable to compensation committee members, and is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. For a description of our processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” and “2023 Director Compensation” later in this proxy statement.

Human Capital and Compensation Committee

Members: Michael Millegan (Chair), W. Marston Becker, Elanor Hardwick

Number of Meetings in 2023: 7

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Corporate Governance

The Corporate Governance, Nominating and Social Responsibility Committee takes a leadership role in shaping our corporate governance by identifying and recommending qualified director nominees, overseeing the purpose, structure and composition of our Board committees and periodically reviewing our Code of Business Conduct and Corporate Governance Guidelines.
The Committee also establishes and oversees our Board and committee evaluation process which occurs annually. Additionally, the Committee oversees our ESG and sustainability initiatives which are considered to be an essential part of our governance and are discussed in further detail in this proxy statement. The Committee delegates oversight of human capital management, a component of the Company's ESG program, to the Company's Human Capital and Compensation Committee. Each member of this Committee is a non-management director and is independent as defined in the listing standards of the NYSE and in accordance with our Corporate Governance Guidelines.

Corporate Governance, Nominating and Social Responsibility Committee

Members: Barbara Yastine (Chair), Elanor Hardwick, Thomas Ramey

Number of Meetings in 2023: 5

The Finance Committee oversees the investment and treasury functions of the Company, including the investment of funds and financing facilities.
Its responsibilities include: approving our investment policies and guidelines, reviewing the performance of the investment portfolio, monitoring the need for additional financing, overseeing compliance with outstanding debt facility covenants and making recommendations to the Board concerning the Company's dividend policy.

Finance Committee

Members: Anne Melissa Dowling (Chair), Charles Davis, Michael Millegan, Lizabeth Zlatkus

Number of Meetings in 2023: 4

The Risk Committee assists the Board in its oversight of risks to which the Company is exposed and monitors compliance with our aggregate risk standards and risk appetite.
The Risk Committee also reviews compensation practices to determine whether our policies and plans are consistent with the Company’s risk framework and do not encourage excessive risk taking.

Risk Committee

Members: W. Marston Becker (Chair), Charles Davis, Anne Melissa Dowling, Axel Theis, Stanley Galanski

Number of Meetings in 2023: 4

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The Executive Committee may exercise the authority of the Board when a quorum of the Board is not available, except in cases where the action of the entire Board is required by our memorandum of association, our bye-laws or applicable law.

Executive Committee

Members: Henry Smith (Chair), W. Marston Becker, Charles Davis, Vincent Tizzio, Lizabeth Zlatkus

Number of Meetings in 2023: 0

Meetings of the Board and Its Committees
Pursuant to our Corporate Governance Guidelines, we expect our directors to attend all meetings of our Board, all meetings of all committees of the Board on which they serve and each annual general meeting, absent exigent circumstances. Our Board met six times during the year ended December 31, 2023. No director attended less than 75% of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served (during the period that each director served on the Board or such committee(s)). All of our directors then in office attended our 2023 Annual General Meeting.
Meetings of Non-Management Directors
The Board believes that one of the key elements of effective, independent oversight is for the independent directors to meet in executive session on a regular basis without the presence of management. In 2023, the independent directors met in executive session at each of our four regularly scheduled Board meetings. Mr. Smith, our independent Chair, chaired these sessions.
Board Leadership Structure
The Board believes that the decision of whether to combine or separate the positions of Chief Executive Officer and Chair varies from company to company and depends upon a company’s particular circumstances at a given point in time. The Board continues to believe that separating the Chief Executive Officer and Chair positions is the appropriate leadership structure for our company and is in the best interests of our shareholders. Mr. Tizzio serves as our President and Chief Executive Officer, and Mr. Smith serves as our Chair of the Board. Mr. Smith represents the Board in communications with shareholders, provides input on the design of the Board and plays an active role in presenting risk matters to the Board for consideration. Mr. Smith, as Chair, acts independently of our Chief Executive Officer. Our Board believes that this structure best encourages the free and open dialogue of alternative views, provides for strong checks and balances and brings continuity of leadership in light of our leadership transition in 2023. Additionally, the Chair’s attention to Board and committee matters allows Mr. Tizzio to focus more specifically on overseeing the Company’s day-to-day operations and underwriting activities as well as strategic opportunities and planning.
Under the Company's Corporate Governance Guidelines, the Company is not required to have a "Lead Independent Director" because Mr. Smith qualifies as an independent chair.
Human Capital and Compensation Committee Interlocks and Insider Participation
During fiscal year 2023, Mr. Becker, Mr. Millegan and Ms. Hardwick served on our Human Capital and Compensation Committee. None of our Human Capital and Compensation Committee members have served or serve as an officer or employee of the Company. In addition, during fiscal year 2023, none of our executive officers served on the board of directors

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or compensation committee (or its equivalent) of another entity at any time during which an executive officer of such other entity served on our Board or Human Capital and Compensation Committee.
Consideration of Director Nominees
The Corporate Governance, Nominating and Social Responsibility Committee will consider candidates recommended by shareholders to be nominated to our Board for election at the Annual General Meeting. A shareholder who wishes to submit a candidate for consideration must be a shareholder of record at the time that such shareholder submits a candidate for nomination and must be entitled to vote for the candidate at the meeting. For a shareholder nominee to be considered for inclusion in the Company's proxy materials, our Corporate Secretary must receive the written proposal no later than 120 days prior to the anniversary of the date the Company released the proxy materials for the prior year's annual general meeting; provided, that, if the date of the annual general meeting is moved more than 30 days before or after the anniversary date of the annual general meeting for the prior year, the deadline will instead be a reasonable time before we begin to print and mail our proxy materials. The notice must include:
•the name, age and business and residence addresses of the candidate;
•the principal occupation or employment of the candidate;
•the number of common shares or other securities of the Company beneficially owned by the candidate;
•all other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and
•the candidate’s written consent to be named in the proxy statement and to serve as a director if elected.
The notice also must include information on the shareholder submitting the nomination, including the shareholder’s name and address as it appears on our share register and the number of our common shares beneficially owned by the shareholder.
Communications with Board of Directors
Shareholders and other interested parties may send communications to our Board by sending written notice to our Corporate Secretary at our headquarters at AXIS House, 92 Pitts Bay Road, Pembroke HM 08, Bermuda. The notice may specify whether the communication is directed to the entire Board, to the non-management directors or to a particular Board committee or other director. Our Corporate Secretary will handle routine inquiries and requests for information or will otherwise determine whether the communication is made for a valid purpose and is relevant to the Company and its business and, if the Corporate Secretary so determines, will forward the communication to our Chair of the Board, to the non-management directors or to the appropriate committee chair or director. At each meeting of our Board, our Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors upon request.
Board Oversight and Risk Management
With assistance from the Risk Committee of the Board of Directors, the Board oversees the integrity and effectiveness of our enterprise risk management ("ERM") framework and ensures that our risk assumption and risk mitigation activities are consistent with that framework. The Risk Committee reviews, challenges, approves and monitors our overall risk strategy related to short-, medium- and long-term risks, including our risk appetite and key risk limits and receives regular reports from the Group Risk Management function to ensure any significant risk issues are being addressed by management. Further, the Risk Committee reviews, with management and Internal Audit, the Company’s general policies and procedures and ensures that effective systems of risk management and controls are established, maintained and aligned with disclosure processes. Among its other responsibilities, the Risk Committee also reviews and approves the Company's annual Own Risk and Solvency Assessment reports and reviews emerging risks and regular reports from the Emerging Risk Working Group. The Risk Committee assesses the independence and objectivity of our Group Risk Management function, approves its terms of reference and reviews its ongoing activities.

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The risk oversight responsibility of our Board of Directors and its committees, including the Risk Committee, is supported by our management-led Risk Management Committee (the "RMC"). In addition to the RMC, there is an established framework of separate yet complementary management committees and subcommittees, each focusing on a different aspect of our ERM. For more information on our management committees and framework, refer to "Risk and Capital Management" in our Annual Report on Form 10-K for the year ended December 31, 2023.
Risks to the Company are assessed on an ongoing basis, with input from external sources including our reinsurance counterparties, our brokers and external auditors and from specialist advisors, for example in relation to reserve risk, internal model validation.
Following a recommendation by the Chief Executive Officer, the Risk Committee also conducts a review and provides a recommendation to the Board of Directors regarding the appointment and/or removal of the Chief Risk Officer. The Risk Committee meets with the Chief Risk Officer in executive sessions on a regular basis.
The Finance Committee of the Board of Directors oversees the Company’s investment of funds and adequacy of financing facilities. This includes approval of our strategic asset allocation ranges. The Audit Committee of the Board of Directors, which is supported by Internal Audit, is responsible for overseeing internal controls and compliance procedures, and also reviews our policies regarding risk assessment and risk management with management and the Chair of the Risk Committee.
Climate Change Risk
Our Risk Committee oversees the risks and opportunities related to the Company's climate change exposure and initiatives and receives biannual reports relating to climate change as part of its standing agendas.
Information Security Risk
With over 30 years of industry cybersecurity experience, the Company’s Chief Information Security Officer ("CISO") is the member of the Company’s management team with primary responsibility for the development, operation, and maintenance of the Company’s information security program. The CISO supervises the Company’s cybersecurity team, facilitates the incident response plan and acts as the liaison to the Company’s executive management team, including relaying strategies, resource requests and incident updates.
The Board, along with the Risk and Audit Committees of the Board, oversees our information security program. In 2023, our Board and Risk and Audit Committees received periodic updates throughout the year on cybersecurity matters, and these updates are part of their standing agendas. These updates include reports regarding items such as cybersecurity strategies, program effectiveness, key risks and performance metrics related to the Company’s information security program and the Company’s mitigating controls.
The Company has processes in place to identify, assess and monitor material risks from cybersecurity threats, which are part of the Company’s overall enterprise risk management process and have been embedded in the Company’s operating procedures, internal controls and information systems. Information relating to cybersecurity and information security is contained in the section titled “Cybersecurity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Compensation Risk
For information regarding compensation-related risks, see "Compensation Discussion and Analysis – Risk Management and Compensation."
Code of Business Conduct and Corporate Governance Guidelines
Our Corporate Governance Guidelines, along with our Code of Business Conduct and the charters of each of the committees of our Board, provide a framework for the corporate governance of the Company addressing matters such as director qualification standards, director responsibilities and duties and compensation of our directors. Our Corporate Governance Guidelines and our Code of Business Conduct apply to all of our directors, officers and teammates, including our President and Chief Executive Officer, Chief Financial Officer and Global Corporate Controller, and are available on our website at www.axiscapital.com. We intend to disclose on our website any required amendment to, or waiver of, a provision of the Code of Business Conduct that applies to our President and Chief Executive Officer, our Chief Financial Officer or our Global

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Corporate Controller. In addition, waivers of the Code of Business Conduct for our directors and executive officers may be made only by our Board or the Corporate Governance, Nominating and Social Responsibility Committee and will be promptly disclosed to shareholders on our website in accordance with the listing standards of the NYSE. All directors, officers and teammates are required to certify their compliance with our Code of Business Conduct and Corporate Governance Guidelines annually.
Corporate Citizenship & Sustainability
Our corporate citizenship program identifies, assesses and manages on an ongoing basis the ESG factors that are relevant to our long-term financial performance. We take into account the input of core stakeholders, including our colleagues, our shareholders, our clients and our communities, and consider material ESG factors in our strategic planning and risk oversight process. We are committed to enhancing our sustainability practices through our corporate citizenship program. To that end, strategic enterprise goals for 2023 included increasing diverse representation in senior leadership (globally by gender and in the U.S. by race and ethnicity), advancing ESG initiatives by progressing ESG controls, integration and disclosure. At the end of 2023, management's performance in advancing this citizenship initiative was considered by the Human Capital and Compensation Committee when determining achievement for the full company under the non-financial portion of our annual incentive plan.
In 2023, we continued our transparency and accountability on corporate citizenship matters. AXIS published its second Task Force on Climate-Related Financial Disclosures report, annual report aligned with the Sustainable Accounting Standards Board and, for the first time, the data used to inform our Bloomberg Gender-Equality Index submission, which we have submitted directly to the organization since 2021. In addition, we continued to publish our annual disclosures as signatories of the United Nations Global Compact and the Principles for Sustainable Insurance, both of which we adopted in 2020. In 2023, we also decided to start a double materiality assessment as per the E.U.'s Corporate Sustainability Reporting Directive. We are proud that our citizenship initiatives earned us, among others, the Inside P&C Honors 2023, ESG Initiative of the Year award for our greenhouse gas reduction goals, Achievers 50 Most Engaged Workplaces for the second year in a row and the Forbes 2023 America's Best Midsize Employers award.
Our program focuses on two strategic pillars: the environment (which includes environmental sustainability and climate change factors) and DEI. Further, AXIS continued to focus our philanthropic giving on both climate and DEI.
Select initiatives in each of these areas are discussed below.

Our Planet: Environment
We recognize that climate-related risks are among the most serious issues facing the world today. We believe that the insurance industry has an important role to play in mitigating these risks and enabling the transition to a low-carbon economy. In an effort to do so, we continue to monitor, assess and mitigate the environmental impact of our business, exposures and operations.

Our Business
At AXIS, we are here to help customers navigate dynamic risks. As such, we are here to help our customers manage climate-related risks as we focus on mitigating the environmental impact of our own business as well.
•Underwriting and product. AXIS continues to support the development of renewable energies and the transition to a low-carbon economy by offering comprehensive coverage and protection for renewable energy projects worldwide. We actively consider both climate-related risks and opportunities in our business across a range of areas and consider climate in how we underwrite, what we underwrite and what incentives we provide. In 2023, AXIS secured in-principle approval from Lloyd's to establish a new syndicate dedicated to providing capacity for new energy projects that have a critical role in supporting the transition to net zero and building a more resilient, economically sustainable world. Through Energy Resilience Syndicate

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2050, AXIS will be proud to provide a single access point to specialist insurance solutions for cross-class risks over the lifecycle of projects and activities associated with replacing or displacing fossil fuels through lower-carbon alternatives and supporting energy resilience during the transition phase.
•Investment. AXIS continues to integrate ESG considerations, including environmental factors, into its investment due diligence process. In accordance with our ESG Investment Policy Statement, AXIS integrates ESG metrics, including compliance with AXIS' Fossil Fuel Policy, into its investment evaluation as part of AXIS' manager scorecard process.
Our Operations
AXIS considers the environmental impact of our business and exposures as well as our operations.
•GHG Emissions. In 2023, we announced our commitment to a science-based aligned target of 50% absolute reduction of Scope 1 and 2 GHG emissions across our global operations by 2030, using a 2019 baseline. We continue to actively track and report our GHG emissions and have begun executing our plan to reduce our emissions and we currently are on target to achieve our goals.
•Supply Chain. AXIS continues to be a signatory of the Global Supply Chain Pledge launched by the Insurance Task Force of the Sustainable Markets Initiative to advance sustainable action in our supply chain. As a first step to address this pledge. AXIS launched a working group tasked with developing and implementing a global sustainable supply chain approach for the Company.
Our Voice
We are committed to using our voice to advocate on climate issues and are proud and active participants in industry-wide initiatives. Examples include:
•Sustainable Markets Initiative. AXIS continued its membership in the Sustainable Products and Services Workstream of the Sustainable Markets Initiative Insurance Task Force, convened by HRH the former Prince of Wales and chaired by Lloyd's.
•The Geneva Association. AXIS continued its membership in The Geneva Association, the international think tank of the insurance industry.
•University of Illinois – Gies College of Business. AXIS renewed its partnership with leading researchers and students at the University of Illinois. In 2023, AXIS funded four climate-related academic research projects and six faculty scholars through the Office of Risk Management & Insurance Research who address a variety of topics, including climate.
•Thought leadership opportunities on sustainability. AXIS periodically publishes thought leadership on renewable energy topics through our social media accounts and on our website. 2023 topics included the changing global risk landscape faced by the renewable energy sector, offshore wind, technological advancements and wind turbine service agreements.
Our Philanthropy
At AXIS, we strive to leave a positive imprint on the world by giving back to the communities where we live and work.
•In 2023, AXIS renewed its Global Giving Partnership with Adara, the World Wildlife Fund and the Ocean Conservancy. In addition, we allocated approximately 70% of local philanthropic funding to AXIS' ESG priority areas of climate and DEI.
•AXIS held the first all-AXIS global clean-up day which saw 14 clean ups worldwide with over 400 volunteers and almost 3,000 lbs of garbage collected to support Ocean Conservancy.
•AXIS was recognized as a 2023 U.S. Insurance Award recipient for Community Outreach Project of the Year (Pro Bono and Volunteer) for our Adara Bridging Worlds Challenge.
•AXIS partnered with the World Wildlife Fund and Solar Buddy and hosted events to build solar-powered lights for communities in developing countries.

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Our People: Diversity, Equity and Inclusion
Fostering a culture that embraces diversity, equity and inclusion is foundational to our workplace environment at AXIS, which is why Diversity, Equity and Inclusion ("DEI") is a key pillar of our Corporate Citizenship program. By actively embracing a variety of perspectives, experiences and backgrounds and ensuring equal treatment for all, we strive to make AXIS a more rewarding place to work and a Company that continues to attract and retain talent.

Our Approach
Our commitment to DEI brings diversity of experience, thought and perspective to bear in solving business problems and meeting the growing expectations of clients seeking to do business with partners who share their commitment to diversity. AXIS continues to progress its DEI efforts through a formalized approach.
•Internal Education and Awareness. AXIS continues to host a variety of DEI educational initiatives, including promotional videos, social media posts, philanthropy campaigns and learning experiences to promote awareness. We ask our employees to participate in our unconscious bias education during new hire onboarding and we sponsor a global forum every year on a topic selected by our DEI Council and Employee Resource Groups (ERGS). 2023 highlights are as follows:

–Collectively, our five ERGs, (AXIS Pride, Ethnically Diverse Group of Employees ("EDGE"), Parents and Caregivers, Veterans and Women) hosted over 15 events in 2023 ranging from domestic abuse awareness and training, actions to address xenophobia, celebrating Black History Month with a renowned U.K. scholar and more.
–DEI learning experiences are created by a committee of AXIS colleagues and published monthly.
•Recruitment and Mobility. Our Talent Acquisition team continues to enhance and update its inclusive hiring best practices across AXIS. We prioritize having diverse interview slates, as well as identifying career mobility opportunities for existing staff. To reach talent in underrepresented communities we work with universities and professional organizations and partner with diverse internship programs. We also offer resources focused on eliminating bias during the selection process for hiring managers. 2023 highlights are as follows:
–Became a signatory to the U.K. Armed Forces Covenant, a commitment to support and improve employment opportunities for veterans.
–Launched Career Spotlights, a monthly event featuring three hiring managers who will spotlight their open roles to increase internal mobility within AXIS.
•Career Development. AXIS is committed to the development and retention of our people. We provide a variety of resources to help colleagues, such as access to our learning and development hub and financing professional development opportunities. We provide a menu of development programs for managers to identify opportunities to build an internal pipeline of talent. These include targeted programs to develop women and ethnically diverse teammates. 2023 highlights are as follows:
–Our annual DEI Forum focused on developing careers to build our internal talent pipeline at AXIS and was attended by more than 1,200 teammates.
–Over 100 teammates participated in the third annual mentorship event, which was held with leaders throughout the business who shared tips on networking, advancing careers, gaining broader exposure and provided realistic advice about the challenges and opportunities teammates face in their careers.
•Tools and Measurement. Understanding our progress is an important aspect of our program, which is why we have invested in tools to establish, report and benchmark progress against our DEI goals. We continue to measure diverse hiring, turnover, promotions, succession planning and candidate slates monthly and the gender pay gap annually. To continue

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holding ourselves accountable and in an effort to increase transparency, AXIS has published its Bloomberg Gender Equality data and response for the first time.
•Our Voice. AXIS continues to raise awareness and promote DEI issues, policies and initiatives to drive change across the insurance industry. 2023 highlights are as follows:
–AXIS received the Armed Forces Covenant Employer Recognition Scheme Bronze Award.
–AXIS continued its partnership with the Center for Disability & Inclusion pledge, an organization focused on advancing inclusion in the workplace.
–AXIS continued to be a signatory of the CEO Action for Diversity & Inclusion pledge, reflecting our commitment to fostering a culture of inclusion.
–AXIS sponsored the 2023 Bermuda Pride Walk that was organized by OUTBermuda, an organization that promotes and supports the well-being of the LGBTQ community in Bermuda.
–AXIS continued to support Dive In, the insurance industry's festival for DEI. Further, AXIS was a Global Festival Partner for the third year in a row and the country lead for Ireland.
–AXIS supported its colleagues as they continued leadership positions in a variety of industry organizations dedicated to advancing DEI, such as Insider Progress, the National African American Insurance Association, the Association of Professional Insurance Women and the Wholesale & Specialty Insurance Association (WSIA) Diversity Foundation.
–AXIS partnered with St. John's University in the National African American Insurance Association Talent Competition for the third year.
–AXIS was awarded Insurance Business America's 5-Star DEI Award for the second year in a row.
–AXIS was included in the Bloomberg Gender Equality Index (GEI) for the third year in a row.

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Governance
We consider material ESG factors in our strategic planning and risk oversight process. Our governance includes Board of Director oversight, extensive management of senior executives and collaboration across the enterprise with staff-driven teams and committees. A summary of our governance structure is below and more detailed information follows.

Functional teams:	Board Committees	Management Functions/Committees	Sub-Committees and Working Groups

Board of Directors (CEO is ultimately accountable for the company's ESG strategy)

Corporate Governance, Nominating and Social Responsibility Committee Formulates and oversees the Company's corporate citizenship and ESG strategy, objectives and formal ESG reporting		Human Capital and Compensation Committee Oversees human capital management, including diversity, equity and inclusion (DEI), talent development and teammate engagement		Risk Committee Oversees risks and opportunities related to the company's climate change exposure and reviews and approves the Company's Enterprise Risk Management (ERM) framework

▲

Executive Committee and Senior Leaders

Chief Investment Officer is responsible for developing the Company’s investment risks, including in relation to climate change
Chief Administrative and Legal Officer is Corporate Citizenship program sponsor and has management responsibility for ESG initiatives
ESG Director is responsible for the implementation of our ESG initiatives
Chief People Officer oversees human capital management
			Chief Risk Officer leads our Group risk function, oversight and implementation of the Group’s ERM framework and climate-focused committees	Chief Underwriting Officer leads our underwriting office, which includes consideration of climate exposure management

Investment and Finance Committee oversees the Group’s investment activities, including receiving quarterly reports on the portfolio’s compliance with ESG restrictions and the fixed income portfolio’s aggregate ESG rating
	Corporate Citizenship Committee Committee Chair dedicated lead, pillar leads oversee priority areas		Risk Management Committee Chief Risk Officer chairs Risk Management Committee and leads the ERM framework and climate pillar of Corporate Citizenship Committee	Exposure Management Including the Exposure Management Center of Excellence (EMCE) owns, manages and embeds the Company’s view of risk

Climate Change Working Group

	Diversity, Equity and Inclusion Council		Emerging Risk Working Group

	Global and Local Philanthropy Committees		Natural Catastrophe Committee

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Overview
Board of Directors oversight. Our Board of Directors oversees corporate citizenship matters, including DEI, climate change strategy and climate-related risks and opportunities. Three Board committees assist the Board with corporate citizenship matters:
•Corporate Governance, Nominating and Social Responsibility Committee. Reviews AXIS’ corporate citizenship strategy, objectives, formal reporting and policies in specific areas such as environmental management. Oversight of human capital management matters is delegated to the Human Capital and Compensation Committee.
•Human Capital and Compensation Committee. Oversees human capital management, including talent development, DEI, human rights and team member engagement, with such authority delegated by the Corporate Governance, Nominating and Social Responsibility Committee.
•Risk Committee. Oversees the risks and opportunities related to the Company’s climate change exposure and initiatives and receives biannual reports relating to climate change as part of its standing agenda. Reviews and approves the Company’s Enterprise Risk Management ("ERM") framework, including policies and limits to address risks - such as climate risk - facing the Company.
Management Executive Committee and Senior Leadership oversight. Our executive committee and senior leaders are responsible for ensuring that our corporate citizenship initiatives and activities are consistent with our culture, values and business objectives.
•Chief Administrative and Legal Officer. Our Chief Administrative and Legal Officer serves as the Executive Committee sponsor of our Corporate Citizenship program and is responsible for implementation of the program and the Company’s ESG activities.
•Chief People Officer. Our Chief People Officer oversees our human capital management and is responsible for the development, maintenance and championing of AXIS' DEI strategies.
•Chief Risk Officer. Our Chief Risk Officer leads our Group Risk function and is responsible for oversight and implementation of the Group's ERM framework, including risks relating to climate change. Our Chief Risk Officer chairs the Risk Management Committee and reports to the Board and Risk Committee on climate risk. The Chief Risk Officer leads the Climate Change Working Group and the Emerging Risk Working Group.
•Chief Investment Officer. Our Chief Investment Officer is responsible for developing the Company's investment policies and guidelines, monitoring compliance with those guidelines and overseeing the Company's investment risks, including in relation to climate change. In addition, along with our Risk and Investments team, our Chief Investment Officer oversees compliance with our Environmental, Social and Governance Investment Policy Statement.
•Chief Underwriting Officer. Our Chief Underwriting Officer has management responsibility for executing the Group's global underwriting strategy in line with the enterprise portfolio goals, including oversight of exposure management, reserving and consideration of climate risk within the portfolio. Our Chief Underwriting Officer is also responsible for ESG underwriting criteria, in partnership with our business unit CEOs.
•ESG Director. Our ESG Director chairs the Corporate Citizenship Committee, which focuses on climate as a key pillar. Responsibilities also include implementation of the Committee's activities such as overall strategy, goal-setting and program execution.
Teammate-led committees. Our senior leaders are supported by the following committees, management working groups and teams that are actively involved in citizenship program areas.
•Corporate Citizenship Committee. Day-to-day management of our corporate citizenship program is handled by our Corporate Citizenship Committee, a cross-functional and global committee tasked with overall strategy, policies and governance, and our Risk Management Committee, the committee that leads the ERM framework and the climate pillar of

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our Corporate Citizenship program. Dedicated pillar leads for climate, DEI and philanthropy oversee relevant staff working groups:
–Risk Management Committee. The Executive Committee has delegated some authority to the executive level Risk Management Committee ("RMC"), which consists of the Chief Executive Officer, Chief Financial Officer, Chief Underwriting Officer, AXIS Re CEO, Chief Risk Officer (Chair), Chief Information Officer, Chief People Officer, and Chief Administrative and Legal Officer. The RMC convenes quarterly and oversees the integrity and effectiveness of the Company's ERM framework and ensures that the firm's risk assumption and risk mitigation activities are consistent with that framework.
–Exposure Management. The Exposure Management team, including the Exposure Management Centre of Excellence (EMCE) advises on the exposure to risk, including climate risk. They own, manage and embed the Company's view of risk.
–Climate Change Working Group. Our Climate Change Working Group, chaired by our Chief Risk Officer, met regularly during the year, focusing specifically on climate-related risks. The Climate Change Working Group shares information concerning climate-related risks and opportunities with other internal committees and working groups, such as the Emerging Risk Working Group. The Climate Change Working Group is comprised of senior representatives across the business, including representatives from Finance, Risk, Insurance, Reinsurance, Legal and Communications.
–Emerging Risk Working Group. The Emerging Risk Working Group is responsible for tracking emerging risks according to their potential impact and time horizon and coordinating the Company's response to emerging risks and opportunities, including those related to climate change.
–Natural Catastrophe Committee. The Natural Catastrophe Committee oversees the firm's natural catastrophe risk management framework, including the validation of modeling and accumulation practices.
–Investment and Finance Committee. The Investment and Finance Committee, chaired by our Chief Investment Officer, receives quarterly reports on the investment grade fixed income portfolio's aggregate ESG rating and compliance with ESG restrictions. The committee also receives an annual report on relevant asset manager scorecards with ESG specific scores.
–DEI Council. Our DEI Council met regularly during the year. The Council is designed to encourage teammates with diverse perspectives and backgrounds to share their thoughts, ideas and recommendations. The Council is supported by an ancillary group of DEI Advocates who actively engage and promote the work of the Council.
–Philanthropy. Our global philanthropy committee, which consists of teammates world-wide, met regularly during the year to discuss the Company's global philanthropy initiatives. In addition to the global philanthropy committee, local employee-led philanthropy committees met regularly and organized volunteering events and contributed to local organizations.
–Enterprise Functional Teams. At AXIS, the following teams work across the enterprise to execute on our Corporate Citizenship strategy and report progress to senior management through the (i) Corporate Citizenship Committee, (ii) Risk Management Committee, (iii) Investment and Finance Committee and (iv) Exposure Management.
Financial Reporting
Vendor Management
Facilities
Investments
Underwriting
Legal and Compliance
Marketing and Communications
Human Resources
Risk Management

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Human Capital Management
AXIS Capital’s mission is not only to deliver strong financial results, but also to help our clients, brokers and partners navigate the challenges of a volatile world. We believe our teammates distinguish us from our competitors and are critical to our success as a specialty underwriter that leads with purpose. Our workforce’s strength is grounded in our One AXIS culture, which celebrates collaboration, diversity and integrity, as well as relentless execution and continuous learning, adapting and improving. We recognize that our strength lies in our people, and therefore, one of our core strategies is to invest in and support our employees, including in the following areas of focus:
Talent Development
At AXIS, investing in our people is a top priority. We provide our teammates with a variety of professional development resources to help them achieve their career goals. Some of our 2023 initiatives in furtherance of this goal are described below:
•Career Mobility Within the Organization. In 2023, 19% of our teammates progressed in their AXIS careers either through a promotion, transfer or role expansion.
•Learning at AXIS. We provide our employees access to our online learning and development hub that reflects our commitment to continuing education. We offer over 9,800 online training courses.
•Professional Development. We offer financial assistance for external professional development opportunities and tuition reimbursement for certain part-time business-related degree programs. Additionally, we distributed a toolkit of career and leadership development options to managers to provide during recent talent reviews.
•Career Planning. AXIS ensures our people feel empowered to "own their careers" and upskill to prepare for future roles. AXIS Careers offers teammates a comprehensive suite of professional development tools, resources and training modules to help navigate career experiences and upskilling across our global organization. This includes leadership development, mentoring programs and job secondments, shadows and swaps. In 2023, AXIS teammates completed over 11,000 on-demand or instructor-led virtual learning and development courses.
Health, Safety and Wellness
We are committed to the health, safety and wellness of our workforce and offer our teammates a variety of tools to support their physical, emotional and financial well-being. Examples include access to mental health resources, back-up child and elder care and on-demand fertility, maternity, postpartum and return-to-work assistance. We offer a hybrid working model that provides flexibility to our teammates and encourages using our offices as a tool by being intentional about the time we spend in person. We strive to be an employer of choice and we expect this approach will help us recruit and retain talent.
Diversity, Equity and Inclusion
Fostering a culture that embraces diversity, equity and inclusion is foundational to our workplace environment at AXIS, which is why diversity, equity and inclusion ("DEI") is a key pillar of our Corporate Citizenship program. See "Corporate Citizenship & Sustainability – Our People: Diversity, Equity and Inclusion" for a discussion of our 2023 DEI initiatives.
Teammate Engagement
We understand that employee engagement leads to a more satisfying and fulfilling workplace and motivates teammates to do their best work. Our engagement initiatives include: (i) our global recognition program, AXIS Applause, which recognizes the contributions of AXIS colleagues and drives strong performance, (ii) community building events for AXIS teammates and their families and (iii) our teammate-led charitable giving program which helps our teammates give back to their communities. In addition, to provide an open and frequent line of communication between senior management and our teammates, we host Company-wide calls led by our CEO on a monthly basis and we encourage our people managers to periodically check in with their teammates.
Each year we periodically conduct enterprise-wide engagement surveys to better understand and improve the teammate experience and identify opportunities to strengthen our culture. Managers and teams reflect on the survey results and develop enterprise-wide and local action plans to address areas identified for progress. In 2023, approximately 86% of employees participated in the engagement survey. We are proud to have maintained strong survey engagement and scores in a year of organizational change.

AXIS 2024 Proxy Statement	35

Corporate Governance

Compensation and Benefits
To attract and retain our industry’s top talent, we offer teammates a total rewards program that is designed to incentivize exceptional performance. Our compensation packages align with our pay-for-performance philosophy and are assessed on an annual basis through year-end performance reviews. Our packages are also regularly benchmarked against similarly-sized specialty insurance, reinsurance and financial services companies in our talent markets. Compensation components include market competitive salaries and short-term annual incentive programs (i.e., bonus payments) and, for senior level teammates, long-term incentives such as equity grants. Our comprehensive benefits packages include health and welfare plans for employees and their families, retirement savings plans with employer contributions and work-life benefits, including parental leave policies, flexible work arrangements for eligible teammates and charitable matching programs.
At AXIS, we are committed to fair pay and delivering equal pay for equal work regardless of gender, race or other personal characteristics. In support of our commitment to equal pay practices, all compensation offers are reviewed against internal peers to ensure equal pay at the job level, while year-end incentive awards are reviewed for bias based on gender and ethnic diversity. Furthermore, regular pay equity audits are conducted with action taken to address any areas of concern. In particular, as discussed in "Corporate Citizenship & Sustainability," we have published the results of our global gender pay equity audits in connection with our participation in the Bloomberg Gender Equality Index.
Succession Planning
We have a robust talent and succession planning process. On an annual basis, management conducts a talent and succession plan for each member of our Executive Committee and their direct reports, focusing on high performing and high potential talent, diverse talent and the succession plan for each position. On an annual basis, our Board receives a comprehensive succession plan for each member of our Executive Committee, including the CEO.
Teammates
At December 31, 2023, we had 2,048 employees. During fiscal year 2023, the number of employees decreased by approximately 1% and our voluntary turnover rate was approximately 10.9% compared to 12.7% in fiscal year 2022.
Below is summary of our employees by region as of December 31, 2023:

North America (including Bermuda)	1,289
Europe, Middle East and Africa	741
Asia Pacific	18
Total employees	2,048
At December 31, 2023, our global employees had approximately the following gender demographics:

	Women	Men
Total employees(1)	46%	53%
1.<1% of employees did not identify.

36	AXIS 2024 Proxy Statement

Corporate Governance

At December 31, 2023, our U.S. employees had approximately the following racial and ethnic demographics:

All U.S. Employees(1)
African American / Black	16%
Asian	11%
Hispanic / Latinx	5%
White	61%
Multiracial, Native American and Pacific Islander	2%
No Response / Not Disclosed	5%
Total employees	100%
1.This information is presented for U.S. employees only. We continue to gather global demographic information in compliance with laws and regulations to demonstrate our racial and ethnic diversity.

AXIS 2024 Proxy Statement	37

Principal Shareholders
Directors and Executive Officers
The following table sets forth information as of March 15, 2024 regarding beneficial ownership of our common shares by each of the following, in each case based on information provided by these (i) each person or group known to us to be the beneficial owner of more than 5% of our common shares and (ii) each of our directors, each of our named executive officers, and all of our directors and executive officers as a group.

	Common Shares Beneficially Owned

Name of Beneficial Owner - Directors and Executive Officers	Number of Common Shares(1)	Percent of Class(1)

Vincent Tizzio	24,163	*
W. Marston Becker	18,796	*
Charles Davis(2)	57,881	*
Anne Melissa Dowling	12,881	*
Stanley Galanski	9,763	*
Elanor Hardwick	15,120	*
Michael Millegan	7,616	*
Thomas Ramey	22,730	*
Henry Smith	55,236	*
Axel Theis	8,519	*
Barbara Yastine	18,095	*
Lizabeth Zlatkus	20,351	*
Peter Vogt	62,498	*
David Phillips	56,597	*
Conrad Brooks	36,314	*
Daniel Draper	5,442	*
All directors and executive officers as a group (16 persons)(3)	432,002	0.5%
Name of Beneficial Owner - Principal Shareholders
The Vanguard Group, Inc.(4)	8,707,110	10.3%
T. Rowe Price Investment Management, Inc.(5)	5,928,188	7%
T-VIII PubOpps LP(6)	6,777,806	8%
* Less than 1%

38	AXIS 2024 Proxy Statement

Principal Shareholders

1.Unless otherwise indicated, the number of common shares beneficially owned and percentage of outstanding common shares are based on 84,687,376 common shares outstanding as of March 15, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Our bye-laws reduce the total voting power of any shareholder owning 9.5% or more of our common shares to less than 9.5% of the voting power of our capital stock, but only in the event that a U.S. Shareholder, as defined in our bye-laws, owning 9.5% or more of our common shares is first determined to exist.
2.T-VIII PubOpps LP (“T8”) beneficially owns 6,777,806 common shares. The GP of T8 is T-VIII PubOpps GP LLC (“T8 GP”). The managing member of T8 GP is Trident VIII, L.P. The general partner of Trident VIII, L.P. is Trident Capital VIII, L.P. A limited liability company solely owned by Mr. Davis is one of the five general partners of Trident Capital VIII, L.P. Mr. Davis is also chief executive officer and a member of Stone Point Capital LLC, which serves as the investment manager of T8. Mr. Davis disclaims beneficial ownership of such common shares that are held by T8 except to the extent of any pecuniary interest therein. The principal address of T8 is c/o CSC at 251 Little Falls Drive, Wilmington, DE 19808. The principal business address for Stone Point Capital LLC is 20 Horseneck Lane, Greenwich, CT 06830.
3.As required by SEC rules, this line item includes only current executive officers and as a result, excludes the number of common shares beneficially owned by Albert Benchimol.
4.The number of common shares beneficially owned and the information set forth below is based solely on information contained in Amendment No. 11 to Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, and includes common shares beneficially owned as of December 31, 2023. Vanguard has sole dispositive power over 8,577,326 common shares. Vanguard has shared voting power over 44,473 common shares and shared dispositive power over 129,784 common shares. Vanguard's aggregate amount beneficially owned is 8,707,110 common shares.
5.The number of common shares beneficially owned and the information set forth below is based solely on information contained in Amendment No. 3 to Schedule 13G filed on February 14, 2024 by T. Rowe Price Investment Management, Inc., 101 E. Pratt Street, Baltimore, MD 21201, and includes common shares beneficially owned as of December 31, 2023. T. Rowe Price has sole voting power over 2,347,474 common shares and sole dispositive power over 5,928,188 common shares.
6.The number of common shares beneficially owned and the information set forth below is based solely on information contained in Amendment No. 1 to Schedule 13D filed on August 28, 2020 by T-VIII PubOpps LP ("T8"), T-VIII PubOpps GP LLC ("T8 GP"), Trident VIII, L.P. ("Trident VIII"), Trident Capital VIII, L.P. ("Trident VIII GP") and Stone Point Capital LLC ("Stone Point") (collectively, the "Stone Point Reporting Persons"), 20 Horseneck Lane, Greenwich, CT 06830 and includes common shares beneficially owned as of July 24, 2020. The Stone Point Reporting Persons have shared voting power over 6,777,806 common shares. T8, T8 GP, Trident VIII and Trident VIII GP each have shared dispositive power over 6,777,806 common shares.

AXIS 2024 Proxy Statement	39

Executive Officers
The table below sets forth certain information concerning our current executive officers:

Name	Age	Position
Vincent Tizzio(1)	57	President and Chief Executive Officer
Peter Vogt	60	Chief Financial Officer
David Phillips	55	Chief Investment Officer
Conrad Brooks	62	Chief Administrative and Legal Officer
Daniel Draper	44	Chief Underwriting Officer
1.Effective May 4, 2023, Vincent Tizzio succeeded Albert Benchimol as our President and Chief Executive Officer. Mr. Tizzio's biography is available under “Proposal 1. Election of Directors – Directors Continuing in Office.”
Peter Vogt
Peter Vogt was appointed Chief Financial Officer of AXIS Capital in January 2018. He previously served as the Company’s Deputy CFO from July 1, 2017 until his appointment as CFO and as the Chief Operating Officer of AXIS Insurance from 2013 to June 2017. Mr. Vogt joined AXIS in 2010 as CFO and COO of the Company’s Accident & Health business unit. Prior to AXIS, Mr. Vogt served as CFO of Penn Mutual Life Insurance Company. He also held the CFO role at CIGNA’s Group Insurance business. Mr. Vogt started his career at Hartford Life Insurance Company where, over nearly 14 years, he held a series of actuarial roles and eventually led sales, marketing and product development for its corporate retirement business. Mr. Vogt holds a B.B.A. in Actuarial Science from Temple University and is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.
David Phillips
David Phillips joined AXIS as Chief Investment Officer in April 2014. With over 25 years of experience in investments, Mr. Phillips previously served as Head of Investments for PartnerRe. Prior to PartnerRe, he was the Director of Research and a Portfolio Manager at Oppenheimer Capital, an institutional money manager. Mr. Phillips is a CFA® charterholder and received an A.B. from Princeton University and an M.B.A. from the Wharton School of the University of Pennsylvania.

40	AXIS 2024 Proxy Statement

Executive Officers

Conrad Brooks
Conrad Brooks was appointed as Chief Administrative and Legal Officer in January 2024. Mr. Brooks previously served as General Counsel from January 2017 to January 2024, and prior to his appointment as General Counsel, he served for nearly a decade as the Company’s Corporate Counsel. Mr. Brooks joined AXIS from McKenna Long & Aldridge LLP (now Dentons), where he was a partner and served as a practice team leader in the firm’s corporate and securities practice. A former officer in the United States Navy, Mr. Brooks received his B.S. from the University of Illinois, his J.D. from Georgia State University College of Law and his M.B.A. (Finance) from Old Dominion University.
Daniel Draper
Daniel Draper was appointed Group Chief Underwriting Officer in September 2022, after serving for more than two years as Group Head of Underwriting. Prior to that, Mr. Draper served as Group Chief Risk and Actuarial Officer at VIBE. Before joining VIBE, Mr. Draper spent eight years with AXIS, holding a number of leadership roles that included Group Chief Actuary, Chief Risk Analytics Officer, and Insurance Segment Chief Risk Officer. Before that, Mr. Draper held managerial positions at the Financial Services Authority, XL Capital, and Ernst & Young. Mr. Draper received a Masters in Engineering from the University of Bath and is a Fellow of the Institute and Faculty of Actuaries.

AXIS 2024 Proxy Statement	41

Proposal 2: Non-Binding Vote on Executive Compensation
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in this proxy statement a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation paid to our named executive officers as disclosed below. The language of the resolution, commonly known as a “Say on Pay” proposal, is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.”
In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding our named executive officers presented below in “Compensation Discussion and Analysis” and "Compensation Committee Process."
The Board has currently adopted a policy providing for annual Say on Pay advisory votes. Accordingly, the next Say on Pay vote will occur in 2025.

Recommendation of the Board The Board recommends that you vote “FOR” the approval of the compensation paid to our named executive officers.

AXIS 2024 Proxy Statement	43

Letter from the Human Capital and Compensation Committee Chair
Dear Fellow Shareholder,
2023 was a transformational year for AXIS, reflecting significant organizational change. Looking back on 2023, we made meaningful progress toward our ambition of elevating AXIS as a specialty underwriting leader. Among our accomplishments, we advanced our targeted underwriting strategy and exhibited strong cycle management, achieving record premium production, strong operating income, meaningful growth in diluted book value per share, and significant improvement in the current accident year combined ratio. Building upon these successes, we are positioning AXIS for an even brighter future.
Leadership Transition
The success of our transformation requires having the right leadership team in place. As previously announced, in May 2023, Vincent Tizzio was appointed by our Board to serve as President and Chief Executive Officer. Since taking the helm, Mr. Tizzio, who previously served as our CEO, Specialty Insurance and Reinsurance, has leveraged his deep specialty underwriting expertise to take our strategy to the next level, and he has set clear expectations to drive the swift execution of that strategy.
Aligning Pay and Performance
The Company delivered outstanding underlying financial results and made meaningful progress against its strategic business goals in 2023. As a result, the Committee elected to pay the CEO’s annual incentive bonus at 120% of target. AXIS follows a pay-for-performance philosophy, and the Committee maintains a highly disciplined process for compensation decision-making and governance.
While financial performance in 2023 was strong, our relative total shareholder return for the three-year period ending December 31, 2023, lagged our peers. As a result, the 2021 performance-based restricted stock units had no payout.
Focus on Shareholder Engagement and Responsiveness to Feedback
The results of our 2023 Say on Pay advisory vote received support from 78% of the votes cast. In response, we undertook a comprehensive outreach campaign to better understand our shareholders’ perspectives on our executive pay programs and learned that much of the feedback related to the legacy contract with our former CEO. After discussion, we believe we have substantially resolved their concerns in the new employment contract with Mr. Tizzio, which is aligned with current market practices and substantially reduces the total severance payable upon the Company's termination of the agreement.
Ongoing engagement with our shareholders and responsiveness to feedback are also of the utmost importance to the Board. The Committee views our executive compensation programs to be a key driver for accelerating progress on AXIS' strategic transformation, and we welcome continued dialogue with our shareholders regarding AXIS' compensation programs. A more detailed description of the items above can be found in the following Compensation Discussion and Analysis. As always, thank you for your continued support.
Michael Millegan (Chair, Human Capital and Compensation Committee)

44	AXIS 2024 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis is divided into the following sections:
Named Executive Officers
This Compensation Discussion and Analysis section explains the Company’s executive compensation program as it relates to our named executive officers ("NEOs"). Our NEOs for 2023 are as follows:

Name	Title
Vincent Tizzio(1)	President and Chief Executive Officer
Peter Vogt	Chief Financial Officer
David Phillips	Chief Investment Officer
Conrad Brooks(2)	Chief Administrative and Legal Officer
Daniel Draper	Chief Underwriting Officer
Albert Benchimol(3)	Former President and Chief Executive Officer

AXIS 2024 Proxy Statement	45

Compensation Discussion and Analysis

1.Mr. Tizzio succeeded Mr. Benchimol as President and Chief Executive Officer on May 4, 2023. Mr. Tizzio previously served as CEO, Specialty Insurance and Reinsurance.
2.Mr. Brooks served as General Counsel until his appointment as Chief Administrative and Legal Officer effective January 12, 2024.
3.Mr. Benchimol served as our President and Chief Executive Officer until May 4, 2023 and as a strategic advisor until his departure from AXIS on December 31, 2023.
Leadership Transition
Effective May 4, 2023, Vincent Tizzio succeeded Albert Benchimol as our President and Chief Executive Officer and as a director. Since assuming the position, Mr. Tizzio has made progress in executing on the Company's strategic imperatives and improving key operating and underlying financial metrics in 2023. We believe Mr. Tizzio has taken our strategy to the next level, and leading by example, he has set clear expectations for the swift execution of that strategy.
In connection with the CEO transition, the Company provided Albert Benchimol, President and Chief Executive Officer of the Company, a notification of non-renewal of his employment agreement. As planned, upon Mr. Tizzio's succession as President and Chief Executive Officer, Albert Benchimol assumed a new role as a strategic advisor through December 31, 2023 and then departed the Company.
Executive Summary
2023 was a year of many successes for AXIS. Over the past year, we have made significant progress to strategically realign the Company to deliver sustained profitable growth and increased shareholder value. Upon Mr. Tizzio's appointment as President and Chief Executive Officer in May 2023, we embarked on a new transformation of the Company to confront both external and internal challenges and capitalize on significant opportunities.
First, we optimized our portfolio mix, operating in attractive markets and making decisive choices on where to compete and allocate our capital, while seizing smart growth opportunities.
Second, we invested in best-in-class capabilities in underwriting, claims and operations. We are beginning to see clear results from these investments, including an increase in our new business quote-to-submission ratio and a 470 basis point improvement in our current accident year loss ratio in 2023 compared to 2022.
Third, we made significant management changes and implemented efficiency improvements through our "How We Work" initiative to create a more cost-effective, productive and integrated approach to our operations.
Financially, underlying results were outstanding, highlighted by record premium production of $8.4 billion in 2023, record net investment income of $612 million, a 46% increase over 2022, and substantial growth in diluted book value per share, a 15.1% increase over 2022. We also improved underwriting metrics, delivering a current accident year combined ratio of 91.8% for 2023 compared to 96.3% for 2022, and made underwriting income despite strengthening reserves and a challenging weather year for the industry.

46	AXIS 2024 Proxy Statement

Compensation Discussion and Analysis

In 2023, we significantly advanced the following four strategic business goals approved by the Board in December 2022:

Delivered higher quality portfolio and reduced volatility, achieving record:	Advance specialty leadership, with Insurance business growing:

$8.4b Gross Premiums Written.	10% Retention of profitable reinsurance business and selective new business growth.

Delivered more agile and efficient organization. The Insurance segment’s new business quote ratio increased:	Invested in people, culture and climate, advancing our ESG, DEI and engagement initiatives and earning Insider P&C's Initiative of the Year (2023):

25% Rolled out our "How We Work" initiative focused on improving organizational efficiency and accelerating growth.	Top Honor for our greenhouse gas reduction goals and Insurance Business America 5-Star DE&I Award for the second year in a row (2023).

These accomplishments against goals were factored into the CEO's non-financial performance for 2023.
Company Performance
OROACE is the financial metric used for determining cash bonus awards under our Annual Incentive Plan. In order to fairly assess the Company's underlying performance for the year, the Human Capital and Compensation Committee (also referred to as the "Committee" in the Compensation Discussion & Analysis and Executive Compensation sections) evaluated OROACE results on an adjusted basis excluding the impact of the reserve strengthening ("Adjusted OROACE") recognized in 2023.
Relative TSR ("rTSR") is the sole financial metric used for determining the PSU payouts after the three-year performance period for awards granted for 2021 - 2023. Commencing in 2024, the PSU awards will include an additional metric of absolute growth in diluted book value per share, adjusted for dividends, movement in accumulated other comprehensive income, share buybacks, and material accounting changes ("Adjusted DBVPS Growth"). Absolute TSR Compound Annual Growth Rate ("CAGR") is the performance metric under the PSUs granted to our Chief Executive Officer in connection with his promotion.
AXIS Capital’s 2023 financial results for these performance metrics on an absolute basis are set forth below:

Measure	Results	Change versus Fiscal Year 2022
ROACE	7.9%	+3.6%
OROACE(1)	11.0%	-.1%
Adjusted OROACE (2)	18.5%	N/A
DBVPS	$54.06	+15.1%
TSR(3)	5.5%	+2.9%
1.OROACE is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to the most comparable GAAP financial measure, ROACE, along with a discussion of the rationale for the presentation, is provided in Appendix 1.

AXIS 2024 Proxy Statement	47

Compensation Discussion and Analysis

1.Adjusted OROACE is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to the most comparable GAAP financial measure, ROACE, along with a discussion of the rationale for the presentation, is provided in Appendix 1.
2.One-year absolute Total Shareholder Return with dividends reinvested, sourced from S&P Capital IQ.
Shareholder Engagement and Responsiveness to 2023 Say on Pay Vote
During 2023, Mr. Smith and Mr. Millegan, along with members of management, continued their strong level of governance engagement with shareholders, as illustrated below. Our shareholder outreach discussions focused on corporate governance, corporate citizenship and executive compensation, in addition to financial performance and strategic initiatives. These discussions also covered questions related to our CEO leadership transition.

March – May
•Conducted spring shareholder outreach in advance of our 2023 annual general meeting.
•Contacted shareholders representing approximately 66% of our outstanding shares and met with shareholders representing approximately 27% of our outstanding shares.
•Discussed proposals in the proxy statement, along with compensation, governance and sustainability matters.
June – Aug. •Considered spring shareholder feedback as part of our review of potential changes to compensation, governance and citizenship programs and enhanced disclosures.

Sept. – Nov.
•Conducted fall shareholder outreach.
•Contacted shareholders representing 67% of our outstanding shares and held meetings with shareholders representing approximately 21% of our outstanding shares.
•Solicited feedback on topics including our 2023 Say on Pay voting results, the 2023 leadership transition and governance, compensation and sustainability matters.
Dec. – Feb. •Considered fall shareholder feedback as part of the review of compensation, governance and citizenship programs, enhanced disclosures and implemented changes to compensation programs.

Feedback from the shareholder meetings on executive compensation was positive overall and provided the Company with an opportunity to engage with shareholders that voted against our 2023 Say on Pay vote.
As our 2023 Say on Pay vote received support from 78% of the votes cast, our Board remains committed to understanding shareholder sentiment. In response, and with the support of our Board, we prioritized our discussion of executive compensation matters in our fall 2023 shareholder outreach meetings with shareholders to understand the concerns that drove their decisions. Through these discussions, we learned that shareholders are broadly supportive of our executive compensation program and believe our program has strong pay versus performance alignment.
We believe a significant factor impacting our Say on Pay result was the compensation paid to our outgoing Chief Executive Officer, Albert Benchimol. We heard our shareholders' feedback loud and clear, and as described below, Mr. Tizzio's employment agreement is aligned with current market practices and substantially reduces the total severance payable upon the Company's termination of the agreement.

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Compensation Discussion and Analysis

With that, the table below summarizes the common themes discussed in our 2023 engagement conversations and our actions taken in response.

	What We Heard	What We Did

2023 Say on Pay Vote Discussion	Concern regarding the compensation provided to our former CEO in connection with his departure
We received feedback that shareholders wanted to understand the rationale behind certain compensation decisions related to our outgoing CEO, including:
•Acceleration of 50% of Mr. Benchimol’s unvested equity awards outstanding as of December 31, 2023
•Use of a one-year performance period for Mr. Benchimol’s 2023 PSU award
•Magnitude of severance benefits to departing CEO
We discussed that severance provided to Mr. Benchimol was pursuant to his employment agreement that was initially negotiated in 2012. The acceleration of a portion of his unvested equity awards and use of a one-year performance period were intended to avoid unfavorable tax consequences relating to deferred compensation as a Bermuda-based company and create alignment between Mr. Benchimol’s remaining service period and the performance period for his PSUs.
The employment agreement for Mr. Tizzio provides for substantially reduced severance benefits upon the Company’s termination of the agreement.

	Request for additional disclosure on compensation decisions	We confirm our commitment to robust disclosure regarding executive compensation decisions.

Concern regarding pay versus performance alignment, with focus on the magnitude of the equity awards earned by former CEO in 2022 and 2023
AXIS grants equity as part of total compensation for the most recent year completed. In determining annual equity awards for executives, the Human Capital and Compensation Committee carefully considers strategic accomplishments and financial results achieved by the Company. In the case of Mr. Benchimol, the Committee also considered the forward-looking component of the equity award to incent Mr. Benchimol to execute a smooth leadership transition. We believe our executive compensation program has a strong pay for performance foundation and note that the former CEO received below-target equity awards for two of the last three performance years prior to his termination (performance years 2020 to 2022). Additionally, the payouts under the performance-based component have been below target (e.g. the 2021 PSU award, which had its performance period end on December 31, 2023, had no payout for all executives and Mr. Benchimol's 2022 and 2023 PSU awards had final payouts of 0% and 51.75%, respectively). The Committee continues to demonstrate its right to assess for positive or negative discretion.

CEO perquisites and benefits are not aligned with current market practices
In response to shareholder feedback on former CEO compensation, we considered the perquisites and benefits provided to our former CEO in light of current practices and scaled back these benefits to our current CEO to be in line with peers. Changes include removal of the Bermuda housing allowance and personal use of Company aircraft and reduced severance benefits.

Executive Compensation Annual Incentive:	Reward executives on achievement of financial goals and strategic objectives; provide clear disclosure around non-formulaic performance and their expected benefits toward the Company's financials.
We maintained the metrics under our Annual Incentive Plan. For our CEO, we maintained a 75% financial metric weighting and 25% weighting for non-formulaic metrics.

AXIS will continue to disclose strategic accomplishments in our proxy statement and consider ways to enhance disclosure regarding non-financial achievements.

AXIS 2024 Proxy Statement	49

Compensation Discussion and Analysis

	What We Heard	What We Did

Executive Compensation PSUs:	Use two performance metrics to value PSU awards for a fuller view of Company performance.
In 2023, the Committee approved the adoption of Adjusted DBVPS Growth as a second performance metric for the PSU awards, beginning with our 2024 grants, in addition to the use of rTSR. Adjusted DBVPS Growth of 15% is required for target level vesting and Adjusted DBVPS Growth of under 5% will not receive a payout. Adjusted DBVPS Growth will be weighted at 50% and the remaining 50% will be determined based on our relative total shareholder return.

Board Structure	Discuss rationale for the classified board structure.
The Board and the Corporate Governance, Nominating and Social Responsibility Committee discussed the feedback provided from shareholders on the Company's classified Board structure and engaged in a robust discussion on the appropriate board structure for the Company and its shareholders. The Committee will continue to consider the matter on an annual basis. See "Proposal 1. Election of Directors – Board Structure" for more information.

ESG Matters	Continue to provide comprehensive disclosure on ESG programs, including how the Company evaluates risks and opportunities relating to ESG matters.
We continue to provide disclosures aligned with Task Force on Climate-Related Financial Disclosure (TCFD) and the Sustainability Accounting Standards Board (SASB).
In 2023, we published our estimated Scope 1, Scope 2 and certain Scope 3 greenhouse gas emissions for fiscal years 2019 – 2022.

We value the feedback we receive from our shareholders. The feedback provided continues to help inform our compensation, human capital, governance, and citizenship programs, and it has positively enhanced our disclosures.
Strong Link Between Pay and Performance
The success of our initiatives will depend on the talents of our executive team to embrace excellence, drive innovation and lead our teammates. With our strategic, transformational journey, our Human Capital and Compensation Committee is focused on maintaining a pay for performance orientation, while ensuring that executives are aligned with shareholders and the Company’s long-term goals. As such, the Human Capital and Compensation Committee continues to retain the right to assess for positive or negative discretion.
The below charts illustrate the target mix of pay for our CEO and other current NEOs for the 2023 performance year:
CEO Target Mix of Pay(1)
Current NEO Average Target Mix of Pay(1)
1.The charts illustrate the target mix of pay for our current CEO and other NEOs for the 2023 performance year. Averages include the NEOs that currently serve in leadership roles at the Company: Messrs. Vogt, Phillips, Brooks and Draper. Mr. Benchimol is excluded,

50	AXIS 2024 Proxy Statement

Compensation Discussion and Analysis

since he did not receive an equity grant for the 2023 performance year and his ultimate mix of awarded pay for the 2023 performance year was in accordance with the separation provisions in his employment agreement.
2023 Pay and Performance – CEO Compensation
Our executive compensation program ties a significant portion of our CEO's compensation to the financial, operational and stock price performance of our Company.
•Bonus: The independent directors of the Board and the Committee awarded the CEO a bonus pursuant to the prescribed CEO bonus formula based on corporate performance and individual performance for the year. Given the unique circumstance of the 2023 performance year, which included record underlying financial performance, as well as the reserve strengthening action, all factors were considered when determining the CEO's bonus award. The Committee and Board applied the CEO bonus formula utilizing the annualized OROACE, excluding the impact of the reserve action ("Adjusted OROACE"), as well as individual non-financial performance achievements to generate an overall bonus score. The Committee and Board then applied negative discretion of (24%) to cap the CEO's bonus payout at 120% in recognition of the impact of reserve strengthening on the Company's shareholders. Pre-negative discretion, the bonus payout would have been 144% of target.
•Long-Term Incentive Award: Given the extraordinary accomplishments of 2023, the Committee and Board awarded the CEO a long-term incentive award of $3,850,000 (in comparison to his $3,500,000 target award) for performance year 2023. While payouts under our bonus plan are largely formulaic, the Committee and Board use discretion when awarding LTI awards and consider performance and forward-looking impact. Under our program, Mr. Tizzio's equity award remains in line with our former CEO's equity award mix of 60% PSUs and 40% RSUs.

2023 Performance Year ($) (1) (2)
Base Salary	$1,000,000
Actual Bonus Post negative discretion of (24%) applied by the Committee and Board	$1,789,644
Annual RSUs (Time-Based)	$1,540,000
Annual PSUs (Awarded at Target)	$2,310,000
Total Performance Year Compensation	$6,639,644
1.In addition, upon appointment to President and Chief Executive Officer in May 2023, Mr. Tizzio received a $2,700,000 equity grant, 60% of which is in the form of performance-based restricted stock units based on absolute TSR CAGR and 40% of which is in the form of time-based restricted stock units.
2.Some of the compensation above differs from the data presented in the Summary Compensation Table included in this proxy statement. This is because SEC rules require that the Summary Compensation Table include equity compensation in the year granted, while the Committee awards equity compensation after the performance year. Therefore, equity compensation granted in 2024 for the 2023 performance year will be shown in next year’s Summary Compensation Table. Further, the table above reflects the fair market value of the equity compensation at the time of grant communicated to our NEOs for compensation purposes, as opposed to the value of the equity awards under Monte-Carlo simulation (as required by accounting rules and reflected in the Summary Compensation Table).

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Compensation Discussion and Analysis

Best Pay Practices
Highlighted below are compensation practices that we maintained in 2023 to drive company performance and align the interests of the Company’s executives with its shareholders:

What We Do	☑	Set robust goals at the beginning of the year, ensuring adequate stretch goals within our risk framework
	☑	Link performance metrics to strategy to support shareholder value
	☑	Provide appropriate mix of fixed and variable pay to reward Company, business unit, and individual performance
	☑	Balance equity awards between PSUs and RSUs
	☑	Retain discretion of incentive awards by our Human Capital and Compensation Committee
	☑	Maintain robust stock ownership guidelines
	☑	Update Clawback Policy to align with new regulatory requirements
	☑	Retain an independent compensation consultant
	☑	Engage in regular shareholder outreach

What We Don't Do	☒	No hedging or pledging of AXIS stock
	☒	No individual executive retirement plans
	☒	No excise tax gross-ups upon change of control or termination
	☒	No single-trigger vesting of equity-based awards upon change in control
	☒	No excessive perquisites
Executive Compensation Philosophy and Key Features
We are a global specialty underwriter and provider of insurance and reinsurance solutions. As the global specialty marketplace is highly competitive, it is critical that we recruit, retain and motivate top talent. To achieve this goal, we have designed our executive compensation programs to retain and reward leaders who create long-term value for our shareholders. The combination of fixed and variable compensation that we pay to our NEOs is structured to reward above-median performance with above-median levels of compensation and conversely, to provide below-median compensation for below-median performance. A large portion of our NEOs’ compensation is variable, or performance-based, and consists of annual incentive awards and long-term equity awards, while the fixed component of their compensation is designed to reflect their significant level of responsibility. The primary consideration for our compensation decisions continues to be the assessment of Company performance based on: (i) certain short-term and long-term financial metrics; and (ii) both business unit and individual performance.

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Compensation Discussion and Analysis

Key Incentive Plan Metrics
The financial metrics for our incentive plans are OROACE, rTSR and beginning with 2024 PSU awards, Adjusted DBVPS Growth. The chart below describes the metrics used in our incentive programs and why we believe these metrics are important to the Company and our current strategy.

Used In:

Metric	Annual Incentive Awards	Long-Term Incentive Awards	Why Metric is Important to AXIS and Our Strategy

OROACE	✗
•This metric reflects the rate of return the Company earns on its capital and surplus.
•Our goal is to achieve strong OROACE results to deliver value creation for shareholders; therefore, we have aligned our Annual Incentive Program to this financial metric.
•Generally, the higher the return, the better the Company is using funds invested by its shareholders, assuming risk is measured and managed appropriately.

rTSR		✗
•This metric reflects the profit earned on shares of company stock due to capital gains and dividends paid during a certain period.
•TSR explicitly links long-term incentive compensation to shareholder value.
•rTSR measures shareholder value creation compared to a group of similarly-situated companies.
•Successful execution against long-term financial and strategic plans should drive an increase in TSR over the long-term.

Adjusted DBVPS Growth Metric introduced beginning with 2024 PSU awards		✗
•Higher and more consistent book value per share growth is an indication of effective and prudent use of capital that is shown to deliver value over time.
• This measure incentivizes and helps measure superior value creation over time.

Elements of Executive Compensation
The following table lists the elements of compensation for our executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall Company, business unit and individual performance using financial and non-financial measures the Committee believes are correlated to gains in shareholder value. At the beginning of the performance year, the Committee establishes the measures and ranges of performance for the variable compensation elements. Our program is designed such that each executive receives an Annual Incentive Plan (AIP) award and an Long-Term Incentive (LTI) award at the end of each year.

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Compensation Discussion and Analysis

	Component	Link to Shareholder Value	Description

Short-Term	Base Salary	•Attract and retain talented executives, and reflect level of global responsibility and experience	•Annual fixed-cash compensation

	Annual Incentive	•Drive performance consistent with our annual financial goals	•OROACE(1) –Measures rate of return earned on capital and surplus –Goal to achieve strong OROACE results to create shareholder value

•Business Unit Financial Assessment –Investment performance (Chief Investment Officer)

•Individual Non-Financial Performance
–Non-financial metric attributable to individual contributions to company-wide strategic business goals
–Assessment of our portfolio optimization using a scorecard of key performance indicators

Long-Term	PSUs (2)(3)	•Promote accountability and strategic long-term decision-making
Beginning with 2024 PSU awards:
•50% Relative TSR over three-year performance period
–Cliff vests after three years
–Earned according to relative performance vs. performance peers set forth in "Peer Benchmarking"
Relative Base Percentile Vesting
                     ≥ 85th 200%
                        55th 100%
                        25th 25%
                     < 25th 0%

•50% Adjusted DBVPS Growth over three-year performance period –Cliff vests after three years –Earned according to absolute performance Growth Rate Vesting 22.5% 200% 15% 100% 5% 50% < 5% 0%

	RSUs	•Foster a culture of ownership, aligning long-term interests of our executives and shareholders	•Vests ratably over four years

1.For 2023, the Committee applied downward discretion to determine actual bonus payouts based on OROACE excluding the reserve charge. See "Annual Incentive Awards" below.
2.Reflects PSU performance metrics for 2024 grants. PSU awards granted in 2023 were based 100% on the rTSR metric discussed above. Mr. Benchimol's PSU award granted in 2023 for the 2022 performance year was measured over 2023 only. See "Long-Term Incentive Awards – Vesting of Former CEO's 2022 and 2023 PSU Awards" below.
3.Mr. Tizzio received a promotional award of $2,700,000 in May 2023, 60% of which is in the form of performance-based restricted stock units based on absolute TSR CAGR and 40% of which is in the form of time-based restricted stock units.

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Compensation Discussion and Analysis

Base Salary
Salaries are the most basic form of compensation and are integral to any employment arrangement. A primary consideration in determining base salaries is to remain competitive. We also seek to balance a logical salary structure within the Company globally reflecting the market demands for executive talent. A competitive salary allows us to attract and retain key staff.
Placement of our NEOs within a salary range is based on the market data for each NEO's position, the executive’s expertise, scope of role, geographic location and the Committee’s determination of competitiveness and appropriate levels based on the CEO’s recommendations (other than with respect to his own salary).

Name	2022 Base Salary	2023 Base Salary	2024 Base Salary

Vincent Tizzio(1)	$850,000	$1,000,000	$1,050,000
Peter Vogt (2)	$675,000	$700,000	$700,000
David Phillips	$625,000	$625,000	$625,000
Conrad Brooks (2)	$500,000	$550,000	$625,000
Daniel Draper(2)(3)	—	$531,804	$582,452
Albert Benchimol(4)	$1,100,000	$1,100,000	N/A
1.Upon appointment to CEO and President in May 2023, Mr. Tizzio's base salary was increased to $1,000,000 and was further increased to $1,050,000 effective January 2024. 2023 base salary represents his annual base salary in effect as of December 31, 2023.
2.The table above represents base salaries in effect as of fiscal year end for each respective year. Effective June 2023, Messrs. Vogt, Brooks and Draper received base salary increases of $25,000, $50,000 and $56,979, respectively. Effective January, 2024, Messrs. Brooks and Draper received a further base salary increase of $75,000 and $50,648. Salary increases were based on market positioning, importance to the organization, or expansion of responsibilities and roles.
3.As Mr. Draper was designated a named executive officer in 2023, we have disclosed his base salary for only 2023 and 2024, converted to USD at an exchange rate of 1.2662 USD per GBP.
4.As Mr. Benchimol departed the Company in December 2023, we have disclosed his base salary for only 2022 and 2023.
Annual Incentive Awards
Our Annual Incentive Plan is intended to provide for formulaic annual incentive awards to our NEOs and serves as a critical tool for rewarding the achievement of our financial and strategic goals.
In order to achieve a competitive total compensation package, we established individual annual incentive targets expressed as a percentage of salary for each NEO. For our NEOs, annual incentive targets are governed by the terms of their employment agreements, but are not guaranteed. The annual incentive targets for each NEO are displayed below.

Name	2022 Bonus Target	2023 Bonus Target	2024 Bonus Target
Vincent Tizzio (1)	150%	160%	170%
Peter Vogt	125%	125%	125%
David Phillips	125%	125%	125%
Conrad Brooks	100%	100%	125%
Daniel Draper (2)	—%	100%	125%
Albert Benchimol (3)	175%	N/A	N/A
1.Upon appointment to CEO and President in May 2023, Mr. Tizzio's bonus target was increased to 160%. His actual 2023 bonus was prorated to account for his pre-appointment bonus target of 150%.

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Compensation Discussion and Analysis

2.As Mr. Draper was designated a named executive officer in 2023, we have disclosed his bonus target for 2023 and 2024 only.
3.Mr. Benchimol received the payments and benefits required under his employment agreement in connection with the Company's non-renewal of his contract. This agreement was originally entered into in 2012 with subsequent renewals and amendments. The payments described in the following sections reflect these contractual agreements - "Employment and Other Agreements with Named Executive Officers" and "Potential Payments Upon Termination or Change in Control".
For 2023, annual incentive compensation was determined based on the weightings of Company financial metric, business unit financial metric and individual non-financial metrics as follows:

	Financial Metrics		Strategic Business Goals (Non-Financial Metrics)
Executive	Company Financial Metric (OROACE) Weighting	Business Unit Financial Metric Weighting	Individual Non-Financial Metrics

Vincent Tizzio	75%	—%	25%
Peter Vogt	70%	—%	30%
David Phillips	55%	30%	15%
Conrad Brooks	70%	—%	30%
Daniel Draper	70%	—%	30%
Albert Benchimol (1)	—%	—%	—%
1.Mr. Benchimol received the payments and benefits required under his employment agreement in connection with the Company's non-renewal of his contract. This agreement was originally entered into in 2012 with subsequent renewals and amendments. The payments described in the following sections reflect these contractual agreements - "Employment and Other Agreements with Named Executive Officers" and "Potential Payments Upon Termination or Change in Control".
Company Financial Performance Goals and Results
At the beginning of each year, the Committee sets a financial performance target after considering the Company’s business plan, peer performance and market conditions for the current year. The Committee also receives input from its independent compensation consultant as to the balance between the rigor and achievability of our goals.
Our target OROACE goal for 2023 was 16.0%, compared to a target of 10.1% in 2022. For 2023, the Company's Adjusted OROACE (which excludes the reserve strengthening) was 18.5%.
The Human Capital and Compensation Committee applied the bonus formula utilizing the Adjusted OROACE, as well as both business unit results and individual non-financial performance achievements to generate an overall bonus score for each individual. The Committee then applied negative discretion ranging from (1%) to (39%) to cap all bonus payouts for the CEO and our current NEOs at no more than 120% of target. In exercising negative discretion the Committee balanced the record underlying financial performance and advancement of strategic business goals, against the reserve strengthening action and its impact on shareholders. Pre negative discretion, bonus payouts would have ranged from 121% to 144% of target.

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Compensation Discussion and Analysis

Annual Incentive Plan Goal Ranges(1)

	OROACE Achievement	Multiplier

Maximum	21% +	200%
Target	16%	100%
Threshold	11%	50%

1.The table above sets forth the threshold, target and maximum performance level, as well as the respective payout factor for the OROACE portion of the Annual Incentive Plan. For results between the applicable threshold, target or maximum levels performance level payouts are determined using linear interpolation.

Business Unit Financial Performance Goals and Results
For our Investments business unit, financial performance is measured on a relative performance basis against a neutral benchmark intended to provide a comparable set of investments. In 2023, our investment portfolio underperformed against the neutral benchmark, resulting in Mr. Phillips receiving a performance score of 81% for the Investment Business Unit Financial portion of his bonus.
Company and Individual Non-Financial Metrics
At the beginning of the year, the Committee approves the Company’s non-financial objectives, which are aligned with the Company's strategic business goals. At the end of the year, our CEO evaluates and makes compensation recommendations to the Committee on the performance of the other NEOs against these objectives. The Committee in turn reviews the individual performance of each NEO, considers the recommendations from our CEO (except with regard to his own individual performance) and makes a final decision for each NEO’s compensation.

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Compensation Discussion and Analysis

Non-Financial Performance Achievements
The table below details the strategic business goals that were established for the Company at the beginning of 2023, and the collective accomplishments against those goals. The Human Capital and Compensation Committee considered the significant progress that was made in 2023 when assessing the non-financial payout of each NEOs’ bonus. Each of the NEOs worked together to deliver significant progress over a transformational year.
2023 Strategic Business Goals Performance

Goal	Key Accomplishments

Exceed Plan Premium Volume and Deliver High-Quality Portfolio
•Achieved $8.4 billion gross premiums written, and exceeded our operating plan’s projected return on risk-adjusted capital (“RoRAC”)
•Portfolio construction better than planned with improved portfolio balance and reduced earnings volatility
•Underperforming lines of business were scaled back in terms of premium volume, contributing to improvements in overall profitability metrics

Accelerate our Expansion as a Leading Specialty Insurer
•Achieved record production in insurance
•Developed a retail distribution strategy that complements wholesale distribution strategy and drives diversifying growth
•Small and middle markets generated new business growth in excess of $60 million in 2023, from Wholesale, Financial Lines, Cyber and other lines
•Advanced digital capabilities by transforming intake process with submission data extraction, validation and augmentation in two product lines yielding usable data to streamline process and support efficient and effective decision-making
•Protected the reinsurance franchise in a hard catastrophe market by maximizing retention of profitable business throughout 2023
•Built out infrastructure for cloud-based data and analytics platform

Deliver More Agile and Efficient Organization
•Advanced transactional efficiencies by developing and driving strategy for new standards of individual productivity
•Executed on savings of $66 million for 2023, outperforming plan
•Assigned expense elimination opportunities of approximately $76 million by function and suggested areas from which to optimize expenses with a particularly significant opportunity assigned to our technology organization

Deliver Measurable Impact on Culture, DEI, and Climate
•Addressed leadership gaps through internal and external mobility
•Jobs filled this year had 91% diverse candidate slates; 67% of all requisitions filled both internally and externally were filled with diverse candidates
•Record high response rate of 86% on team member engagement survey, indicating employees remain deeply engaged
•Announced 2030 greenhouse gas (GHG) reduction targets and evolved GHG control and measurement framework
•Maintained or improved external ESG ratings and rankings

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Compensation Discussion and Analysis

Annual Incentive Plan Performance Results and Payouts

Vincent Tizzio
2023 Metric	(B) Weighting	(A) Target Bonus ($)	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Bonus Earned ($)

Company Financial	75%	1,200,000	142%	107%
Individual Non-Financial	25%	400,000	150%	38%
TARGET BONUS	100%	1,600,000	TOTAL	144%	2,304,000
			NEGATIVE DISCRETION	-24%
			TOTAL ACTUAL PAYOUT (1)	120%	1,789,644

Peter Vogt
2023 Metric	(B) Weighting	(A) Target Bonus ($)	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Bonus Earned ($)

Company Financial	70%	612,500	142%	99%
Individual Non-Financial	30%	262,500	100%	30%
TARGET BONUS	100%	875,000	TOTAL ACTUAL	129%	1,132,250
			NEGATIVE DISCRETION	-39%
			TOTAL ACTUAL PAYOUT	90%	787,500

David Phillips
2023 Metric	(B) Weighting	(A) Target Bonus ($)	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Bonus Earned ($)

Company Financial	55%	429,688	142%	78%
Investment Unit Financial	30%	234,375	81%	24%
Individual Non-Financial	15%	117,188	125%	19%
TARGET BONUS	100%	781,250	TOTAL ACTUAL	121%	945,313
			NEGATIVE DISCRETION	-1%
			TOTAL ACTUAL PAYOUT	120%	937,500

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Compensation Discussion and Analysis

Conrad Brooks
2023 Metric	(B) Weighting	(A) Target Bonus ($)	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Bonus Earned ($)

Company Financial	70%	385,000	142%	99%
Individual Non-Financial	30%	165,000	150%	45%
TARGET BONUS	100%	550,000	TOTAL ACTUAL	144%	794,200
			NEGATIVE DISCRETION	-24%
			TOTAL ACTUAL PAYOUT	120%	660,000

Daniel Draper
2023 Metric	(B) Weighting	(A) Target Bonus ($)	(C) Performance Result	(D) = B*C Payout Factor	(E) = D*A Actual Bonus Earned ($)

Company Financial	70%	372,263	142%	99%
Individual Non-Financial	30%	159,541	150%	45%
TARGET BONUS	100%	531,804	TOTAL ACTUAL	144%	767,925
			NEGATIVE DISCRETION	-24%
			TOTAL ACTUAL PAYOUT	120%	638,165
1.Mr. Tizzio's bonus was further pro-rated to account for his pre-CEO bonus target of 150% and CEO bonus target of 160%.
Long-Term Incentive Awards
We provide long-term incentive compensation to our NEOs through equity awards under our 2017 Long-Term Equity Compensation Plan, which was originally approved by our shareholders at our 2017 Annual General Meeting and amended and restated following the approval of our shareholders at each of our 2021 Annual General Meeting and our 2023 Annual General Meeting (as amended, the "Existing LTEP”). Equity awards directly link the compensation of our NEOs to the interests of our shareholders as the amount the executive will ultimately receive under these awards is determined by our stock price and beginning with 2024 PSU awards, diluted book value per share growth as well. In addition, the vesting requirement for our equity awards is a valuable retention tool in our competitive industry.
Under the Existing LTEP, the following types of equity awards were granted to our NEOs in 2023: (a) time-vesting restricted stock unit awards (“RSUs”); and (b) performance-vesting restricted stock unit awards ("PSU"). These equity awards are summarized in the table below:

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Compensation Discussion and Analysis

RSUs CEO: 40% RSUs Other NEOs: 50% or 60% RSUs	PSUs CEO: 60% PSUs Other NEOs: 40% or 50% PSUs

•Vests 25% per year over four years
•Vests in a single installment on the third anniversary of the vesting commencement date
•The number of PSUs that ultimately vest is based on:
•2023 awards: 100% three-year relative TSR(1)(2)
•2024 awards: 50% three-year relative TSR and 50% three-year absolute Adjusted DBVPS growth
•Peer group for the relative TSR portion of these awards is established at time of grant with performance measured after three years

1.Mr. Benchimol's PSU award granted in 2023 for the 2022 performance year was measured over 2023 only, resulting in a final below target payout of 51.75%.
2.Mr. Tizzio's PSU award granted in May 2023 is based on three-year absolute TSR CAGR.
2023 Equity Awards Reflected in the Summary Compensation Table
(Relating to 2022 Performance)
In 2023, NEOs were awarded equity awards related to their 2022 performance equal to their target values with the exception of our former CEO.
RSUs vest over four years conditioned on continued employment. For PSUs, performance is measured over the forward-looking three-year period with the number of PSUs that ultimately vest ranging from 0% to 200% of target. Equity-based incentives granted in 2023 for the 2022 performance year are reflected in the Summary Compensation Table. With respect to PSUs, the value reflects the impact of Monte Carlo simulation required for accounting purposes, which differs from the award value granted.
In addition to the equity award Mr. Tizzio received related to his 2022 performance, he also received a promotional equity award of $2,700,000 upon his appointment as CEO in May 2023, which was intended to reflect the difference between his 2023 grant based on 2022 performance and his new LTI target as CEO. This award was comprised of 60% PSUs and 40% RSUs. The performance goals for this award are detailed in the following section.
As previously disclosed, our former CEO, Mr. Benchimol was awarded a long-term incentive award of $5,000,000 (in comparison to the target of $6,750,000) in 2023 based on his performance in 2022. Under our program, Mr. Benchimol's equity award mix was 60% PSUs and 40% RSUs. However, the performance for this PSU award was measured over 2023 only and resulted in a final below target payout of 51.75%, continuing to align Mr. Benchimol with the interests of the Company and its shareholders during this period. For additional detail surrounding the treatment of Mr. Benchimol's outstanding equity awards upon his termination, see "Executive Compensation – Potential Payments Upon Termination or Change of Control."
Long-Term Incentive Performance Goals for PSU Awards Granted in 2023 (Relating to 2022 Performance)
The Committee regularly evaluates its executive compensation programs. Following shareholder feedback, the Company re-introduced a 0% payout for below-threshold performance, and increased the maximum payout for top performance for all PSU awards starting with grants made in early 2021. We continued this approach for all PSU awards made in 2023 and 2024.
The number of PSUs earned is determined based on relative TSR over the performance period as compared to our performance peers (as set forth below under “2023 Performance Peer Group”) which are established at the time of grant. PSUs granted in 2023 have a performance period of January 1, 2023 through December 31, 2025, with the exception of Mr.

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Compensation Discussion and Analysis

Benchimol's award. Mr. Benchimol's 2023 PSU award had a performance period of January 1, 2023 through December 31, 2023 and resulted in a final below target payout of 51.75%.
For the 2023 grants (relating to 2022 performance), below are the maximum, target and threshold performance levels.

	2023 Performance Scale for Determining Number of Earned PSUs

	Relative TSR Percentile	Vesting

Maximum	≥ 85th	200%
Target	55th	100%
Threshold	25th	25%
Minimum	< 25th	0%
CEO Promotional PSU Award
The number of PSUs earned for Mr. Tizzio's promotional equity is determined based on absolute TSR Compound Annual Growth Rate (CAGR) over the performance period of May 4, 2023 through May 4, 2026 in order to promote a continued focus on driving improved stock price performance. For the 2023 promotional PSU grant, below are the maximum, target and threshold performance levels.

	2023 Performance Scale for Determining Number of Earned PSUs

	Absolute TSR CAGR	Vesting

Maximum	18%	200%
Target	10%	100%
Minimum	0%	0%

Vesting of 2021 PSU Awards
The PSU awards that were granted in early 2021 vested in March 2024 based on the Company’s growth in TSR relative to its peer group. The performance period for the PSUs granted in 2021 was January 1, 2021 through December 31, 2023. As of December 31, 2023, the three-year TSR ranked slightly less than the 25th percentile of the peer group that was determined at the time of grant. This resulted in a payout factor of 0% and all awards were cancelled in full. The below table describes the performance scale used to determine the number of earned PSUs for our 2021 awards.

	PSUs Awarded in 2021 Performance Period (January 2021 - December 2023)

Name	Number of Target PSUs Granted	Number of PSUs Earned Based on Performance

Peter Vogt	10,462	0
David Phillips	8,369	0
Conrad Brooks	4,603	0
Albert Benchimol	62,774	0

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Compensation Discussion and Analysis

	2021 Performance Scale Used to Determine Number of Earned PSUs

	Relative TSR Percentile	Vesting

Maximum	≥ 85th	200%
Target	55th	100%
Threshold	25th	25%
Minimum	< 25th	0%
Vesting of Former CEO's 2022 and 2023 PSU Awards
As previously disclosed, the Human Capital and Compensation Committee and independent directors of the Board approved the accelerated distribution of 50% of the shares covered by Mr. Benchimol’s equity awards that were outstanding as of December 31, 2023, aligned to the completion of his employment agreement (rather than requiring Mr. Benchimol to wait until the scheduled distribution dates to receive such portion of the shares underlying his awards in accordance with the terms of his employment agreement).
The performance vesting of the PSUs was calculated based on actual performance at December 31, 2023 for the 2022 and 2023 outstanding PSU awards, which resulted in a final payout of 0% for the 2022 award and 51.75% for the 2023 award. In approving the accelerated distribution for a portion of the shares underlying Mr. Benchimol’s outstanding equity awards, the Committee and independent directors considered, among other things, the desire to mitigate the potential impact of adverse tax consequences under the U.S. Internal Revenue Code related to certain deferred compensation arrangements and the benefit to having the remaining portion of the shares underlying outstanding equity awards deliver on schedule to continue to align Mr. Benchimol with the interests of the Company and its shareholders during this period.
2024 Equity Awards (Relating to 2023 Performance Year)
The Committee believes that awarding a mix of both RSUs and PSUs creates a balanced long-term incentive program. The RSUs provide the Company with a strong retention tool for its executives while also incentivizing our executive team to drive an overall increase in TSR and DBVPS over the performance period. The Committee approved equity awards ranging from 100% to 145% of target for its current NEOs.
The table below reflects the value of LTI communicated to each NEO in January 2024. These awards, with the TSR portion of PSUs valued using the Monte Carlo simulation, will be reflected in the "Summary Compensation Table" and "Grants of Plan-Based Awards Table" in next year’s proxy.

In May 2023, the Committee approved new 2023 LTI targets for Mr. Vogt, Mr. Brooks and Mr. Draper of $1,400,000, $750,000 and $550,000. In January 2024, the Committee approved new 2024 LTI targets for Mr. Tizzio, Mr. Brooks and Mr. Draper of $4,200,000, $800,000 and $800,000, respectively.

	2024 Equity Awards (Relating to 2023 Performance)

Name	RSUs (%)	RSUs ($)	PSUs (%)	PSUs ($)	Total ($)	Total as a % of 2023 LTI Target

Vincent Tizzio	40%	1,540,000	60%	2,310,000	3,850,000	110%
Peter Vogt	50%	700,000	50%	700,000	1,400,000	100%
David Phillips	60%	600,000	40%	400,000	1,000,000	100%
Conrad Brooks	60%	600,000	40%	400,000	1,000,000	133%
Daniel Draper	60%	480,000	40%	320,000	800,000	145%
1.Mr. Benchimol did not receive a 2024 Equity Award as per his termination effective December 31, 2023.

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Compensation Discussion and Analysis

	2024 Performance Scale for Determining Number of Earned PSUs

	Absolute Adjusted DBVPS Growth (50% of Award)	Vesting	Relative TSR Percentile (50% of Award)	Vesting

Maximum	22.5%	200%	≥ 85th	200%
Target	15%	100%	55th	100%
Threshold	5%	50%	25th	25%
Minimum	<5%	0%	< 25th	0%
Human Capital and Compensation Committee Process
Under our Human Capital and Compensation Committee’s charter, the Committee:
•evaluates the CEO's performance relative to corporate goals and objectives established by the Committee and recommends the CEO's annual compensation to the Board for approval;
•reviews and approves annual compensation, as well as any offers of employment for executive committee members;
•reviews and approves compensation programs and policies affecting our executives, including our clawback policy;
•reviews, approves and recommends to the Board the form and amount of director compensation;
•reviews and approves all equity awards to our executive committee members and establishes the pool for all other equity award recipients;
•reviews and approves the design of our incentive and equity compensation plans and any changes or amendments to those plans;
•considers the outcome of the shareholder advisory vote on executive compensation annually in connection with its determination of our NEOs’ compensation and the related programs;
•reviews the Company's strategies, policies, practices and reporting relating to human capital management; and
•reviews and advises on executive development and succession plans.
The Committee considers recommendations and information from management and our independent consultant regarding executive compensation and director compensation. The Committee is permitted to delegate any of its responsibilities to subcommittees in its discretion, but has not done so to date. The Committee's annual process for reviewing and determining executive compensation is summarized below:

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The Committee conducts the other key activities set forth in its charter throughout the year, as illustrated below:

Executive Compensation Activities		Other Key Activities
THROUGHOUT THE YEAR

•Reviews and approves the financial performance goals under the annual and long-term incentive plans for the current year. •Reviews and approves non-financial goals and weightings.	Reviews design of annual and long-term incentive plans	•Reviews the performance of the Committee’s independent consultant. •Conducts a Committee self assessment. •Approves the Committee’s report for our proxy statement.

Reviews quarterly progress against non-financial goals established at the beginning of the year

•Considers the shareholder advisory vote on Say on Pay with respect to the NEOs and feedback from shareholders during engagement.
•Reviews trends in executive compensation and broader human capital management.

•Conducts bi-annual shareholder outreach and the Committee Chair participates in shareholder conversations.
•Reviews executive compensation programs, including consideration of our Say-on-Pay vote and shareholder feedback

•Conducts CEO and executive committee benchmarking.
•Reviews CEO performance and determines annual pay decision after consulting with the independent members of the Board. Reviews CEO’s pay recommendations for executive committee members.

•Reviews director compensation, including principles for determining form and amount.
•Determines Committee response to shareholder feedback, including the review of potential changes to compensation programs.
•Reviews and approves annual incentive spend and long-term incentive funding for the entire organization, based on final year results.

Reviews human capital management matters and strategies
Risk Management and Compensation
In line with the Company’s requirements for managing compensation risk, the Human Capital and Compensation Committee seeks to ensure that our executive compensation program does not encourage executives to take risks that are inconsistent with the long-term success of the Company. The Committee believes that AXIS’ executive compensation program does not encourage inappropriate risk-taking. Specifically, in 2023, the Company’s annual incentive and long-term incentive plans were tied to our OROACE and rTSR performance, respectively, aligning our shareholders’ short- and long-term interests with the decision-making of our executives.
Additionally,
•the Committee retains discretion in overseeing our compensation programs, such that meaningful reductions in compensation are possible.
•the Committee also retains downward discretion if our risk management policies or tolerances have been breached;
•our executive compensation Clawback Policy ensures that our executives are not inappropriately rewarded in the event that we are required to restate our financial results;
•our stock ownership guidelines are designed to ensure that the long-term interests of our executives are aligned with those of our shareholders;

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Compensation Discussion and Analysis

•the Chair of our Human Capital and Compensation Committee meets annually with our Risk Committee to review the Company’s compensation policies;
•the Chair of our Risk Committee is also a member of our Human Capital and Compensation Committee; and
•our Human Capital and Compensation Committee retains an independent consultant, apart from any consultant retained by management, as discussed in detail below.
Human Capital and Compensation Committee Consultant
Our Human Capital and Compensation Committee has sole authority to select, retain and terminate any consultants or advisors used to provide independent advice to the Human Capital and Compensation Committee and evaluate executive compensation, including the sole authority to approve the fees and any other retention terms for such consultant or advisor. In December 2022, the Company retained Frederick W. Cook & Co. ("FW Cook") to serve as its independent compensation consultant for 2023. Korn Ferry was retained to provide transitional consulting services through March 31, 2023.
The independent compensation consultant assisted in establishing the Company's compensation policies and programs. During 2023, the independent compensation consultant:
•reviewed and advised the Human Capital and Compensation Committee on matters concerning compensation of the CEO and our other executive officers;
•reported on all aspects of short and long-term compensation program design, including incentive mix, measures and plan leverage;
•reported on emerging trends and developments in executive compensation and corporate governance;
•prepared quarterly formal presentations for the Human Capital and Compensation Committee regarding executive compensation;
•advised on peer groups;
•prepared and reviewed compensation benchmarking analysis for each of the Company’s executive committee members; and
•reviewed and advised on director compensation (including subsidiary boards).
Each year, our compensation consultant is required to submit a letter describing any conflicts of interest and other factors relating to its independence. The Committee has determined that FW Cook is independent and its work during 2023 did not, and its work during 2024 will not, raise any conflict of interest.
From time to time, management also engages its own external compensation consultant to advise on the Company’s compensation programs generally, prepare reports that compare our compensation programs to those of peer companies and help ensure the competitiveness and appropriateness of our compensation programs.
Peer Benchmarking
AXIS gives careful consideration to each element of total compensation and evaluates each NEO's competitive position on a total direct compensation basis, including base salary and short- and long-term incentive targets. When setting executive compensation, we consider market pay practices and pay levels using a compensation peer group and industry-leading surveys.
The Committee regularly reviews the Company’s peer groups and considers advice from its compensation consultant. In selecting its compensation peer group, the Committee seeks companies operating in similar industries, with a similar business model and similar size and geographic footprint. In 2023, with the support of FW Cook, the Committee reassessed its compensation and performance peer groups to provide a more robust data set for compensation and performance assessment decisions and, with respect to the performance peer group, to reflect peers that the Company considers when discussing Company performance with the investor community.

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The Committee has established a separate performance peer group to assess relative performance to determine vesting for performance-contingent equity awards. The performance peer group augments the compensation peer group with additional global (re)insurers. Importantly, the Committee believed a larger peer group was necessary to compare performance given that the compensation group is fairly small. The Committee also considered that the industry consolidation of recent years is expected to continue.

2023 Compensation Benchmarking Peer Group

•American Financial Group, Inc.
•Arch Capital Group Ltd.
•Beazley
•Cincinnati Financial Corporation
•CNA Financial Corporation
•Everest Re Group, Ltd.
•The Hanover Insurance Group, Inc.
•Hiscox
•Kemper
•Markel Corporation
•RennaissanceRe Holdings Ltd.
•RLI Corp.
•Selective Insurance Group
•SiriusPoint
•W.R. Berkley Corporation

Purpose
•Provides appropriately sized peers when evaluating our executive compensation levels
•Avoids potential pay inflation that could occur if larger performance peers were included when determining pay targets
Selection Criteria
•Size-appropriate global (re)insurance and property and casualty insurance companies
•Underwrite similar lines of business with similar geographic breadth
•Representative of the competitive marketplace for talent
•Strong capitalization as indicated by A.M. Best rating

2023 Performance Peer Group (1)

•American Financial Group, Inc.
•American International Group
•Arch Capital Group Ltd.
•Chubb Limited
•Cincinnati Financial Corporation
•CNA Financial Corporation
•Everest Re Group, Ltd.
•Fairfax Holdings Limited
•Hannover Ruck SE
•The Hanover Insurance Group, Inc.
•The Hartford Financial Services Group, Inc.
•James River Group Holdings Ltd.
•Kinsale Capital Group
•Lancashire Holdings Limited

•Markel Corporation
•Münchener
•Old Republic International Corporation
•ProAssurance Corporation
•QBE Insurance Group
•RenaissanceRe Holdings Ltd.
•RLI Corp.
•SCOR SE
•Selective Insurance Group
•Swiss Re AG
•The Travelers Companies, Inc.
•United Fire Group, Inc.
•W.R. Berkley Corporation
•Zurich Insurance Group AG

Purpose
•Provides a statistically-robust sample of relevant companies for PSU performance
•Incorporates international peers, representing the Company’s expanded global footprint
•Avoids potential relative payout anomalies that could occur with a smaller sample size
Selection Criteria
•Global (re)insurance companies with similar geographic breadth
•Relevant public P&C insurers and reinsurers
•Relevant international company with similar P&C underwriting operations
•Representative of the marketplace for investment capital

1.Effective with 2024 PSU awards, the following changes were made to the Performance Peer Group: Added - Beazley, Hiscox, Kemper, SiriusPoint, Removed - Hannover Ruck SE, Old Republic International Corporation, ProAssurance Corporation, United Fire Group, Inc.

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Compensation Discussion and Analysis

Other Compensation Topics
Perquisites and Other Personal Benefits
Because our business is global and we are headquartered in Bermuda, our NEOs may be required to relocate or travel for business in order to work for us. To reduce the likelihood that this factor will discourage talented executive officers from joining AXIS, in some cases, we provide reimbursement for certain expenses associated with working in our various locations to ensure we maintain our global presence. Therefore, we have aligned our perquisites practices with our Bermudian peers and other local practices, where appropriate, in order to remain competitive and encourage global mobility. From time to time, the Committee will review the appropriateness and competitiveness of our perquisites relative to those generally offered to senior executives at peer companies. Most recently, we have removed the Chief Executive Officer's Bermuda housing allowance and personal use of the Company aircraft to further align with our market-based approach to perquisites.
We also provide other perquisites and benefits, as well as the general health plan and employee benefits provided to all employees, which make us a competitive employer and do not represent a significant cost to us. These benefits also provide our NEOs with the security and convenience that allows them to focus their attention on carrying out their responsibilities to AXIS. Refer to "Executive Compensation – All Other Compensation for 2023 – Supplemental Table" for additional detail.
Severance Benefits
Although we do not maintain a general severance plan for our NEOs, each of our NEOs has rights under their employment agreements upon termination of their employment. We provide these benefits in order to be competitive as an employer. We also provide various benefits in connection with a change in control, in part because a change in control situation often undermines our NEOs’ job security, and it is to the benefit of AXIS and its shareholders to encourage the NEOs to seek out beneficial business transactions and to remain with us through the closing of the transactions, even though their futures may be uncertain as a result. As such, we structured the change in control provisions in each of the employment agreements for our NEOs with a “double trigger,” which requires termination of the executive without cause or termination by the executive for good reason in connection with a change in control. Because the consummation of a transaction alone would not trigger this benefit, this structure essentially places the decision of whether or not to trigger change in control benefits largely in the hands of the acquiring company.
We provide our NEOs with benefits and severance payments if we terminate them without cause and if they terminate their employment for good reason. These benefits add a level of security to each NEO’s position. We believe these benefits are needed to attract and retain talented executives. These provisions encourage individuals to move from other firms and help attract individuals new to our industry, which is generally more volatile. In addition, we face significant competition within our industry for experienced leaders, and we believe these benefits are needed to remain competitive as an employer as it is a common feature in many of our competitors’ compensation programs. Furthermore, we provide these benefits in part so that we can obtain valuable agreements from the NEOs to assign to us certain intellectual property rights and maintain the confidentiality of our information, and not to compete with us or solicit our teammates or customers for a certain period of time after leaving. Moreover, providing termination payments allows us to obtain a release of claims from the NEO upon the NEO's departure from AXIS, which we consider a valuable benefit to us.
We continue to review our approach to NEO severance benefits and to further align AXIS with market standards. Most recently, we have reduced the total severance payable upon the Company's termination of the employment agreement with respect to the Chief Executive Officer. The terms and conditions of the separation benefits and payments are described in detail in the section titled “Potential Payments Upon Termination or Change in Control.”
Restriction on Trading by Directors and Officers/Anti-Hedging and Pledging
The Company’s policy on insider trading generally permits directors and executive officers (including our NEOs) to engage in transactions involving the Company’s common stock and other securities only (a) during a Company-prescribed trading window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material non-public information. Our policy prohibits our directors, executives officers and employees from transacting certain forms of hedging or monetization transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or

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Compensation Discussion and Analysis

otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities held by them. Additionally, the pledging, or using as collateral, the Company’s securities in order to secure personal loans or other obligations is also prohibited.
Clawback Policy
The Company has adopted a compensation recoupment policy ("Clawback Policy") relating to the recovery of executive compensation. Under the terms of the Company’s Clawback Policy, as currently in effect, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under applicable securities laws, the Committee will review all awards or payments of any form of incentive-based compensation made to current and former executive officers within the three-year period immediately preceding the date on which the Company is required to prepare the restatement and will, to the extent permitted by applicable law, seek to recover for the benefit of the Company the difference between the amounts awarded or paid and the amounts which would have been awarded or paid based on the restated results. The Clawback Policy is based on regulations issued by the SEC to fulfill aspects of the Dodd-Frank Act and rules adopted by the NYSE at the direction of the SEC. The Clawback Policy supplements the clawback provisions required under the Sarbanes-Oxley Act of 2002, which remain in effect. In addition, the Existing LTEP and Annual Incentive Plan provide that the Company has a right to recoup compensation in accordance with the Clawback Policy and applicable law. The Company amended its Clawback Policy in September 2023 to comply with the newly adopted SEC rules and NYSE listing standards regarding compensation recoupment.
Stock Ownership Guidelines for Directors and Executive Officers
We believe it is important to align the financial interests of our directors, NEOs and other designated senior executives with those of our shareholders. Accordingly, we have robust stock ownership guidelines designed to ensure that the minimum required amounts, set forth below, sufficiently align their long-term interests with those of AXIS.

Name of Position	Stock Ownership Requirements(1)
CEO	10x Annual Base Salary
Chair(2)	5x Total Earned Compensation
Other NEOs	3x Annual Base Salary
Directors	$500,000
1.Directors, NEOs and designated senior executives have five years to comply with the minimum required amount. Shares of AXIS common stock owned by directors or covered executives along with the portion of unvested time-based restricted stock units that settle in common shares are allocated toward meeting these guidelines.
2.Total Earned Compensation as reflected in the Director Compensation table set forth later in this proxy statement.
All of our directors, NEOs and other senior executives are required to maintain compliance with their required minimum stock ownership amounts. The Human Capital and Compensation Committee reviews and confirms compliance annually.
U.S. Tax Consequences
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain executive officers. For AXIS, Section 162(m) has had limited effect because our Company is headquartered in Bermuda and U.S. tax law affects only a portion of our compensation. Therefore, although we are aware of and have considered the impact of this rule when developing and implementing our executive compensation program, deductibility of compensation under Section 162(m) has not been a driving factor in its operation. We do not expect the changes to Section 162(m) to change our executive compensation practices prospectively.
As discussed above, in accelerating a portion of the equity awards of the former Chief Executive Officer, the Human Capital and Compensation Committee sought to balance certain tax considerations relating to deferred compensation arrangements under Sections 409A and 457A of the Internal Revenue Code with the alignment of Mr. Benchimol's interests with the interests of the Company and its shareholders.

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Human Capital and Compensation Committee Report
The Human Capital and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions referred to above, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Human Capital and Compensation Committee
•Michael Millegan, Chair
•W. Marston Becker
•Elanor R. Hardwick

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Executive Compensation
Summary Compensation Table
The following table sets forth compensation provided to: (i) our Chief Executive Officers in 2023; (ii) our Chief Financial Officer of AXIS in 2023; and (iii) our other NEOs for 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Vincent Tizzio President and Chief Executive Officer	2023	948,296		3,886,286	1,789,644	172,408	6,796,633
	2022	850,000	875,000	3,836,139	1,369,350	89,512	7,020,001
Peter Vogt Chief Financial Officer	2023	689,583		1,350,448	787,500	64,748	2,892,279
	2022	675,000		1,334,272	906,188	73,938	2,989,398
	2021	675,000		1,104,075	1,000,000	78,649	2,857,724
David Phillips Chief Investment Officer	2023	625,000		1,125,351	937,500	49,300	2,737,151
	2022	625,000		1,111,789	849,609	62,500	2,648,898
	2021	625,000		917,564	1,000,000	61,250	2,603,814
Conrad Brooks Chief Administrative and Legal Officer	2023	529,167		715,121	660,000	47,382	1,951,669
	2022	500,000		708,149	537,000	62,960	1,808,109
Daniel Draper (5) Chief Underwriting Officer	2023	508,232		440,024	638,165	57,118	1,643,539
Albert Benchimol Former President and Chief Executive Officer	2023	1,100,000		5,698,574	—	14,457,868	21,256,443
	2022	1,100,000		7,656,293	2,002,000	802,502	11,560,795
	2021	1,100,000		5,193,861	2,276,313	741,040	9,311,214
1.For Mr. Tizzio, this represents a one-time payment upon hire in January 2022 to replace bonus forfeited from his prior employer.
2.Represents the aggregate grant date fair value of the RSU and PSU awards granted in fiscal year 2023, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions discussed in Note 17 — “Share Based Compensation” of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The final value of the PSUs granted in fiscal year 2023 will be determined subject to achievement under the relative total shareholder return measure. As the PSUs are only subject to market conditions and a service period requirement as defined under Topic 718, they have no maximum grant date fair values that differ from the fair values presented in the table. Assuming the highest level of performance is achieved, the aggregate payout value of the 2023 PSU awards would be: Mr. Tizzio – $4,412,778; Mr. Vogt - $1,501,002; Mr. Phillips – $1,250,811; Mr. Brooks – $650,352; Mr. Draper - $400,160 and

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Mr. Benchimol - $7,397,233. This would result in total maximum award levels, inclusive of the RSUs, that would be: Mr. Tizzio - $6,092,675; Mr. Vogt - $2,100,948; Mr. Phillips – $1,750,756; Mr. Brooks –$1,040,297; Mr. Draper $640,104 and Mr. Benchimol $9,397,191.
3.Reflects the annual incentive award pursuant to our Annual Incentive Plan as discussed under "Elements of Executive Compensation – Annual Incentive Awards."
4.See “All Other Compensation for 2023 – Supplemental Table” below for details regarding these amounts.
5.Mr. Draper's compensation other than stock awards is denominated and paid in GBP; the amounts shown above for Mr. Draper are in U.S. dollars converted at an exchange rate of 1.2662 USD per GBP for the fiscal year ended December 31, 2023.
All Other Compensation for 2023 - Supplemental Table
The following table describes the incremental cost of other benefits provided in 2023 that are included in the “All Other Compensation” column.

Name	Personal Use of Aircraft ($)(1)	Housing Allowance ($)	Retirement Contributions ($)(2)	Other Compensation ($)(3)	All Other Compensation ($)

Vincent Tizzio			19,800	152,608	172,408
Peter Vogt			19,800	44,948	64,748
David Phillips			49,300		49,300
Conrad Brooks			19,800	27,582	47,382
Daniel Draper			57,118		57,118
Albert Benchimol	146,615	300,000	19,800	13,991,453	14,457,868
1.Amounts represent the incremental cost to the Company for personal and spousal use of the aircraft that we lease. We calculate our incremental cost for personal use of the corporate aircraft based on variable operating costs including hourly operating fees, fuel costs, landing fees and other miscellaneous variable costs. On certain occasions, a family member or guest may accompany the executive on a flight.
2.Amounts for Messrs. Tizzio, Vogt, Brooks and Benchimol represent a Company contribution under our AXIS 401(k) Plan. The amount for Messr. Phillips represents Company contributions under our AXIS 401(k) Plan and the U.S. Supplemental Plan. The amount for Mr. Draper represents Company contributions under the UK Pension Plan ($10,763) and monthly cash allowances made in lieu of the employer pension entitlement ($46,355). Mr. Draper's compensation other than stock awards is denominated and paid in GBP; the amounts shown above for Mr. Draper are in U.S. dollars converted at an exchange rate of 1.2662 USD per GBP for the fiscal year ended December 31, 2023.
3.Other Compensation includes: (i) a cash payment in lieu of a Company contribution to the U.S. Supplemental Plan for Messrs. Tizzio ($77,287), Vogt ($44,948), Brooks ($24,896) and Benchimol ($96,250) as these executives are not eligible participants under Section 457A of the Internal Revenue code; (ii) for Mr. Tizzio, the cost of an executive physical, legal fees and technical improvements for home wiring for business use ($61,215) (iii) for Mr. Brooks, the cost of an executive physical (iv) for Mr. Benchimol, the value of the tax gross-up related to housing allowance ($176,190); COBRA payments and related tax gross-up related to COBRA payments ($34,117) and severance payments ($13,677,000). Severance payment to Mr. Benchimol was made in Q1 2024 in accordance with the separation terms of his employment agreement and is described in detail in the section titled "Potential Payments Upon Termination or Change in Control." In addition, the Company has a tax equalization program for certain employees, including our NEOs, who are subject to tax in Bermuda and potentially other jurisdictions as a result of their work for the Company, the purpose of which is to provide them with after-tax income equal to the income they would have realized had their income been subject only to U.S. federal income tax.

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Grants of Plan-Based Awards in 2023
The following table provides information on plan-based annual incentive payments and restricted stock awards granted in 2023 to each of our NEOs.

Name	Award Type	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(6)			All Other Stock Awards: Number of Shares of Stock or Units (#)(10)	Grant Date Fair Value of Stock Awards ($)(11)
			Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)	Threshold (#)(7)	Target (#)(8)	Maximum (#)(9)

Vincent Tizzio	PSU Award	1/24/2023	—	—	—	2,579	10,319	20,638	—	750,501
	RSU Award	1/24/2023	—	—	—	—	—	—	10,319	599,947
	PSU Award	5/4/2023	—	—	—	—	30,331	60,662	—	1,455,888
	RSU Award	5/4/2023	—	—	—	—	—	—	20,220	1,079,950
	Annual Incentive Award	N/A	—	1,600,000	3,200,000	—	—	—	—	—
Peter Vogt	PSU Award	1/24/2023	—	—	—	2,579	10,319	20,638	—	750,501
	RSU Award	1/24/2023	—	—	—	—	—	—	10,319	599,947
	Annual Incentive Award	N/A	—	875,000	1,750,000	—	—	—	—	—
David Phillips	PSU Award	1/24/2023	—	—	—	2,149	8,599	17,198	—	625,405
	RSU Award	1/24/2023	—	—	—	—	—	—	8,599	499,946
	Annual Incentive Award	N/A	—	781,250	1,562,500	—	—	—	—	—
Conrad Brooks	PSU Award	1/24/2023	—	—	—	1,117	4,471	8,942	—	325,176
	RSU Award	1/24/2023	—	—	—	—	—	—	6,707	389,945
	Annual Incentive Award	N/A	—	550,000	1,100,000	—	—	—	—	—
Daniel Draper	PSU Award	1/24/2023	—	—	—	687	2,751	5,502	—	200,080
	RSU Award	1/24/2023	—	—	—	—	—	—	4,127	239,944
	Annual Incentive Award	N/A	—	531,804	1,063,608	—	—	—	—	—
Albert Benchimol	PSU Award	1/24/2023	—	—	—	12,899	51,599	103,198	—	3,698,616
	RSU Award	1/24/2023	—	—	—	—	—	—	34,399	1,999,958
	Annual Incentive Award	N/A	—	—	—	—	—	—	—	—
1.Represents the date the awards were granted under our Existing LTEP, the terms of which are summarized in the narrative below under “Executive Compensation – Long-Term Equity Compensation Plans.” Grant date is not applicable to annual incentive awards.
2.Represents the bonus opportunity for each of our NEOs in 2023 pursuant to our Annual Incentive Plan. Actual amounts paid are reflected in the “Non-Equity Incentive Plan Awards” of the Summary Compensation Table above.
3.Amounts represent the minimum incentive bonus opportunity pursuant to our Annual Incentive Plan.
4.Amounts represent the annual target incentive bonus opportunity pursuant to each NEO’s employment agreement.
5.Amounts represent the maximum incentive bonus opportunity pursuant to our Annual Incentive Plan.
6.Awards vest in one installment on the third anniversary of the vesting commencement date, with the exception of Mr. Benchimol's, which had one year, subject in all cases to the satisfaction of certain Company performance conditions.
7.Amounts represent the minimum number of PSUs awarded when threshold performance vesting conditions are met. No awards vest for performance below the threshold.
8.Amounts represent the target number of PSUs awarded subject to performance vesting conditions.

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9.Amounts represent the maximum number of PSUs awarded subject to performance vesting conditions.
10.Amounts represent the number of RSUs awarded. The RSUs awarded on January 24, 2023 and May 4, 2023 vest in four equal annual installments beginning on the first anniversary of the vesting commencement date.
11.Amounts represent the grant date fair value of the equity awards calculated in accordance with Topic 718 using the assumptions discussed in Note 17 – “Share Based Compensation” of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Reflects the fair value on the date of grant, of the performance units awarded, which values were calculated using a fair value of the following amounts determined by using the Monte Carlo simulation: $72.73 per share for awards granted on January 24, 2023 to Mssrs. Tizzio, Vogt, Phillips, Brooks and Draper, $71.68 per share for the award granted to Mr. Benchimol on January 24, 2023, and $48.00 per shares for award granted on May 4, 2023. The actual value may be more or less depending on the Company’s TSR performance during the applicable performance periods. For RSU awards, the fair value is the same as the closing stock price on the grant date.
Employment and Other Agreements with Named Executive Officers
The Human Capital and Compensation Committee regularly reviews and may make changes to the value of compensation components, as needed, as described in “Compensation Discussion and Analysis – Elements of Executive Compensation.” Below are the details of each respective NEO's employment agreement as of December 31, 2023.
Vincent Tizzio
Mr. Tizzio serves as our President and Chief Executive Officer pursuant to an employment agreement dated April 11, 2023 (the "2023 Agreement"). for a term of service through December 31, 2026 with the agreement automatically renewing for successive one year periods unless Mr. Tizzio or the Company provides six months' prior notice of non-renewal, or Mr. Tizzio is otherwise terminated under the employment agreement..
Under the 2023 Agreement, Mr. Tizzio is entitled to (i) an annual base salary of no less than $1,000,000 (current salary is $1,050,000); (ii) participation in our annual incentive plan at an annual bonus target of 160% of base salary (current target is 170% of base salary) should performance targets be met; (iii) participation in our long-term equity compensation plan with an annual target award (the current long-term equity target is $4,200,000; the 2023 target was valued at $3,500,000); (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote. Mr. Tizzio also received a one-time equity award valued at $2,700,000 upon his promotion to the role of President and Chief Executive Officer.
The 2023 Agreement also includes a six month notice requirement in the event Mr. Tizzio voluntarily terminates his employment with the Company. The 2023 Agreement includes a 30-day notice in the event the Company terminates his employment without cause, except that a notice of non-renewal must be provided no less than six months in advance. The 2023 Agreement includes non-competition and non-solicitation provisions for a period of 18 months from the date of his termination for any reason.
The 2023 Agreement provides for certain benefits upon termination of his employment for various reasons and upon non-renewal of his employment agreement, as described below in the section titled “ Potential Payments Upon Termination or Change in Control.”
Prior to his appointment as President and Chief Executive Officer, Mr. Tizzio served as CEO, Specialty Insurance and Reinsurance pursuant to an employment agreement dated May 21, 2021, as amended on September 9, 2021 (as amended, the "2021 Agreement").
Under the 2021 Agreement, effective through the close of business on May 4, 2023, Mr. Tizzio was entitled to: (i) an annual base salary of no less than $850,000; (ii) participation in our annual incentive plan at an annual bonus target of 150% of base salary should performance targets be met; (iii) participation in our long-term equity compensation plan with an annual target award valued at $1,200,000; (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are also reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.
The 2023 Agreement replaced the 2021 Agreement in its entirety.

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Peter Vogt
Mr. Vogt serves as our Chief Financial Officer under the terms of an employment agreement dated December 11, 2017, as amended on October 2, 2020, June 17, 2021 and October 6, 2023, for a term of service through December 31, 2026. Pursuant to Mr. Vogt's employment agreement, he is entitled to: (i) an annual base salary of no less than $700,000; (ii) participation in our annual incentive plan at an annual bonus target of 125% of base salary should performance targets be met; (iii) participation in our long-term equity compensation plan with an annual target award valued at $1,400,000; (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote. Mr. Vogt's employment agreement was amended on October 6, 2023 to extend the term of his employment.
Additionally, Mr. Vogt’s employment agreement provides for certain benefits upon termination of his employment for various reasons, as described below under “Potential Payments Upon Termination or Change in Control.”
The employment agreement also requires a 12-month notice period in the event Mr. Vogt voluntarily terminates his employment with the Company. The agreement includes a 30-day notice in the event the Company terminates his employment without cause. In addition, the agreement provides that, if either party provides a notice of non-renewal and the employment agreement terminates upon the expiration of the term (December 31, 2026), Mr. Vogt's outstanding equity awards will vest upon the date of termination, and he will be entitled to receive his 2026 fiscal year annual bonus based on actual performance for 2026. The agreement includes non-competition and non-solicitation provisions which apply for a period of 12 months from the date of termination of his employment for any reason.
David Phillips
Mr. Phillips serves as the Company’s Chief Investment Officer under an employment agreement dated March 21, 2014, as amended on June 17, 2021, for a term of service through December 31, 2024, that automatically renews for successive one year periods unless either Mr. Phillips or the Company provides six months’ prior notice of non-renewal, or Mr. Phillips is otherwise terminated under the employment agreement. Under the employment agreement, Mr. Phillips is entitled to: (i) an annual base salary of no less than $625,000; (ii) participation in our annual incentive plan at an annual bonus target of 125% of base salary should performance targets be met; (iii) participation in our long-term equity compensation plan with an annual target award valued at $1,000,000; (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.
Mr. Phillips’ employment agreement provides for certain benefits upon termination of his employment for various reasons and upon non-renewal of his employment agreement, as described below in the section titled “Potential Payments Upon Termination or Change in Control.”
The employment agreement also includes a six month notice requirement in the event Mr. Phillips voluntarily terminates his employment with the Company, and it includes a six-month notice in the event the Company terminates his employment without cause. The agreement includes a non-competition provision for a period of three months from the date of Mr. Phillips’ voluntary resignation and a non-solicitation provision for a period of six months from the date of termination of his employment for any reason.
Conrad Brooks
Mr. Brooks serves as the Company's Chief Administrative and Legal Officer under an employment agreement dated January 2, 2017, for a term of service that automatically renews unless Mr. Brooks or the Company provides six months' prior notice of termination or Mr. Brooks is otherwise terminated under the employment agreement. Under the employment agreement, Mr. Brooks is entitled to: (i) an annual base salary of no less than $400,000 (current salary is $625,000); (ii) participation in our annual incentive plan at an annual bonus target of 80% of base salary should performance targets be met (current target is 125% of base salary); (iii) participation in our long-term equity compensation plan with an initial annual target award valued at $550,000 (current long-term equity target is $800,000); (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.

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Mr. Brooks’ employment agreement provides for certain benefits upon termination of his employment for various reasons, as described below in the section titled “Potential Payments Upon Termination or Change in Control.”
The employment agreement also includes a six month notice requirement in the event Mr. Brooks voluntarily terminates his employment with the Company, and it includes a six-month notice in the event the Company terminates his employment without cause. The agreement includes a non-competition provision for a period of six months from the date of Mr. Brooks’ termination for any reason and a non-solicitation provision for a period of six months from the date of termination of his employment for any reason.
Daniel Draper
Mr. Draper serves as our Group Chief Underwriting Officer under an employment agreement dated January 19, 2023, for a term of service through December 31, 2025 that automatically renews for successive one year periods, unless Mr. Draper or the Company provides six months' prior notice of termination or Mr. Draper is otherwise terminated under the employment agreement. Under the employment agreement, Mr. Draper is entitled to: (i) an annual base salary of no less than £375,000 (current salary is £460,000 equivalent to approximately $582,452); (ii) participation in our annual incentive plan at an annual bonus target of 100% of base salary should performance targets be met (current target is 125% of base salary); (iii) participation in our long-term equity compensation plan with an initial annual target award valued at $400,000 (current long-term equity target is $800,000); (iv) participation in any employment benefit plans generally made available to our executives; and (v) any fringe benefits we provide to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.
Mr. Draper's employment agreement provides for certain benefits upon termination of his employment for various reasons and upon non-renewal of his employment agreement, as described below in the section titled “Potential Payments Upon Termination or Change in Control.”
The employment agreement also includes a six month notice requirement in the event Mr. Draper voluntarily terminates his employment with the Company, and it includes a six-month notice in the event the Company terminates his employment without cause. The agreement includes a non-competition provision for a period of six months from the date of his termination for any reason and a non-solicitation provision for a period of 12 months from the date of termination of his employment for any reason.
Albert Benchimol
Mr. Benchimol served as our President and Chief Executive Officer. Pursuant to the terms of Mr. Benchimol's employment agreement dated May 3, 2012, as amended, Mr. Benchimol was entitled to: (i) an annual base salary of no less than $1,100,000; (ii) participation in our annual incentive plan at an annual bonus target of 175% of base salary should performance targets be met; (iii) participation in our long-term equity compensation plan; (iv) a monthly housing allowance of $25,000 for a residence in Bermuda; (v) up to 30 hours of personal use of the Company aircraft each calendar year; (vi) participation in any employment benefit plans made available to our executives; and (vii) any fringe benefits provided to our executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.
On December 16, 2022, the Company provided Mr. Benchimol a notification of non-renewal of his employment agreement. Mr. Benchimol served as President and Chief Executive Officer until May 4, 2023 and in a transitional role through December 31, 2023 timed to the completion of his employment agreement. Under Mr. Benchimol’s employment agreement, a non-renewal of his employment on terms as favorable as his existing employment constituted a termination by Mr. Benchimol for good reason. Accordingly, upon the completion of his contract and in connection with Mr. Benchimol's execution of a general release of claims and continued compliance with the restrictive covenants in his employment agreement, Mr. Benchimol received the payments and benefits required in connection with the Company's non-renewal of his employment agreement, as described in "Potential Payments Upon Termination or Change in Control – Departure of Mr. Benchimol" below.

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Long-Term Equity Compensation
We provide long-term incentive compensation through equity awards under our Existing LTEP. The Existing LTEP allows for awards to our employees, directors and consultants in the form of RSUs, PSUs, restricted shares, non-qualified stock options, incentive stock options, stock appreciation rights and other equity-based awards that our Human Capital and Compensation Committee determines to be consistent with the purpose of the plan and in the interests of the Company. The Committee has broad authority to administer the plan, including the authority to select plan participants, determine when awards will be made, determine the type and amount of awards, determine the exercise price of options and stock appreciation rights, determine any limitations, restrictions or conditions applicable to each award and determine the terms of any agreement or other document that evidences an award. A minimum of one-year vesting is required for at least 95% of all shares subject to awards granted under the Existing LTEP, other than in connection with a change in control, or as a result of a participant’s qualifying retirement, death or disability. During 2023, the only equity awards granted to our NEOs were RSUs and PSUs.
Awards of RSUs and PSUs represent a promise to grant shares of our common stock once certain vesting conditions are met or after a certain passage of time, subject to restrictions on transfer of the shares, any other restrictions the Human Capital and Compensation Committee imposes and forfeiture of the shares if the participant terminates employment before the shares vest. RSUs granted as part of our annual compensation process generally vest (and the restrictions lapse) in four equal annual installments on the first, second, third and fourth anniversaries of the vesting commencement date. PSUs granted to our current NEOs vest in a single installment on the third anniversary of the vesting commencement date, if performance metrics are met. Vesting is fully accelerated upon the death or permanent disability of the participant or termination in connection with a change in control, as described below under “Potential Payments Upon Termination or Change in Control.” RSUs and PSUs awarded to our NEOs in 2023 settle 100% in shares of our common stock. RSU and PSU award recipients receive accumulated dividend equivalents paid with respect to the underlying units upon vesting.
Annual Incentive Plan
Our Annual Incentive Plan provides performance-based annual cash bonuses for our NEOs and other members of our executive committee. For a full description of the funding for our Annual Incentive Plan, see “Compensation Discussion and Analysis – Annual Incentive Awards” above.
Retirement Benefits
Each of our U.S.-based NEOs participates in our AXIS 401(k) Plan. For 2023, Mr. Phillips also participated in our U.S. Supplemental Plan. The programs described below are available to all eligible employees.
In the United States, we maintain the AXIS 401(k) Plan under which all employees as participants may contribute a portion of their earnings on a tax-deferred basis and we make matching contributions. We also may make annual employer discretionary contributions. For 2023, we made matching contributions equal to 100% of each participant’s contributions, subject to a maximum match of 4% of eligible earnings. Additionally, we made annual employer discretionary contributions equal to 6% of each participant’s eligible earnings. For purposes of calculating the matching and employer discretionary contributions, only the first $330,000 of each NEO’s earnings was taken into account, due to limitations imposed by the Internal Revenue Code. NEOs are always fully vested in our matching contributions, and vest in our employer discretionary contributions 25% per year, with full vesting after four years of service. Vested benefits are distributable upon death, disability, retirement, termination of employment or upon reaching age 59.5.
We also maintain the U.S. Supplemental Plan in the United States which is designed to permit eligible employees to accumulate additional retirement income through a non-qualified deferred compensation plan that enables them to (i) make salary deferrals of up to 100% of their salary in excess of deferrals allowed under the AXIS 401(k) Plan; (ii) make additional deferrals from their bonus payments of up to 100%; and (iii) receive discretionary employer contributions. In 2023, we made discretionary contributions equal to 10% of the portion of each respective participant's base salary that is above the Internal Revenue Code maximum under the AXIS 401(k) Plan.
Mr. Draper received health, retirement, and other benefits consistent with our other UK employees. He participates in the AXIS UK pension scheme, which is a non-contributory, defined contribution plan available to all UK employees. Due to restrictions in Mr. Draper’s annual pension allowance, he is limited in his annual pension contribution. As such, the remaining balance of his

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AXIS pension entitlement (12.5% of base salary) is paid as a monthly cash allowance, less employers national insurance, in lieu of the employer pension entitlement. See "All Other Compensation for 2023 - Supplemental Table" for additional details.
Our equity retirement plan rewards eligible employees of the Company with continued vesting of outstanding equity awards upon retirement. Prior to the adoption of this plan, outstanding equity awards were generally forfeited upon a voluntary termination of employment. In accordance with the plan, including the requirement that the team member execute a Confidentiality, Non-Solicitation and Non-Competition and Release Agreement, a substantial portion of a retirement eligible individual's outstanding equity awards may vest, or continue to vest upon retirement. Generally, a teammate is retirement eligible at age 60 or older with at least ten completed years of service.
Additional Benefits
Each of our NEOs is encouraged to participate in our Executive Health Program which entitles each of them to have an annual physical examination. Messrs. Tizzio and Brooks took part in this benefit in 2023.
Under the terms of his employment agreement, Mr. Benchimol was eligible to use the corporate aircraft for up to 30 hours of personal usage per calendar year.
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth information regarding all outstanding equity awards held by our NEOs.  It includes unexercised RSUs and PSUs for which vesting conditions were not yet satisfied as of December 31, 2023.

	Stock Awards

Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: # of Unearned PSU Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of PSU Unearned Shares, Units or Other Rights That Have Not Vested ($)

Vincent Tizzio	1/1/2022	(1)	30,859	1,708,663		—	—
	1/25/2022	(2)	8,024	444,289	(3)	10,699	592,404
	1/24/2023	(2)	10,319	571,363	(3)	10,319	571,363
	5/4/2023	(2)	20,220	1,119,581	(3)	30,331	1,679,427
							Aggregate Market Value:
							6,687,090
Peter Vogt	1/28/2020	(2)	1,707	94,517		—	—
	1/26/2021	(2)	5,231	289,640	(4)	0	0
	1/26/2021	(1)	635	35,160		—	—
	1/25/2022	(2)	8,024	444,289	(3)	10,699	592,404
	1/24/2023	(2)	10,319	571,363	(3)	10,319	571,363
							Aggregate Market Value:
							2,598,736

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	Stock Awards

Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: # of Unearned PSU Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of PSU Unearned Shares, Units or Other Rights That Have Not Vested ($)

David Phillips	1/28/2020	(2)	1,365	75,580		—	—
	1/26/2021	(2)	4,184	231,668	(4)	0	0
	1/26/2021	(1)	749	41,472		—	—
	1/25/2022	(2)	6,686	370,204	(3)	8,915	493,624
	1/24/2023	(2)	8,599	476,127	(3)	8,599	476,127
							Aggregate Market Value:
							2,164,801
Conrad Brooks	1/28/2020	(2)	939	51,992		—	—
	1/26/2021	(2)	3,452	191,137	(4)	0	0
	1/26/2021	(1)	333	18,438		—	—
	1/25/2022	(2)	5,215	288,755	(3)	4,636	256,695
	1/24/2023	(2)	6,707	371,367	(3)	4,471	247,559
							Aggregate Market Value:
							1,425,944
Daniel Draper	1/26/2021	(2)	3,138	173,751			—
	1/26/2021	(1)	461	25,526			—
	1/25/2022	(2)	4,681	259,187			—
	1/24/2023	(2)	4,127	228,512	(3)	2,751	152,323
							Aggregate Market Value:
							839,298
Albert A. Benchimol	1/28/2020	(2)	4,016	222,366		—	—
	1/26/2021	(2)	10,462	579,281	(4)	0	0
	1/26/2021	(1)	403	22,314		—	—
	1/25/2022	(2)	18,055	999,705	(5)	0	0
	1/24/2023	(2)	17,200	952,364	(6)	13,351	739,245
							Aggregate Market Value:
							3,515,275
The market value of RSUs and PSUs is calculated by multiplying the closing price of AXIS stock as of December 29, 2023 ($55.37) (the last trading day of the year) by the number of shares underlying each award. With respect to PSUs that have not yet vested based on the satisfaction of performance conditions, market value is calculated assuming satisfaction of the target levels for the applicable performance conditions.
1.Represents RSUs that vest in three equal annual installments beginning on the first anniversary of the vesting commencement date.
2.Represents RSUs that vest in four equal annual installments beginning on the first anniversary of the vesting commencement date.
3.Represents PSUs at target that are not yet earned and remain subject to completion of a three year performance period.
4.Represents PSUs at 0% payout which would have vested in a single installment on March 1, 2024.

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5.Represents PSUs at 0% payout based on actual performance as of December 31, 2023.
6.Represents PSUs at 51.75% payout based on actual performance as of December 31, 2023 that vest in a single installment on March 1, 2026.
Option Exercises and Stock Vested in 2023
The following table sets forth information regarding the amounts received by our NEOs as a result of the vesting of RSUs and PSUs held by our NEOs during the 2023 fiscal year. None of our NEOs acquired any shares as a result of the exercise of stock options.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Market Value Realized on Vesting ($)

Vincent Tizzio (1)	18,104	1,112,248
Peter Vogt (2)	15,071	916,920
David Phillips (2)	12,295	748,028
Conrad Brooks (2)	8,891	540,928
Daniel Draper (2)	3,591	218,476
Albert Benchimol (3)	147,441	8,623,058
1.Includes 15,429 shares of common stock that vested on February 1, 2023 (closing price of $61.54) and 2,675 shares of common stock that vested on March 1, 2023 (closing price of $60.84).
2.All shares of common stock vested on March 1, 2023 based on a March 1, 2023 closing price of $$60.84.
3.Includes 83,958 shares of common stock that vested on March 1, 2023 (closing price of $60.84) and 63,483 shares of common stock that vested on December 31, 2023 (closing price of the last trading day of the year, December 29, 2023, $55.37).
Pension Benefits for 2023
We have no defined benefit pension benefits for our NEOs.
Non-Qualified Deferred Compensation for 2023
The following table sets forth information regarding our NEOs’ deferred compensation arrangements that are not tax qualified.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Vincent Tizzio			9,502		64,002
Peter Vogt			41,261		203,893
David Phillips	42,480	29,500	45,883		633,570
Conrad Brooks
Daniel Draper
Albert Benchimol

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1.The amount in this column is reported as compensation for fiscal year 2023 in the "Base Salary," "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.
2.The amounts include Company contributions to the U.S. Supplemental Plan for Mr. Phillips for the 2023 plan year for the U.S. Supplemental Plan were made in February 2024. Messrs. Tizzio, Vogt, Brooks, Draper and Benchimol are not eligible to participate in the U.S. Supplemental Plan due to IRS Regulation 457A. The amounts set forth in this column were included in the “All Other Compensation” column of the Summary Compensation Table for 2023.
3. Amounts reported in this column are included in the Summary Compensation Table in the “All Other Compensation” column for previous years as follows: for 2022, Mr. Tizzio ($ 54,500) and Mr. Phillips ($32,000); for 2021, Mr. Phillips ($32,250).
Each NEO’s own contributions under the U.S. Supplemental Plan are always fully vested. Company contributions vest based on the participant’s years of service at a rate of 25% per year with full vesting after four years of service. The NEO’s own contributions may be distributed upon separation of employment or upon the earlier of separation of employment or a specified date in either a lump sum or over a period of annual installments between two and ten years. Benefits will be paid immediately in a lump sum in the event of the executive’s death.
Potential Payments Upon Termination or Change in Control
This section describes payments that would be made to our NEOs upon a change in control of AXIS or following termination of employment or upon the NEO’s death or disability. In the first part of this section, we describe benefits under general plans that apply to any NEO participating in those plans. We then describe specific benefits to which each NEO is entitled, along with estimated amounts of benefits assuming a triggering event on December 31, 2023.
Long-Term Equity Compensation Plans. Under the terms of our Existing LTEP, as described above, upon the occurrence of a change in control, unless otherwise provided in an applicable agreement with the affected participant, the Committee may: (i) provide for the substitution or assumption of outstanding awards; (ii) accelerate the vesting or exercise of outstanding awards; and/or (iii) make payments in consideration for the cancellation of outstanding awards. Our current award agreements contain a “double trigger” vesting provision under which awards will automatically vest upon a change in control of the Company only upon an awardee’s subsequent termination of employment: (a) by the Company without cause, or (b) by the awardee with good reason, in each case within 24 months of the change in control.
Executive Employment Agreements. Messrs. Tizzio, Vogt, Phillips, Brooks and Draper are entitled, and in the case of Mr. Benchimol were entitled (collectively, Messrs. Tizzio, Vogt, Phillips, Brooks, Draper, and Benchimol,, for purposes of this summary, the “Executives” and each, an "Executive"), to the benefits under their respective employment agreements upon termination of their employment.
Set forth below is a summary of the material terms of the employment arrangements as they relate to potential payments upon termination or change in control that are applicable to each Executive.
Mr. Tizzio
In connection with Mr. Tizzio's appointment as President and Chief Executive Officer, the Company and Mr. Tizzio entered into an employment agreement dated April 11, 2023 (the "2023 Agreement"). Set forth below is a summary of the material terms of the 2023 Agreement as it relates to potential payments upon termination or change in control.
Termination for Any Reason: In the event that Mr. Tizzio’s employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any bonus awarded in respect of a prior year’s target annual bonus but not yet paid as of the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Tizzio is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Tizzio is subject to a non-competition and a non-solicitation (of our employees and customers) for a period of 18 months after termination for any reason. Additionally, Mr. Tizzio is subject to ongoing confidentiality requirements.

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Termination by the Company for Cause: Under the 2023 Agreement, we may terminate Mr. Tizzio’s employment for cause upon his:
i.material breach of the terms of his employment;
ii.indictment or conviction of a felony;
iii.commission of a lesser crime or offense that materially harms or could harm our business or reputation;
iv.willful violation of our specific material directives;
v.commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage;
vi.willful failure to perform a substantial part of his duties; or
vii.material breach of fiduciary duty.
In the event of a For Cause Termination, Mr. Tizzio is given 30 days to cure the event that is the basis for the Company’s termination for cause, except that the right to cure will not apply in the event of a termination for cause due to any of the acts described in clauses (ii), (iii), (v) or (vii) of the For Cause Termination rights listed above.
Termination by the Company Without Cause: We may terminate Mr. Tizzio’s employment without cause upon 30 days' notice, except that a notice of non-renewal must be provided no less than six months in advance. In the event that Mr. Tizzio’s employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to 1.5 times his base salary; (ii) a lump sum amount equal to 1.5 times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) 50% of all outstanding and unvested RSUs and PSUs shall vest on his termination date and 50% of all outstanding and unvested RSUs and PSUs will continue to vest on the applicable dates set forth in the applicable award agreements; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination.
Termination by Non-Renewal: In the event that Mr. Tizzio's employment agreement is not renewed by the Company at the end of his term of employment, he will be entitled to those benefits payable under a termination by the Company without cause as described above.
Termination by Mr. Tizzio for Good Reason: Under his employment agreement, Mr. Tizzio may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement, except that, we may decrease his base salary and annual bonus by up to 10% as part of a program that includes similar reductions of the base salaries applicable to our executive officers; (iii) he is assigned duties that are materially inconsistent with his position with the Company; (iv) he is required to report to any person or entity other than the Board, (v) he is notified by the Company that he is required to relocate to a location outside of the State of New Jersey or Bermuda, or (vi) in the event that any other person or entity acquires all or substantially all of the Company’s business and the Company fails to obtain the assumption of his employment agreement by the successor. In such event, (i) Mr. Tizzio must give the Company written notice of his intent to terminate his employment as a result of such event within 60 days of such event occurring, (ii) the Company must not make necessary corrections within 30 days of receiving such notice and (iii) Mr. Tizzio must terminate his employment no later than 15 days following the end of the 30 day period.
In the event that Mr. Tizzio terminates his employment for good reason, he will be entitled to the same benefits and payments that he would be entitled to if he were terminated by the Company without cause.
Advance Notice for Voluntary Resignation by Mr. Tizzio: Mr. Tizzio may terminate his employment upon at least 6-months’ notice to us.
Termination Upon Death or Disability: Mr. Tizzio’s employment will automatically terminate upon death, and we may terminate Mr. Tizzio’s employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that Mr. Tizzio’s employment is terminated due to death or disability, his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his

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termination occurred. Additionally, any and all outstanding and unvested RSUs and PSUs held by Mr. Tizzio shall immediately vest.
Termination Following Change in Control: In the event that Mr. Tizzio’s employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to two times his base salary; (ii) a lump sum amount equal to two times the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs (calculated at target); (iii) all outstanding and unvested RSUs and PSUs held by him shall immediately vest upon termination; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination; and (vi) if any payments made in connection with his termination following a “Change in Control” were to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, such payments shall either be reduced so that no portion of any such payments would constitute an excess parachute payment, or shall be paid in full, depending upon which approach would result in him receiving the greatest amount of payments after taxes. In the case of the latter approach, he would be liable for any excise tax owed.
Mr. Vogt
Termination for Any Reason: In the event that Mr. Vogt’s employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any bonus awarded in respect of a prior year’s target annual bonus but not yet paid as of the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Vogt is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Vogt is subject to non-competition and non-solicitation (of our employees and customers) provisions for a period of 12 months after termination for any reason. Additionally, Mr. Vogt is subject to ongoing confidentiality requirements.
Termination by the Company for Cause: Under Mr. Vogt’s employment agreement, we may terminate Mr. Vogt’s employment for cause upon his:
i.material breach of the terms of his employment;
ii.indictment or conviction of a felony;
iii.the indictment or conviction of a lesser crime or offense that adversely impacts our business or reputation;
iv.willful violation of our specific material directives;
v.commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage;
vi.willful failure to perform a substantial part of his duties; or
vii.material breach of fiduciary duty.
In the event Mr. Vogt is terminated for cause, Mr. Vogt is given 15 days to cure the event that is the basis for the Company’s termination for cause, except that the right to cure will not apply in the event of a termination for cause due to any of the acts described in (ii), (iii) or (v) above.
Termination by the Company Without Cause: We may terminate Mr. Vogt’s employment without cause upon 30 days’ notice.
In the event that Mr. Vogt’s employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to one year’s base salary; (ii) an amount equal to the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) immediate vesting of all outstanding and unvested RSUs and PSUs; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination.

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Termination by Mr. Vogt for Good Reason: Under his employment agreement, Mr. Vogt may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement or there is a material adverse change in his employee benefits; (iii) he is required to relocate away from his current primary place of employment; (iv) he is assigned duties that are materially inconsistent with his position with the Company; and (v) he is required to report to anyone other than the Chief Executive Officer or a mutually agreed person. In such an event, (i) he must give the Company written notice of his intent to terminate his employment as a result of such event within 60 days of such event occurring, (ii) the Company does not make necessary corrections within 45 days of receiving such notice and (iii) Mr. Vogt terminates his employment no later than 10 days following the end of the 45 day period.
In the event that Mr. Vogt terminates his employment for good reason, he will be entitled to the same benefits and payments that he would be entitled to if he were terminated by the Company without cause.
Termination by Non-Renewal: In the event that Mr. Vogt's employment agreement is not renewed by either party at the end of his term of employment (December 31, 2026) and Mr. Vogt's employment terminates upon the end of his employment term, he will be entitled to: (i) immediate vesting of his outstanding and unvested RSUs and PSUs and (ii) payment of his annual bonus based on actual performance for the 2026 fiscal year.
Advance Notice for Voluntary Resignation by Mr. Vogt: Mr. Vogt may terminate his employment upon at least 12-months’ notice to us.
Termination Upon Death or Disability: Mr. Vogt’s employment will automatically terminate upon death, and we may terminate Mr. Vogt’s employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that Mr. Vogt's employment is terminated due to death or disability, he or his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred. Additionally, all outstanding and unvested RSUs and PSUs held by Mr. Vogt shall immediately vest.
Termination Following Change in Control: In the event that Mr. Vogt’s employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to one year’s base salary; (ii) an amount equal to two times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) all outstanding and unvested RSUs and PSUs held by him shall immediately vest upon termination; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination; and (vi) if any payments made in connection with his termination following a “Change in Control” were to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, such payments shall either be reduced so that no portion of any such payments would constitute an excess parachute payment, or shall be paid in full, depending upon which approach would result in him receiving the greatest amount of payments after taxes. In the case of the latter approach, he would be liable for any excise tax owed.
Mr. Phillips
Termination for Any Reason: In the event that Mr. Phillips’ employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any bonus awarded in respect of a prior year’s target annual bonus but not yet paid as of the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Phillips is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Phillips is subject to a non-competition provision for a period of three months from the date of his voluntary termination and a non-solicitation provision for a period of six months after termination for any reason. Additionally, Mr. Phillips is subject to ongoing confidentiality requirements.
Termination by the Company for Cause: Under Mr. Phillips’ employment agreement, we may terminate Mr. Phillips’ employment for cause upon his:

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i.material breach of the terms of his employment;
ii.conviction for a felony or commission of any act which would rise to the level of a felony;
iii.conviction or commission of a lesser crime or offense that adversely impacts our business or reputation;
iv.willful violation of our specific material directives;
v.commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage or potential damage;
vi.willful failure to perform a substantial part of his duties; or
vii.material breach of fiduciary duty.
Termination by the Company Without Cause: We may terminate Mr. Phillips’ employment without cause upon six months’ notice. In the event that Mr. Phillips’ employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to .75 times his base salary; (ii) a lump sum amount equal to .75 times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar dates in which his termination occurs; (iii) all outstanding and unvested RSUs and PSUs shall continue to vest on the applicable dates set forth in the applicable award agreements; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (v) continued payment by the Company of medical coverage or COBRA premiums for a 12-month period, or less in the event he ceases to be eligible for COBRA continuation coverage.
Termination by Mr. Phillips for Good Reason: Under his employment agreement, Mr. Phillips may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement or there is a material adverse change in his employee benefits; (iii) he is required to relocate away from his current primary place of employment; (iv) he is assigned duties that are materially inconsistent with his position with the Company; and (v) he is required to report to anyone other than the Chief Executive Officer or a mutually agreed person. In such event, (i) he must provide the Company written notice of his intent to terminate his employment as a result of such event within 30 days of such event occurring, (ii) the Company does not make necessary corrections within 30 days of receiving such notice and (iii) Mr. Phillips terminates his employment no later than 10 days following the end of the 30 day period.
In the event that Mr. Phillips terminates his employment for good reason, he will be entitled to: (i) a lump sum amount equal to one year’s base salary; (ii) a lump sum amount equal to the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) continued vesting of outstanding and unvested RSUs and PSUs on the applicable dates set forth in the applicable award agreements; and (iv) continued payment by the Company of medical coverage or COBRA premiums for a 12-month period, or less in the event he ceases to be eligible for COBRA continuation coverage.
Advance Notice for Voluntary Resignation by Mr. Phillips: Mr. Phillips may terminate his employment upon at least six months’ notice to us.
Termination by Non-Renewal: In the event that Mr. Phillips' employment agreement is not renewed by the Company at the end of his term of employment, he will be entitled to those benefits payable under a termination by the Company without cause as described above.
Termination Upon Death or Disability: Mr. Phillips’ employment will automatically terminate upon death, and we may terminate Mr. Phillips’ employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that Mr. Phillips’ employment is terminated due to death or disability, his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred. Additionally, any and all outstanding and unvested RSUs and PSUs held by Mr. Phillips shall immediately vest.
Termination Following Change in Control: In the event that Mr. Phillips’ employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to one year’s base salary; (ii) an amount equal to two times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) immediate vesting of all

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outstanding and unvested RSUs and PSUs upon termination; and (iv) continued payment by the Company of medical coverage or COBRA premiums for a 12-month period, or less in the event he ceases to be eligible for COBRA continuation coverage.
Mr. Brooks
Termination for Any Reason: In the event that Mr. Brooks’ employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Brooks is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Brooks is subject to non-competition and non-solicitation (of our employees and customers) provisions for a period of six months after termination for any reason. Additionally, Mr. Brooks is subject to ongoing confidentiality requirements.
Termination by the Company for Cause: Under Mr. Brooks’ employment agreement, we may terminate Mr. Brooks’ employment for cause upon his:
i.material breach of the terms of his employment;
ii.conviction for a felony or commission of any act which would rise to the level of a felony;
iii.conviction or commission of a lesser crime or offense that adversely impacts our business or reputation;
iv.willful violation of our specific material directives;
v.commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage;
vi.willful failure to perform a substantial part of his duties; or
vii.material breach of fiduciary duty.
In the event Mr. Brooks is terminated for cause, Mr. Brooks is given 15 days to cure the event that is the basis for the Company’s termination for cause, except that the right to cure will not apply in the event of a termination for cause due to any of the acts described in clauses (ii), (iii) or (v) above.
Termination by the Company Without Cause: We may terminate Mr. Brooks’ employment without cause upon at least six months’ notice. In the event that Mr. Brooks’ employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to one year’s base salary; (ii) an amount equal to the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) immediate vesting of all outstanding and unvested RSUs and PSUs; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (v) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination.
Termination by Mr. Brooks for Good Reason: Under his employment agreement, Mr. Brooks may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement or there is a material adverse change in his employee benefits; (iii) he is required to relocate away from his current primary place of employment; (iv) he is assigned duties that are materially inconsistent with his position with the Company; and (v) he is required to report to anyone other than the Chief Executive Officer or a mutually agreed person. In such event, (i) he must give the Company written notice of his intent to terminate his employment as a result of such event within 60 days of such event occurring, (ii) the Company does not make necessary corrections within 60 days of receiving such notice and (iii) Mr. Brooks terminates his employment no later than 10 days following the end of the 60 day period.
In the event that Mr. Brooks terminates his employment for good reason, he will be entitled to the same benefits and payments that he would be entitled to if he were terminated by the Company without cause.
Advance Notice for Voluntary Resignation by Mr. Brooks: Mr. Brooks may terminate his employment upon at least six months’ notice to us.

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Termination Upon Death or Disability: Mr. Brooks’ employment will automatically terminate upon death, and we may terminate Mr. Brooks’ employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that the Mr. Brooks’ employment is terminated due to death or disability, his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred. Additionally, all outstanding and unvested RSUs and PSUs held by Mr. Brooks shall immediately vest.
Termination Following a Change in Control: In the event that Mr. Brooks’ employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to one year’s base salary; (ii) an amount equal to two times the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; (iv) a lump sum payment equal to the premiums he would have paid if he elected COBRA under the Company medical plans for the 12-month period following termination; and (v) immediate vesting of all outstanding and unvested RSUs and PSUs.
Mr. Draper
Termination for Any Reason: In the event that Mr. Draper’s employment is terminated for any reason, he is entitled to receive payment for any accrued but unpaid base salary up to the date of termination, any bonus awarded in respect of a prior year’s target annual bonus but not yet paid as of the date of termination, any accrued but unpaid reimbursable expenses and any unused vacation accrued to the date of termination.
Under his employment agreement, Mr. Draper is required to execute a general release and waiver of claims against us and to resign from all directorships and offices in connection with the termination of his employment for any reason. Mr. Draper is subject to a non-competition provision for a period of six months from the date of his termination for any reason and a non-solicitation (of our employees and customers) provision for a period of 12 months after termination for any reason. Additionally, Mr. Draper is subject to ongoing confidentiality requirements.
Termination by the Company for Cause: Under Mr. Draper’s employment agreement, we may terminate Mr. Draper’s employment immediately without notice for cause upon his:
i.commission of gross misconduct, including fraud, dishonesty and theft;
ii.breach of fiduciary duty;
iii.adjudication of bankruptcy;
iv.material or repeated breach of the terms of his employment or failure to observe the lawful directives of the Company;
v.conviction of a criminal offense;
vi.failure to perform or disqualification or restriction from practicing a professional essential to the position;
vii.commission of actions that prejudice the reputation of the Company;
viii.commission of serious negligence in connection with or affecting the business of the Company; or
ix.failure to meet the Fitness and Probity Standards set by the Central Bank of Ireland, the UK's Financial Conduct Authority and/or Prudential Regulation Authority.
The termination for cause shall not be effective unless Mr. Draper has been provided notice of the grounds for termination and is given 30 days to cure the event after receiving the notice.
Termination by the Company Without Cause: We may terminate Mr. Draper’s employment without cause upon at least six months’ notice. In the event that Mr. Draper’s employment is terminated by the Company without cause he will be entitled to: (i) a lump sum amount equal to six month’s base salary; (ii) an amount equal to 65% of the annual bonus (calculated at target) that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) continued vesting of all outstanding and unvested RSUs and PSUs; and (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs.

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Termination by Mr. Draper for Good Reason: Under his employment agreement, Mr. Draper may terminate his employment for good reason if: (i) the scope of his respective position, authority or duties is materially adversely changed; (ii) his compensation is not paid or his base salary or target bonus is reduced below the levels specified in the agreement; (iii) he is assigned duties that are materially inconsistent with his position with the Company; (v) any other person or entity acquires all or substantially all of the Company's business and the Company fails to obtain the assumption of his employment agreement by the successor; and (vi) he gives the Company written notice of his intent to terminate his employment as a result of such event within 60 days of such event occurring, the Company does not make necessary corrections within 30 days of receiving such notice and Mr. Draper terminates his employment no later than 15 days following the end of the 30 day period.
In the event that Mr. Draper terminates his employment for good reason, he will be entitled to the same benefits and payments that he would be entitled to if he were terminated by the Company without cause.
Advance Notice for Voluntary Resignation by Mr. Draper: Mr. Draper may terminate his employment upon at least six months’ notice to us.
Termination Upon Death or Disability: Mr. Draper’ employment will automatically terminate upon death, and we may terminate Mr. Draper’s employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. In the event that the Mr. Draper’s employment is terminated due to death or disability, his beneficiaries will be paid a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred. Additionally, any and all outstanding and unvested RSUs and PSUs held by Mr. Draper shall immediately vest.
Termination Following a Change in Control: In the event that Mr. Draper’s employment is terminated by the Company without cause or by him for good reason, in each case within 24 months following a change in control, he will be entitled to: (i) a lump sum amount equal to six month’s base salary; (ii) an amount equal to 1.65 times the annual bonus (calculated at target) for the calendar year in which his termination occurs; (iii) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; and (iv) immediate vesting of all outstanding and unvested RSUs and PSUs.
Departure of Mr. Benchimol

Mr. Benchimol received the payments and benefits required under his employment agreement in connection with the Company's non-renewal of his contract. This agreement was originally entered into in 2012 with subsequent renewals and amendments. The payments described below and included in the table below reflect these contractual obligations.

Mr. Benchimol served as President and Chief Executive Officer until May 4, 2023 and departed the Company on December 31, 2023. Mr. Benchimol's departure was a result of the Company's non-renewal of his employment agreement. Pursuant to Mr. Benchimol's employment agreement, dated May 3, 2012, as amended, a non-renewal of his employment on terms as favorable as his existing employment constitutes a termination by Mr. Benchimol for good reason. Accordingly, upon completion of his contract, Mr. Benchimol received the payments and benefits required in connection with the Company's non-renewal of the employment agreement, including (i) a lump sum amount equal to two times his base salary; (ii) an amount equal to two times the higher of (1) the highest annual bonus earned for any of the three calendar years preceding the date of termination, or (2) the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurs; (iii) continued vesting of all outstanding and unvested RSUs and PSUs; (iv) a pro-rata portion of the annual bonus that he would have been entitled to receive for the calendar year in which his termination occurred; (v) continued payment by the Company of medical coverage or COBRA premiums for a 12-month period, or less in the event he ceases to be eligible for COBRA continuation coverage; and (vi) a cash lump sum amount equal to his most recent annual equity award. In addition, as previously disclosed, the Human Capital and Compensation Committee and independent directors of the Board approved the accelerated distribution of 50% of the shares covered by Mr. Benchimol’s equity awards that were outstanding as of December 31, 2023, aligned to the completion of his employment agreement (rather than requiring Mr. Benchimol to wait until the scheduled distribution dates to receive such portion of the shares underlying his awards in accordance with the terms of his employment agreement). The performance vesting of the PSUs was calculated based on actual performance at December 31,

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2023 for all outstanding PSU awards. In approving the accelerated distribution for a portion of the shares underlying Mr. Benchimol’s outstanding equity awards, the Committee and independent directors considered, among other things, the desire to mitigate the potential impact of adverse tax consequences under the U.S. Internal Revenue Code related to certain deferred compensation arrangements and the benefit to having the remaining portion of the shares underlying outstanding equity awards deliver on schedule to continue to align Mr. Benchimol with the interests of the Company and its shareholders during this period. With respect to the severance, we note that Mr. Benchimol's employment agreement was initially negotiated in 2012, and all severance payments were required under this legacy contract.
As a condition to payment, Mr. Benchimol was required to execute a general release and waiver of claims against us and is subject to non-competition and non-solicitation (of our employees and customers) provisions for a period of 24 months after termination. Additionally, Mr. Benchimol is subject to ongoing confidentiality requirements.
The following table sets forth the termination and/or change in control benefits payable to each NEO under the benefits applicable to all executive officers as well as under each NEO’s applicable employment agreement, assuming termination of employment on December 31, 2023. With the exception of insured benefits, all termination payments will be made by us.

Name	Death or Disability	Termination by Executive for Good Reason	Termination by Company Without Cause (pre-Change in Control)	Termination by Executive for Good Reason or Termination by Company Without Cause in Connection with Change in Control(1)

Vincent Tizzio
Base Pay ($)	—	1,500,000	1,500,000	2,000,000
Separation Bonus ($)	1,600,000	4,000,000	4,000,000	4,800,000
Value of Equity Awards ($)(2)	6,687,090	6,687,090	6,687,090	6,687,090
Benefits and Perquisites: Medical, Dental, Vision ($)(3)	39,254	39,254	39,254	39,254
Total ($)	8,326,344	12,226,344	12,226,344	13,526,344
Peter Vogt
Base Pay ($)	—	700,000	700,000	700,000
Separation Bonus ($)	875,000	1,750,000	1,750,000	2,625,000
Value of Equity Awards ($)(2)	2,598,736	2,598,736	2,598,736	2,598,736
Benefits and Perquisites: Medical, Dental, Vision ($)(3)	46,119	46,119	46,119	46,119
Total ($)	3,519,855	5,094,855	5,094,855	5,969,855
David Phillips
Base Pay ($)	—	625,000	468,750	625,000
Separation Bonus ($)	781,250	781,250	1,367,188	1,562,500
Value of Equity Awards ($)(2)	2,164,801	2,164,801	2,164,801	2,164,801
Benefits and Perquisites: Medical, Dental, Vision ($)(3)	45,946	45,946	45,946	45,946
Total ($)	2,991,997	3,616,997	4,046,685	4,398,247

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Name	Death or Disability	Termination by Executive for Good Reason	Termination by Company Without Cause (pre-Change in Control)	Termination by Executive for Good Reason or Termination by Company Without Cause in Connection with Change in Control(1)

Conrad Brooks
Base Pay ($)	—	550,000	550,000	550,000
Separation Bonus ($)	550,000	1,100,000	1,100,000	1,650,000
Value of Equity Awards ($)(2)	1,425,944	1,425,944	1,425,944	1,425,944
Benefits and Perquisites: Medical, Dental, Vision ($)(3)	46,119	46,119	46,119	46,119
Total ($)	2,022,063	3,122,063	3,122,063	3,672,063
Daniel Draper
Base Pay ($)(4)	—	265,902	265,902	265,902
Separation Bonus ($)(4)	531,804	877,477	877,477	1,409,281
Value of Equity Awards ($)(2)	839,298	839,298	839,298	839,298
Benefits and Perquisites: Medical, Dental, Vision ($)(3)	—	—	—	—
Total ($)	1,371,102	1,982,677	1,982,677	2,514,481
Albert Benchimol
Base Pay ($)	—	2,200,000	—	—
Separation Bonus ($)	—	6,477,000	—	—
Value of Equity Awards ($)(2)	—	7,030,329	—	—
Benefits and Perquisites: Medical, Dental, Vision ($)(3)	—	34,117	—	—
Cash Payments(5)	—	5,000,000	—	—
Total ($)	—	20,741,446	—	—
1.Under the Existing LTEP and each of our NEO’s employment agreements, a change in control generally occurs upon: (i) a person or group becoming the beneficial owner of 50% or more of the combined voting power of our outstanding voting securities, other than in connection with certain affiliated party transactions; (ii) our incumbent Board members, including those members approved by a majority vote of prior incumbent directors, ceasing to constitute a majority of the Board; (iii) a merger, reorganization or similar transaction involving us, other than certain transactions where (a) more than 50% of the combined voting power of the surviving entity continues to be owned by the same owners and in substantially the same proportions as prior to the transaction, (b) no person beneficially owns 50% of our combined voting power, and (c) at least a majority of the members of the board of directors of the successor entity were members of our incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, pursuant to which the merger or other transaction occurs; or (iv) a complete liquidation or dissolution of our company, or the sale or other disposition of all or substantially all of our assets (or, in the case of certain of our NEO employment agreements, the approval by our shareholders of such a transaction).
2.Indicates value of unvested equity awards for which vesting accelerates upon termination for death or disability and for which vesting continues in accordance with the vesting terms set forth in the applicable award agreements in the case of Company termination without cause or termination by each NEO for good reason. In the case of an NEO’s termination by the Company without cause or termination by an NEO for good reason after a change in control, unvested equity awards, including those subject to performance conditions, immediately vest. The aggregate value of unvested equity awards was calculated based on the closing price

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of our common stock as of December 29, 2023 ($55.37) (the last trading day of the year) and, in the case of performance based equity awards, assuming target performance, or adjusted to reflect final performance factors when applicable. In addition, for Mr. Benchimol, it includes the market value of common stock that vested upon his termination on December 31, 2023.
3.The value of continued coverage under medical, dental and vision assumes that the Company is paying the full cost of COBRA premiums for one year (based on 2023 rates) along with an estimated tax gross-up of 30%.
4.We have disclosed Mr. Draper's base pay for December 31, 2023 and separation bonus converted to USD at an exchange rate of 1.2662 USD per GBP.
5.Represents lump sum cash payment equal to the grant date fair value of Mr. Benchimol’s most recent equity award pursuant to his employment agreement.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following reasonable estimate of the ratio of the median of the annual total compensation of all of our employees (except Vince Tizzio, our President and Chief Executive Officer and Albert A. Benchimol, our former President and Chief Executive Officer), to the annual total compensation of Mr. Tizzio, calculated in a manner consistent with Item 402(u).
For 2023, our last completed fiscal year:
•The median of the annual total compensation of all of our employees, excluding Messrs. Tizzio and Benchimol, was $138,453.
•The annual total compensation of our current CEO, Mr. Tizzio, was $6,796,633.
•Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees except our CEO was 49:1.
We determined that, as of December 31, 2023, our employee population consisted of 2,048 individuals. To identify our “median employee” from this employee population, we obtained from our internal compensation system annualized base salary amounts for 2023 for each employee in our global employee population. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base. Base salary amounts for employees paid in currencies other than U.S. dollars were converted to U.S. dollars based on the foreign exchange rates as of December 31, 2023. We annualized the base salary amounts for any permanent employees in the employee population who were employed by us for less than the full fiscal year. We then ranked the resulting base salaries for all of the employees in the employee population other than Messrs. Tizzio and Benchimol to determine our median employee. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K relating to the summary compensation table.
With respect to the annual total compensation of Mr. Tizzio, we used the amount reported in the “Total” column of our Summary Compensation Table set forth above in this proxy statement.

AXIS 2024 Proxy Statement	91

Executive Compensation

Pay Versus Performance Table and Disclosures
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid ("CAP") (as defined by SEC rules) and certain financial performance of the Company. Our Human Capital and Compensation Committee has designed an executive compensation program to align pay with performance, retain talent and reward leaders who create long-term value for our shareholders. The Committee did not consider the SEC's pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above. The following table sets forth the required compensation information for our CEO, our former CEO and non-CEO NEOs (the "Other NEOs"), calculated in accordance with SEC regulations, for fiscal years 2020 through 2023.
Pay Versus Performance Table

Year	SCT for Mr. Tizzio ($)	CAP to Mr. Tizzio ($)	SCT for Mr. Benchimol ($)	CAP to Mr. Benchimol ($)	Average SCT Total for Other NEOs ($)	Average CAP to Other NEOs ($)	Value of Initial Fixed $100 Investment Based On:

							TSR ($)	Peer Group TSR ($)	Net Income ($ in thousands)	OROACE
(a)	(b)(1)	(c)(2)	(d) (3)	(e) (2)	(f)(4)	(g)(2)	(h)(5)	(i)(6)	(j)(7)	(k)(8)

2023	6,796,633	6,958,725	21,256,443	14,198,305	2,306,160	2,067,591	106.70	164.49	346,042	11.0%
2022	N/A	N/A	11,560,795	8,860,715	4,122,675	3,803,233	101.10	148.53	192,833	11.1%
2021	N/A	N/A	9,311,214	9,978,155	3,325,710	3,459,324	98.50	124.95	588,359	9.1%
2020	N/A	N/A	7,265,614	3,748,070	2,236,139	1,671,405	88.11	106.33	(150,674)	(3.7)%
1.Represents compensation reported in the Summary Compensation Table ("SCT") for our current President and CEO, Mr. Tizzio, who was appointed effective May 4, 2023.
2.Represents the amount of compensation actually paid (CAP) as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid during the applicable year. In accordance with SEC rules, the adjustments made to the Summary Compensation Table totals to determine the compensation actually paid are described in the "Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid Table" and the "Equity Awards Adjustment Table" below.
3.Represents compensation as previously reported in the Summary Compensation Tables for our former President and CEO, Mr. Benchimol. Upon Mr. Tizzio's succession as President and CEO, Mr. Benchimol assumed a new role as a strategic advisor through December 31, 2023 and then departed the Company.
4.Average compensation of Other NEOs as a group reported in the Summary Compensation Table. For 2020 and 2021, this includes Messrs. Arora, Phillips, Vogt and Wilson. For 2022, this includes the same officers as in 2020 and 2021, plus Messrs. Brooks and Tizzio. For 2023, this includes Messrs. Vogt, Phillips, Brooks and Draper.
5.Total shareholder return assumes $100 was invested in the Company from December 31, 2019 through the end of the listed year in the Company including the impact of reinvesting dividends.
6.The peer group total shareholder assumes $100 was invested in the S&P Property & Casualty Composite Index from December 31, 2019 through the end of the listed year including the impact of reinvesting dividends.
7.Net Income available to common shareholders as reported in the Company's Annual Report on Form 10-K at the end of each fiscal year.
8.The Company has identified OROACE as the company-selected measure for the pay-versus-performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the CEO and Other NEOs in 2023 to the Company's performance. OROACE is the primary metric in determining Annual Incentive Plan awards. See "Compensation Discussion and Analysis" for more discussion on OROACE and its role in determining Annual Incentive Plan awards. In addition, please refer to Appendix 1 for a reconciliation of OROACE, a non-GAAP measure, to the most directly comparable GAAP measure of ROACE.

92	AXIS 2024 Proxy Statement

Executive Compensation

2020 PSU awards assumed a payout below target in 2023, as compared to the grant date fair value calculations which assumed a payout at target.
Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid Table
While Summary Compensation Table (SCT) total compensation values and CAP values are shown together in the above table, they are calculated differently. The SCT compensation values include the accounting fair value of equity awards granted in the year shown (at the time the grant was made), whereas, CAP values include: (i) a revaluation of current year grants at year-end, (ii) the year-over-year change in the fair value of multiple years of historical equity grants, (iii) the vesting date value over the prior year end value for awards that vested during the year, plus (iv) dividends accrued during the listed year. As CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in our stock price, and therefore, may be higher or lower than the SCT compensation values.
The following table is a reconciliation of the SCT totals and CAP for 2023.

	Reconciliation of SCT Totals to CAP Table

	Year	Reported summary compensation table	Reported value of equity awards	Equity award adjustments	Reported change in the actuarial present value of pension benefits	Pension benefit adjustments	Compensation Actually Paid
	(a)	($) (b)(1)	($) (c)(2)	($) (d)(3)	($) (e)	($) (f)	($) (g)(4)

Mr. Tizzio	2023	6,796,633	(3,886,286)	4,048,378			6,958,725
Mr. Benchimol	2023	21,256,443	(5,698,574)	(1,359,564)	—	—	14,198,305
Average Other NEOs	2023	2,306,160	(907,736)	669,167	—	—	2,067,591
1.Compensation of our CEO, Mr. Tizzio, and our former CEO, Mr. Benchimol, reported in the SCT. Average compensation of Other NEOs as a group reported in the SCT and includes Messrs. Vogt, Phillips, Brooks and Draper.
2.Represents the grant date fair value of equity awards reported in the "Stock Awards" column in the SCT for the CEO, the former CEO or the average of the Other NEOs as a group. Reported as a negative since it is a deduction per Item 402(v)(2)(iii) of Regulation S-K to calculate CAP.
3.See the "Equity Award Adjustments Table" below for components that total equity award adjustments.
4.Represents the amount of CAP as computed in accordance with SEC rules and set forth under the Pay Versus Performance Table above.

AXIS 2024 Proxy Statement	93

Executive Compensation

Equity Award Adjustments Table
The following table shows the components of equity award adjustments as presented in column (d) in the "Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid Table" above.

Equity Award Adjustments Table(1)

	Year	Year end fair value of equity awards granted during the year ($)	Year over Year change in fair value of outstanding and unvested equity awards	Fair Value as of vesting date of equity awards granted and vested in the year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total equity award adjustments
	(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)(2)	($)(h)

Mr. Tizzio	2023	3,952,813	(66,159)	—	131,554	—	30,170	4,048,378
Mr. Benchimol	2023	1,691,609	39,523	1,691,495	599,526	(5,749,707)	367,990	(1,359,564)
Average Other NEOs	2023	794,846	(49,888)	—	66,448	(181,178)	38,939	669,167
1.Fair values are calculated in accordance with FASB ASC Topic 718. In the case of RSUs, fair values are calculated using the closing stock price as of applicable date whether the date is grant date, a year end date or vesting date. In the case of PSUs, the fair value calculation methodology for each year end that is not the performance period end date is consistent with methodology used as of the grant date and described in greater detail in Note 17 – "Share Based Compensation" of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year-ended December 31, 2023. Fair value for PSUs as of the year end that is the performance period end date is based on rTSR in comparison to the peer group and the performance scale applicable for that PSU grant. Adjustments reported in columns above have been made using the changes in such fair values between the dates described in each header as the case may be.
2.Represents the dividends accrued each year for outstanding equity awards.
Pay Versus Performance Relationship
The following comparisons illustrate the relationships between the amounts included in the Pay Versus Performance Table for each year from 2020 through 2023, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the S&P Property & Casualty Composite Index; and (b) comparisons between (i) the compensation actually paid to the CEO, the former CEO and the average compensation actually paid to our Other NEOs and (ii) each of the performance measures set forth in columns (h), (i), (j) and (k) of the "Pay Versus Performance Table". In addition the table below lists our most important performance measures used to link CAP for our CEO, the former CEO and Other NEOs to Company performance for the fiscal year ending December 31, 2023.

Most Important Performance Measures
OROACE	Combined Ratio
TSR	Return on Risk Adjusted Capital

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Executive Compensation

AXIS 2024 Proxy Statement	95

2023 Director Compensation
Non-Management Directors
The table below sets forth information regarding compensation earned by our non-management directors in 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

W. Marston Becker	140,000	149,947	—	289,947
Charles Davis	—	269,917	—	269,917
Anne Melissa Dowling	130,000	149,947	—	279,947
Stanley Galanski(3)	—	—	—	0
Elanor Hardwick(4)	383,185	149,947	—	533,132
Michael Millegan	135,000	149,947	—	284,947
Thomas Ramey	125,000	149,947	—	274,947
Henry Smith(4)	380,676	149,947	—	530,623
Axel Theis	100,000	174,910	—	274,910
Barbara Yastine	135,000	149,947	—	284,947
Lizabeth Zlatkus	100,000	209,904	—	309,904
1.Under the terms of our 2023 Directors Annual Compensation Program, the directors were required to receive $150,000 of their 2023 annual retainer for board service in AXIS common shares and could elect to receive the remaining $100,000 of their board retainer in either shares or cash and all of their retainer(s) for 2023 committee service in shares in lieu of cash. Partial shares are excluded. In accordance with the Program, issued shares were derived using the closing stock price on January 17, 2023 ($56.35). Cash payments for annual retainers were paid semi-annually in arrears in July 2023 and in January 2024.
Mr. Davis received 4,790 shares in accordance with his election to receive the remaining portion of his annual board retainer and 100% of his committee retainers in shares. Mr. Theis received 443 shares in accordance with his election to receive 100% of his committee retainers in shares. Ms. Zlatkus received 1,064 shares in accordance with her election to receive 100% of her committee retainers in shares.
2.Represents the aggregate grant date fair value of the portion of the annual retainer required to be paid in shares of AXIS common stock in fiscal 2023, calculated in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 17 – “Share Based Compensation” of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
3.Mr. Galanski joined our Board in January 2024 and will receive the board and committee service retainers set forth in our Directors Annual Compensation Program, as described below, effective January 1, 2024.
4.Cash payment for Ms. Hardwick includes $130,676 for her service on the boards of AXIS Specialty Europe SE and AXIS Re SE from January 1, 2023 through December 31, 2023 and $132,509 for her service on the board of AXIS Managing Agency Ltd, our U.K. subsidiary, from January 1, 2023 through December 31, 2023. Cash payment for Mr. Smith includes $130,676 for his service on the boards of our Irish subsidiaries, AXIS Specialty Europe SE and AXIS Re SE, for the period January 1, 2023 through December 31, 2023.

96	AXIS 2024 Proxy Statement

2023 Director Compensation

Directors Annual Compensation Program
Our director compensation philosophy is to appropriately compensate our non-management directors for the time, expertise, and effort required to serve as a director of an international specialty underwriting company and to properly align the interests of our directors and long-term shareholders. Our director compensation program is reviewed annually by our independent compensation consultant, FW Cook, against our compensation benchmarking peer group. Although this competitive review is conducted annually, it is our practice to make changes to director pay periodically so that they can remain competitive for a longer period of time.
Pursuant to our Directors Annual Compensation Program, our directors were compensated in the form of annual retainers for Board and committee service plus additional retainers for service as non-employee Chair of the Board. Directors employed by the Company do not receive compensation for their service. Each of the directors were required to receive $150,000 of their annual Board retainer in AXIS common shares. The directors had the option to receive the remaining $100,000 of their Board retainer and all of their retainers for committee service in AXIS common shares by notifying the Company of their elections prior to January 2, 2023. The number of common shares issued was based upon the closing fair market value of the Company’s common shares on the tenth trading day in January 2023, in accordance with the Directors Annual Compensation Program.
Our directors received an annual retainer of $250,000 for Board service during fiscal year 2023. In addition, our directors received the following annual retainers for committee service during 2023:

Committee Member	Annual Retainer ($)

Audit Committee	15,000
Human Capital and Compensation Committee	10,000
Corporate Governance, Nominating and Social Responsibility Committee	10,000
Finance Committee	10,000
Risk Committee	10,000
Committee chairs received the following additional annual cash retainers:

Committee Chair	Annual Retainer ($)

Audit Committee	35,000
Human Capital and Compensation Committee	15,000
Corporate Governance, Nominating and Social Responsibility Committee	10,000
Finance Committee	10,000
Risk Committee	20,000
Mr. Smith received an additional $150,000 retainer for chair service in accordance with our Directors Annual Compensation Program.
In December 2023, our Board, based upon the recommendations of our Human Capital and Compensation Committee, approved an amended Directors Annual Compensation Program with increases to committee chair retainers. Effective January 1, 2024, the annual chair retainer for the Corporate Governance, Nominating and Social Responsibility Committee increased from $10,000 to $15,000 and the annual chair retainer for the Finance Committee increased from $10,000 to $15,000. With input from the compensation consultant, the Board made these adjustments to ensure the chair retainers for the Corporate Governance, Nominating and Social Responsibility Committee and Finance Committee appropriately value the time commitment required of our non-employee directors and are in line with the chair retainers for other committees.

AXIS 2024 Proxy Statement	97

Equity Compensation Plan Information
The following table presents information concerning our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(3)

Equity compensation plans approved by security holders	1,996,386	—	2,864,183
Equity compensation plans not approved by security holders	—	—	—
Total	1,996,386	—	2,864,183
1.Includes 1,852,894 restricted stock units and 143,492 performance stock units granted under our Existing LTEP (unearned PSUs are reflected at target while 2021 PSUs are reflected at their final multiplier of 0%).
2.There were no outstanding options or warrants at December 31, 2023.
3.Includes common shares available for issuance under our Existing LTEP as awards of stock options, stock appreciation rights, restricted stock unit awards and other equity-based or equity-related awards.

98	AXIS 2024 Proxy Statement

Audit Committee Report
The primary purpose of the Audit Committee is to assist our Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee is solely responsible for the appointment, retention and compensation of our independent registered public accounting firm. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors, as appropriate.
In performing its duties, the Audit Committee:
•has reviewed our audited financial statements for the year ended December 31, 2023 and had discussions with management regarding the audited financial statements;
•has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and
•has discussed with the independent registered public accounting firm their independence, the audited financial statements and other matters the Audit Committee deemed relevant and appropriate.
Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2023 be included in our Annual Report on Form 10-K for that year for filing with the SEC. The Board of Directors approved the Audit Committee’s recommendations.
Audit Committee
•Lizabeth Zlatkus, Chair
•Thomas Ramey
•Axel Theis
•Barbara Yastine

AXIS 2024 Proxy Statement	99

Proposal Three

Appointment of Independent Auditors

Axis 2024 Proxy Statement

Proposal 3: Appointment of Independent Auditors
The Audit Committee and our Board have recommended the appointment of Deloitte Ltd. as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm. Representatives of the firm are expected to be present at the Annual General Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Recommendation of the Board
The Board recommends that you vote “FOR” the appointment of Deloitte Ltd. as our independent registered public accounting firm and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

Axis 2024 Proxy Statement	101

Principal Accountant Fees and Services
Audit and Non-Audit Fees
Aggregate fees for professional services rendered for us by Deloitte Ltd. for the fiscal years ended December 31, 2023 and 2022 are set forth below.

	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)

Audit Fees(1)	6,497,049	5,872,892
Audit-Related Fees(2)	148,720	120,500
Tax Fees(3)	48,500	60,470
Total	6,694,269	6,053,862
1.Audit fees for the years ended December 31, 2023 and 2022 were for professional services rendered for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q, for services in connection with the audits for insurance statutory and regulatory purposes in the various jurisdictions in which we operate, and for the provision of opinions and consents relating to our filings with the Securities and Exchange Commission.
2.Audit-related fees for the years ended December 31, 2023 and 2022 were for professional services rendered for the audit of our employees’ pension plans and for internal-control related services. Audit-related fees for the year ended December 31, 2023 were also for professional services rendered in connection with the Form S-8 filing consent and for agreed upon procedures relating to a Section 144A Catastrophe Bond issuance. Audit-related fees for the year ended December 31, 2022 were also for professional services rendered in connection with the Form S-3 filing consent.
3.Tax fees for the years ended December 31, 2023 and 2022 included $38,500 and $50,470 for tax consulting services and $10,000 and $10,000 for tax compliance services, respectively.
The Audit Committee of the Board considered whether Deloitte Ltd. providing the non-audit services included in the table above was compatible with maintaining Deloitte Ltd.’s independence and concluded that it was.
Pre-Approval Policy
In September 2003, our Board adopted a policy regarding the procurement of audit services and non-audit services. The primary purpose of the policy is to ensure that we engage public accountants as external auditors to provide only audit and non-audit services that are compatible with maintaining independence. The policy requires that the Audit Committee pre-approve all audit and non-audit services for which our auditors are engaged. The Audit Committee may delegate the authority to grant pre-approvals to the Chair of the Audit Committee or, in the event of her non-availability, to any other Audit Committee member. The Chair of the Audit Committee or such other Audit Committee member must present to the Audit Committee at each scheduled meeting any pre-approvals that are granted. For the years ended December 31, 2023 and 2022, 100% of the audit fees, the audit-related fees and the tax fees were pre-approved.

102	Axis 2024 Proxy Statement

Shareholder Proposals for 2025 Annual Meeting
Shareholder proposals intended for inclusion in the proxy statement for the 2025 Annual General Meeting pursuant to Rule 14a-8 under the Exchange Act should be sent to our Corporate Secretary at AXIS House, 92 Pitts Bay Road, Pembroke HM 08, Bermuda and must be received by December 5, 2024 and otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2025 proxy materials. If the date of next year’s Annual General Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual General Meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. In addition, if a holder of our common shares intends to present a proposal at the 2025 Annual General Meeting other than pursuant to Rule 14a-8 under the Exchange Act and the proposal is not received by our Corporate Secretary by February 18, 2025 or, if the date of next year’s Annual General Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual General Meeting, a reasonable time before we mail our proxy materials for the 2024 Annual General Meeting, then the proxies designated by our Board for the 2025 Annual General Meeting may vote in their discretion on any such proposal any common shares for which they have been appointed proxies without mention of such matter in the proxy materials for such meeting.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than AXIS' nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2025.

Axis 2024 Proxy Statement	103

Voting and Meeting Information
Annual General Meeting Date and Time
Thursday, May 16, 2024 - 8:30 a.m. ADT
Location
AXIS House
92 Pitts Bay Road
Pembroke HM 08
Bermuda
Other Business
We know of no specific matter to be brought before the meeting that is not referred to in this proxy statement. If any other matter properly comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote the proxies in accordance with their best judgment on such matter.
Form 10-K and Other Matters
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, will be sent to any shareholder, without charge, by regular mail upon written request addressed to our Corporate Secretary at AXIS House, 92 Pitts Bay Road, Pembroke HM 08, Bermuda. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or in the investor relations section of our website.
To the extent that this proxy statement is incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, the sections of this proxy statement titled "Human Capital and Compensation Committee Report" and "Audit Committee Report" will not, to the extent permitted by the rules of the SEC, be deemed incorporated, unless specifically provided otherwise in such filing. No information contained on our website, https://www.axiscapital.com, is intended to be included as part of, or incorporated by reference into, this proxy statement.
Proxies Solicited By
The proxies are solicited on behalf of our Board for use at the 2024 Annual General Meeting and any adjournments or postponements thereof and we will bear the cost of the solicitation of proxies. We have engaged Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to assist us in the solicitation of proxies and the anticipated cost of such engagement is approximately $7,500 plus associated expenses. Proxies also may be solicited by our directors, officers and teammates and our subsidiaries without receiving additional compensation. The solicitation may be conducted by mail, telephone, facsimile, email, Internet and personal solicitation. Upon request, we also will reimburse brokers, banks and others who hold shares in their names, or in the names of nominees, for forwarding proxy materials to the beneficial owners.

104	AXIS 2024 Proxy Statement

Voting and Meeting Information

Date of Mailing or Availability
We anticipate mailing or making available the Notice of Annual General Meeting and the accompanying proxy statement on or about April 4, 2024.
Who Can Vote
AXIS' common shareholders of record at the close of business on March 15, 2024 will be entitled to vote at the Annual General Meeting on the basis of one vote for each share held. On March 15, 2024, there were 84,687,376 outstanding common shares entitled to vote at the Annual General Meeting.
Voting
Except as set forth in our bye-laws, each common share entitles the holder of record to one vote. In accordance with our bye-laws, shareholders whose shares constitute 9.5% or more of the voting power of our common shares are entitled to less than one vote for each common share held by them, but only in the event that a U.S. shareholder, as defined in our bye-laws, owning 9.5% or more of our common shares is first determined to exist. We will notify any shareholder whose voting power is reduced prior to the meeting.
There are three ways to vote in advance of the meeting: (i) via the Internet, (ii) by telephone, or (iii) by mailing your completed voting information form or proxy card. In addition, you may vote in person at the meeting in Bermuda.
Vote Standards
Quorum: Two or more persons present in person and representing in person or by proxy shares representing more than fifty percent (50%) of the aggregate voting power of the Company constitutes a quorum. Abstentions and "broker non-votes” will be counted for purposes of determining a quorum. A “broker non-vote” occurs when a shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion.
Majority Vote Standard: Assuming there is a quorum, the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the Annual General Meeting is required for all proposals.
Broker Non-Votes and Abstentions: Under current NYSE interpretations that govern broker non-votes, Proposal 1: Election of Directors and Proposal 2: Non-Binding Vote on Executive Compensation are considered non-discretionary matters and a broker will lack the authority to vote shares at its discretion on such proposals. In determining whether: (i) a director nominee has been elected by the shareholders; and (ii) the compensation paid to our NEOs has been approved, abstentions and “broker non-votes” will have no effect on the outcome of any of these proposals because such shares are not considered votes cast. However, Proposal 3: Appointment of Independent Auditors is considered a "discretionary" item. This means that brokers may vote in their discretion on this matter on behalf of their clients who have not furnished voting instructions. Therefore, there will be no “broker non-votes” on the appointment of Deloitte Ltd. and in determining whether the proposal has received the requisite number of affirmative votes to be approved, abstentions will have no effect on this proposal because such shares are not considered votes cast.
Proxies Submitted but Not Voted. We will count common shares held by shareholders who have signed their proxy cards or properly submitted their proxy by phone or over the Internet but have not specified how their shares are to be voted towards the presence of a quorum, and we will vote those shares in accordance with the Board’s recommendations for each of the proposals contained in this proxy statement.
Revocation of Proxies
Any shareholder giving a proxy has the power to revoke it prior to its exercise by sending notice of revocation to our Corporate Secretary in writing, by executing and delivering a subsequent proxy card or by voting in person at the Annual General Meeting. To revoke a proxy previously submitted over the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case your later vote will be recorded and your earlier vote revoked.

AXIS 2024 Proxy Statement	105

Voting and Meeting Information

Notice of Internet Availability of Proxy Materials
Any shareholder giving a proxy has the power to revoke it prior to its exercise by sending notice of revocation to our Corporate Secretary in writing, by executing and delivering a subsequent proxy card or by voting in person at the Annual General Meeting. To revoke a proxy previously submitted over the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case your later vote will be recorded and your earlier vote revoked
As permitted by SEC rules, we have elected to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our beneficial shareholders by providing access to such documents on the Internet instead of mailing printed copies. We plan to mail a Notice of Internet Availability of Proxy Materials on or about April 4, 2024. The Notice explains how you may submit your proxy, including by telephone or over the Internet, and provides instructions on how to request paper copies of our proxy materials. We believe that this process will expedite shareholders’ receipt of our proxy materials while lowering costs associated with printing and mailing and minimizing the environmental impact of printing paper copies.

106	AXIS 2024 Proxy Statement

Appendix 1: Non-GAAP Reconciliation

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME, ADJUSTED OPERATING INCOME AND
OPERATING RETURN ON AVERAGE COMMON EQUITY AND ADJUSTED
OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 AND 2021

	Years ended
	2023	2022	2021
	(in thousands, except per share amounts)
Net income available to common shareholders	$346,042	$192,833	$588,359
Net investment (gains) losses (1)	74,630	456,789	(134,279)
Foreign exchange losses (gains) (2)	58,115	(157,945)	315
Reorganization expenses (3)	28,997	31,426	—
Interest in income of equity method investments (4)	(4,163)	(1,995)	(32,084)
Income tax expense (benefit)	(17,488)	(23,177)	14,166
Operating income(5)	$486,133	$497,931	$436,477
Net losses and loss expenses (6)	425,001	—	—
Associated income tax benefit (6)	(64,038)	—	—
Adjusted operating income(7)	$847,096	$497,931	$436,477
Average common shareholders' equity	$4,401,553	$4,475,283	$4,803,175
Return on average common equity	7.9%	4.3%	12.2%
Operating return on average common equity(8)	11.0%	11.1%	9.1%
Adjusted operating return on average common equity(9)	18.5%	11.1%	9.1%
1Tax expense (benefit) of $(10) million, $(36) million and $11 million for the years ended December 31, 2023, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
2Tax expense (benefit) of $(3) million, $16 million and $3 million for the years ended December 31, 2023, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
3Tax expense (benefit) of $(5) million, $(4) million and $nil for the years ended December 31, 2023, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
4Tax expense (benefit) of $nil for the years ended December 31, 2023, 2022 and 2021, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
5 Operating income (loss) is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the table above and a discussion of the rationale for its presentation is provided later in this report.
6Net adverse prior year reserve development of $425 million, pre-tax ($361 million, post-tax) for the year ended December 31, 2023.

AXIS 2024 Proxy Statement	A-1

Appendix 1 - Non-GAAP Reconciliation

7Adjusted operating income (loss) is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the table above and a discussion of the rationale for its presentation is provided later in this report.
8Operating return on average common equity ("OROACE") is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to ROACE, the most comparable GAAP financial measure, is presented in the table above and a discussion of the rationale for its presentation is provided later in this report.
9Adjusted operating return on average common equity ("Adjusted OROACE") is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to ROACE, the most comparable GAAP financial measure, is presented in the table above and a discussion of the rationale for its presentation is provided later in this report.

AXIS CAPITAL HOLDINGS LIMITED CONSOLIDATED SEGMENTAL DATA FOR THE YEAR ENDED DECEMBER 31, 2023 (UNAUDITED)
	2023
	Insurance	Reinsurance	Total
	(in thousands)
Gross premiums written	$6,140,764	$2,215,761	$8,356,525
Net premiums written	3,758,720	1,343,605	5,102,325
Net premiums earned	3,461,700	1,622,081	5,083,781
Other insurance related income (loss)	(198)	22,693	22,495
Net losses and loss expenses	(2,080,001)	(1,313,101)	(3,393,102)
Acquisition costs	(648,463)	(352,482)	(1,000,945)
Underwriting-related general and administrative expenses(10)	(472,094)	(79,373)	(551,467)
Underwriting income (loss)(11)	$260,944	$(100,182)	160,762
Net investment income			611,742
Net investment gains (losses)			(74,630)
Corporate expenses(10)			(132,979)
Foreign exchange (losses) gains			(58,115)
Interest expense and financing costs			(68,421)
Reorganization expenses			(28,997)
Amortization of intangible assets			(10,917)
Income before income taxes and interest in income of equity method investments			398,445
Income tax expense			(26,316)
Interest in income of equity method investments			4,163
Net income			376,292
Preferred share dividends			30,250
Net income available to common shareholders		$	$346,042
Net losses and loss expenses ratio	60.1%	81.0%	66.7%
Acquisition cost ratio	18.7%	21.7%	19.7%
General and administrative expense ratio	13.7%	4.9%	13.5%
Combined ratio	92.5%	107.6%	99.9%
10Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $133 million for the year ended December 31, 2023. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above and a discussion of the rationale for its presentation is provided later in this report.

A-2	AXIS 2024 Proxy Statement

Appendix 1 - Non-GAAP Reconciliation

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
CURRENT ACCIDENT YEAR LOSS RATIO AND CURRENT ACCIDENT YEAR COMBINED RATIO FOR THE
YEARS ENDED
DECEMBER 31, 2023, 2022 AND 2021

	Years ended December 31,
	2023	2022	2021
Current accident year loss ratio	58.6%	63.3%	64.6%
Prior year reserve development ratio	8.1%	(0.5)%	(0.7)%
Net losses and loss expenses ratio	66.7%	62.8%	63.9%

	Years ended December 31,
	2023	2022	2021
Current accident year combined ratio	91.8%	96.3%	98.2%
Prior year reserve development ratio	8.1%	(0.5)%	(0.7)%
Combined ratio	99.9%	95.8%	97.5%
Rationale for the Use of Non-GAAP Financial Measures
We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this report, we present operating income (loss), operating return on average common equity ("OROACE"), adjusted operating income (loss), adjusted operating return on average common equity ("Adjusted OROACE"), underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio and current accident year combined ratio which are non-GAAP financial measures as defined in Item 10(e) of SEC Regulation S-K. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").
Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments.
Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.
Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

AXIS 2024 Proxy Statement	A-3

Appendix 1 - Non-GAAP Reconciliation

Reorganization expenses in 2023 include impairments of computer software assets and severance costs mainly attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses in 2022 included severance costs and impairments of computer software assets mainly attributable to our exit from catastrophe and property reinsurance lines of business which was part of an overall approach to reduce our exposure to volatile catastrophe risk. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).
Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).
Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.
We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is presented above.
We also present OROACE which is derived from the operating income (loss) measure and is reconciled above to the most comparable GAAP financial measure, return on average common equity ("ROACE").
Adjusted Operating Income (Loss)
Adjusted operating income (loss) represents underwriting results exclusive of net adverse prior year reserve development of $425 million, pre-tax and $361 million, post-tax for the fourth quarter of 2023. We believe that the presentation of adjusted operating income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of the fourth quarter net adverse prior year reserve development. The reconciliation of adjusted operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is presented above.
We also present adjusted OROACE which is derived from the adjusted operating income (loss) measure and is reconciled above to the most comparable GAAP financial measure, return on average common equity ("ROACE").
Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.
Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.
The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented above.

A-4	AXIS 2024 Proxy Statement

Appendix 1 - Non-GAAP Reconciliation

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.
We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.
Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).
Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).
Reorganization expenses in 2023 include impairments of computer software assets and severance costs mainly attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).
Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).
We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented above.
Current Accident Year Loss Ratio
Current accident year loss ratio represents losses and loss expenses exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting losses and loss expenses excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented above.
Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented above.

AXIS 2024 Proxy Statement	A-5

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2024 Annual General Meeting of Shareholders of AXIS Capital Holdings Limited

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